UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ASPEN INSURANCE HOLDINGS LIMITED
(Name of registrant as specified in its charter)

 (Name of person(s) filing proxy statement, if other than the registrant)

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ASPEN INSURANCE HOLDINGS LIMITED
Notice of 2016 Annual General Meeting of Shareholders
and
Proxy Statement

ASPEN INSURANCE HOLDINGS LIMITED
141 Front Street
Hamilton HM19
Bermuda
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON APRIL 21, 2016
To our Shareholders:
The annual general meeting of shareholders of Aspen Insurance Holdings Limited (the “Company” or “Aspen Holdings”) will be held at the offices of the Company, 141 Front Street, Hamilton HM19, Bermuda on April 21, 2016 at 12.00 p.m. Local Time (the “Annual General Meeting”).
The matters intended to be acted upon at the Annual General Meeting are as follows:

1.	To re-elect Messrs. Ronald Pressman and Gordon Ireland and to elect Mr. Karl Mayr as Class III directors of the Company;

2.	To provide a non-binding, advisory vote approving the compensation of the Company’s named executive officers set forth in the proxy statement (“Say-On-Pay Vote”);

3.	To approve the Company’s 2016 Stock Incentive Plan for Non-Employee Directors;

4.
To re-appoint KPMG LLP (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2016 and to authorize the Board of Directors of the Company (the “Board”) through the Audit Committee to set the remuneration for KPMG; and

5.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.
The Company will also lay before the meeting the audited financial statements of the Company for the year ended December 31, 2015 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s Bye-Laws.
The close of business on February 22, 2016 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least ten (10) days prior to the Annual General Meeting, a list of shareholders entitled to vote at the Annual General Meeting will be open for examination by any shareholder during ordinary business hours at the Company’s office located at 141 Front Street, Hamilton HM19, Bermuda.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON APRIL 21, 2016
The Proxy Statement, the Notice of Internet Availability of Proxy Materials and the Annual Report on
Form 10-K for the year ended December 31, 2015 are available at http://www.edocumentview.com/AHL and http://www.aspen.co.
The Company has taken advantage of the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials via the Internet. On or about March 10, 2016, the Company will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to all shareholders as of the record date, February 22, 2016. The Notice will contain instructions on how to gain access to the Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015. In addition, the Notice will contain instructions to allow shareholders to request copies of the proxy materials by mail. The proxy materials sent by mail will include a proxy card containing instructions to submit your proxy via the Internet or telephone, or alternatively you may complete, sign and return the proxy card by mail.
YOUR VOTE IS IMPORTANT
If you are unable to be present at the Annual General Meeting personally, please follow the instructions for submitting your proxy on the Notice you received for the meeting or, if you requested a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card, or by Internet or telephone as described on your proxy card.
By Order of the Board of Directors,
Michael Cain
Company Secretary
Hamilton, Bermuda
March 10, 2016

ASPEN INSURANCE HOLDINGS LIMITED
141 Front Street
Hamilton HM19
Bermuda
PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on April 21, 2016
The Proxy Statement, the Notice of Internet Availability of Proxy Materials and the Annual Report on Form 10-K for the year ended December 31, 2015 are available at
http://www.edocumentview.com/AHL and http://www.aspen.co
GENERAL INFORMATION
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Aspen Insurance Holdings Limited (the “Company,” “we,” “us” or “our”) to be voted at our annual general meeting of shareholders to be held at the offices of the Company located at 141 Front Street, Hamilton HM19, Bermuda on April 21, 2016 at 12:00 p.m. local time, or at such other meeting upon any postponement or adjournment thereof (the “Annual General Meeting”). Directions to the Annual General Meeting may be obtained by contacting the Company at 1 (441) 295-8201. This Proxy Statement, the Notice of Internet Availability of Proxy Materials and the accompanying form of proxy are being first mailed to shareholders on or about March 10, 2016. These proxy materials, along with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are also available for viewing at http://www.edocumentview.com/AHL and http://www.aspen.co.
Shareholders will be asked to take the following actions at the Annual General Meeting:

1.	To vote FOR the re-election of Messrs. Ronald Pressman and Gordon Ireland and the election of Mr. Karl Mayr as Class III directors of the Company;

2.	To vote FOR the approval of compensation of the Company’s named executive officers as set forth in this Proxy Statement, as part of the non-binding, advisory say-on-pay vote (“Say-On-Pay Vote”);

3.	To vote FOR the adoption of the Company’s 2016 Stock Incentive Plan for Non-Employee Directors; and

4.
To vote FOR the re-appointment of KPMG LLP (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2016 and to authorize the Board through the Audit Committee (the “Audit Committee”) to set the remuneration for KPMG.

Shareholders may be asked to consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

Proposals 1, 2, 3 and 4 each require an affirmative vote of the majority of the voting power of the votes cast and entitled to vote at the Annual General Meeting (taking into account the Company’s Bye-Laws 63 to 67). The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the Annual General Meeting, in accordance with our Bye-Laws.

As of February 22, 2016, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 60,762,721 ordinary shares of the Company, par value U.S. 0.15144558 cents per share (the “ordinary shares”), issued and outstanding. The ordinary shares are our only class of equity securities outstanding currently entitled to vote at the Annual General Meeting. Holders of ordinary shares are entitled on a poll to one vote for each ordinary share held on each matter to be voted upon by the shareholders at the Annual General Meeting.

The presence of one or more shareholders in person or by proxy holding at least 50% of the voting power (that is, the number of maximum possible votes of the shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued ordinary shares of the Company throughout the Annual General Meeting shall form a quorum for the transaction of business at the Annual General Meeting. Only recordholders or their properly appointed proxies, beneficial owners of the Company’s ordinary shares who have evidence of such ownership and provide personal identification (such as a driver’s license or passport) and the Company’s guests may attend the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a “9.5% U.S. Shareholder” is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the “Code”)) whose “controlled shares” (as defined below)

constitute 9.5% or more of the voting power of all ordinary shares and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.
The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.
In order to determine the number of controlled shares owned by each shareholder, we are authorized to require any shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any shareholder’s voting rights are to be adjusted pursuant to the Company’s Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any shareholder failing to respond to such a request or submitting incomplete or inaccurate information. “Controlled shares” will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).
Pursuant to our Bye-Laws 63 to 67, it is currently expected that there will be no adjustments to the voting power of any of the Company’s shareholders. Therefore, every shareholder will be entitled on a poll to one vote for each ordinary share held by such shareholder on each matter to be voted upon.
The Company’s Bye-Law 84 provides that if the voting rights of any shares of the Company are adjusted pursuant to Bye-Laws 63 to 67 and the Company is required or entitled to vote at a general meeting of any of its subsidiaries organized under the laws of a jurisdiction outside of the United States of America (each, a “Non-U.S. Subsidiary”), the Board shall refer the subject matter of the vote to shareholders of the Company on a poll and seek authority from the shareholders in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolutions proposed by such Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company’s corporate representative or proxy to vote against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote in the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by the Non-U.S. Subsidiary.
At the Company’s 2009 annual general meeting, shareholders approved resolutions amending the constitutional documents of the Company and its Non-U.S. Subsidiaries to modify each of their respective voting push-up provisions (which mirror those of the Company described in the preceding paragraph) found in such constitutional documents, so that such provision is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to the Company’s Bye-Laws 63-67. If voting rights are not adjusted pursuant to the above, resolutions proposed by the Company’s Non-U.S. Subsidiaries will not be voted upon by the Company’s shareholders at the Annual General Meeting.

PRESENTATION OF FINANCIAL STATEMENTS
In accordance with the Bermuda Companies Act 1981, as amended, and Bye-Law 139 of the Company, the Company’s audited financial statements for the year ended December 31, 2015 were approved by the Board and will be presented at the Annual General Meeting. There is no requirement under Bermuda law that these statements be approved by shareholders and no such approval will be sought at the Annual General Meeting.
SOLICITATION AND REVOCATION
PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE
BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy or by completing another form of proxy and, in either case, delivering an executed proxy to the Company Secretary at the address indicated on page 3 of this Proxy Statement prior to the Annual General Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her to inform such person of this appointment.
Each ordinary share represented by a properly executed proxy which is returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted “FOR” all nominees in Proposal 1, “FOR” Proposals 2, 3 and 4 and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the shareholder appointing him or her. Any shareholder who executes a proxy may revoke it at any time before it is voted by (i) delivering to the Company Secretary a written statement revoking such proxy, (ii) executing and delivering a later-dated proxy or (iii) voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in “street name” by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.
To the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the “NYSE”) that hold ordinary shares in “street name” for such beneficial owners may not vote in their discretion on non-routine matters, such as Proposals 1, 2 and 3, but have the discretion to vote on routine matters, such as Proposal 4. If beneficial owners do not provide voting instructions to their brokerage firm or other nominee, such brokerage firm or other nominee may therefore only vote their shares on Proposal 4 and any other routine matters properly presented for a vote at the Annual General Meeting.
Any “broker non-votes” and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Generally, “broker non-votes” occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Annual General Meeting shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two (2) shareholders present in person or by proxy and holding at least ten percent (10%) in the aggregate of the voting power of shares entitled to vote at such meeting (taking into account the Company’s Bye-Laws 63-67) shall be a quorum. The Company shall give not less than twenty-one (21) days’ notice of any meeting adjourned through want of a quorum and such notice shall state that two (2) shareholders present in person or by proxy and holding at least ten percent (10%) in the aggregate of the voting power of shares entitled to vote at such meeting (taking into account the Company’s Bye-Laws 63-67) shall be a quorum. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.
We will bear the cost of solicitation of proxies. We have engaged Innisfree M&A Incorporated to be our proxy solicitation agent. For these services, we will pay Innisfree M&A Incorporated a fee of approximately $15,000 plus reasonable expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT
Board of Directors of the Company
Our Bye-Laws provide for a classified Board divided into three classes of directors with each class elected to serve a term of three years. Our incumbent Class I directors were elected at our 2014 annual general meeting and are scheduled to serve until our 2017 annual general meeting. Our incumbent Class II directors were elected at our 2015 annual general meeting and are scheduled to serve until our 2018 annual general meeting. Our incumbent Class III directors were elected at our 2013 annual general meeting and will be subject for (re)election at the Annual General Meeting.
We have provided information below about our directors, including their ages, committee positions, business experience for the past five years and the names of other companies on which they serve, or have served, for the past five years. We have also provided information regarding each director’s specific experience, qualifications, attributes and skills that led the Board to conclude that each should serve as a director.
As of February 15, 2016, we had the following directors on the Board and committees:

Name	Age	Director Since	Audit	Compensation	Corporate Governance & Nominating	Investment	Risk
Class I Directors:
Christopher O’Kane	61	2002
Heidi Hutter (1)	58	2002	✓		✓		Chair
John Cavoores	58	2006					✓
Liaquat Ahamed	63	2007				Chair	✓
Albert Beer	65	2011	✓				✓
Class II Directors:
Glyn Jones	63	2006				✓
Gary Gregg	60	2013	✓	✓			✓
Bret Pearlman	49	2013		✓		✓
Class III Directors:
Richard Bucknall	67	2007	✓		✓		✓
Peter O’Flinn	63	2009	✓		Chair
Ronald Pressman	57	2011		Chair		✓
Gordon Ireland	62	2013	Chair				✓
Karl Mayr	65	2015					✓
 _________

(1)	Effective October 29, 2014, Ms. Hutter also serves as the Company’s Lead Independent Director.
Glyn Jones.  With effect from May 2, 2007, Mr. Jones was appointed as Chairman of the Board. Mr. Jones has been a director and a member of the Investment Committee since October 30, 2006. He also served as a non-executive director and Chairman of Aspen Insurance UK Limited (“Aspen U.K.”) between December 4, 2006 and May 6, 2014 and was a member of Aspen U.K.’s audit committee between September 4, 2006 and May 6, 2014. Mr. Jones is also the Chairman of Aldermore Group plc, chair of its corporate governance and nominating committee and a member of its compensation committee. Mr. Jones is also the Chairman of Aldermore Bank plc, Aldermore Group plc’s banking subsidiary. Between September 2012 and May 2015, Mr. Jones was the senior independent director, chair of the investment committee and audit committee member of Direct Line Insurance Group plc, a FTSE 100 company. He was also a director of UK Insurance Limited, a subsidiary of Direct Line, between October 2012 and May 2015. Mr. Jones was previously the Chairman of Hermes Fund Managers, BT Pension Scheme Management and Towry Holdings. Mr. Jones was the Chief Executive Officer of Thames River Capital LLP from October 2005 until May 2006. From 2000 to 2004, he served as Chief Executive Officer of Gartmore Investment Management in the United Kingdom. Prior to Gartmore, Mr. Jones was Chief Executive Officer of Coutts NatWest Group and Coutts Group, which he joined in 1997, and was responsible for strategic leadership, business performance and risk management. In 1991, he joined Standard Chartered, later becoming the general manager of Global Private Banking. Mr. Jones was a consulting partner with Coopers & Lybrand/Deloitte Haskins & Sells Management Consultants from 1981 to 1990.
Mr. Jones has over 25 years of experience within the financial services sector. He is the former chief executive officer of a number of large, regulated, international financial services groups and has served as chairman of the board in a number of other financial services companies. As a result, Mr. Jones provides the Board leadership for a complex, global and regulated financial services business such as ours.
Christopher O’Kane.  Mr. O’Kane has been our Chief Executive Officer and a director since June 21, 2002. He was also a director of Aspen U.K. between 2002 and 2014 and its Chief Executive Officer until January 2010. He also serves as a director on various other boards of the Company’s subsidiaries. Mr. O’Kane served as Chairman of Aspen Bermuda Limited (“Aspen Bermuda”) until December 2006. Prior to the creation of the Company, from November 2000 until June 2002, Mr. O’Kane served as a director of Wellington Underwriting plc and Chief Underwriting Officer of Lloyd’s Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O’Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O’Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O’Kane began his career as a Lloyd’s broker.
Mr. O’Kane has over 30 years of experience in the specialty re/insurance industry and is both a co-founder of our Company's business and its founding Chief Executive Officer. Mr. O’Kane brings his market experience and industry knowledge to Board discussions and is also directly accountable to the Board for the day-to-day management of the Company and the implementation of its business strategy.
Liaquat Ahamed.  Mr. Ahamed has been a director of the Company since October 31, 2007. Mr. Ahamed has a background in investment management with leadership roles that include heading the World Bank’s investment division. From 2004, Mr. Ahamed has been an adviser to the Rock Creek Group, an investment firm based in Washington D.C. From 2001 to 2004, Mr. Ahamed was the Chief Executive Officer of Fischer Francis Trees & Watts, Inc., a subsidiary of BNP Paribas specializing in institutional single and multi-currency fixed income investment portfolios. Mr. Ahamed has been a director of the Rohatyn Group and related series of funds since 2005 and a member of the Board of Trustees at the Brookings Institution and the Putnam Funds since 2012.

Mr. Ahamed has over 30 years of experience in investment management and previously served as the chief investment officer and Chief Executive Officer of Fischer Francis Trees & Watts, Inc. Mr. Ahamed’s investment management experience provides the Board with experience to oversee the Company’s investment decisions, strategies and investment risk appetite. As a result, Mr. Ahamed also serves as Chair of the Investment Committee and is a member of the Risk Committee.
Albert J. Beer.  Mr. Beer has been a director of the Company since February 4, 2011 and a director of Aspen Bermuda since July 23, 2014. Since 2006, Mr. Beer has been the Michael J Kevany/XL Professor of Insurance and Actuarial Science at St John’s University School of Risk Management. From 1992 to 2006, Mr. Beer held various senior executive positions at American Re-Insurance Corporation (Munich Re America). Previously, from 1989 to 1992, Mr. Beer held various positions at Skandia America Reinsurance Corporation, including that of Chief Actuary. He also has been a board member of United Educators Insurance Company since 2006, having served as Vice-Chair from 2009 to 2013. Since 2009, Mr. Beer has been a Trustee Emeritus for the Actuarial Foundation, having served as a board member from 2006 until 2009. In 2013, Mr. Beer was elected as a member of the Board of the American Academy of Actuaries, having previously served on such board from 1992 until 1994 and from 1996 until 1999. Mr. Beer was a member of the Actuarial Standards Board, which promulgates standards for the actuarial profession in the United States, from 2007 to 2012 and was its Chair from 2010 to 2011. Mr. Beer previously served as a member of the Board of the Casualty Actuarial Society.
Mr. Beer has over 30 years of actuarial experience in the insurance industry. Mr. Beer’s roles at American Re-Insurance Corporation included the active supervision of principal financial and accounting officers. In addition, Mr. Beer has extensive experience in reserving matters, which constitute the principal subjective assessments within the Company’s accounts. As a result, Mr. Beer serves as a designated financial expert on the Company’s Audit Committee and is a member of the Risk Committee.
Richard Bucknall.  Mr. Bucknall has been a director of the Company since July 25, 2007, a director of Aspen U.K. since January 14, 2008 and a director of Aspen Managing Agency Limited (“AMAL”) since February 28, 2008. Mr. Bucknall previously served as Chairman of the Compensation Committee of the Board (the “Compensation Committee”) between July 2007 and March 2015. Mr. Bucknall retired from Willis Group Holdings Limited where he was Vice Chairman from February 2004 to March 2007 and Group Chief Operating Officer from January 2001 to December 2006. While at Willis, Mr. Bucknall served as director on various boards within the Willis Group. He was also previously Chairman/Chief Executive Officer of Willis Limited from May 1999 to March 2007. Mr. Bucknall is currently the non-executive Chairman of FIM Services Limited and the non-executive Chairman of the XIS Group (comprised of Ins-Sure Holdings Limited, Ins-Sure Services Limited, London Processing Centre Ltd and LSPO Limited) where he is also a member of the audit committee. Mr. Bucknall is also currently a director of Tokio Marine Kiln Insurance Limited (formerly Tokio Marine Europe Insurance Limited), having previously served as chairman from December 2012 until February 2016 and as a director since 2010, where he is also a member of the audit and risk committees. Effective February 2016, Mr. Bucknall also serves as a director of Tokio Marine Kiln Syndicates Limited. Mr. Bucknall is a fellow of the Chartered Insurance Institute.
Mr. Bucknall has over 40 years of experience within the re/insurance broking industry and latterly served as Group Chief Operating Officer of the Willis Group. Since our revenues are primarily derived from brokers as distribution channels, Mr. Bucknall’s background in the insurance broking industry provides the Board with an experienced perspective on broking relationships and their ability to impact our trading operations. Given his broad background across a number of operational disciplines, Mr. Bucknall is a member of the Audit, Risk and Corporate Governance and Nominating Committees.
John Cavoores.  Mr. Cavoores has been a director of the Company since October 30, 2006. From October 5, 2010 through December 31, 2011, Mr. Cavoores was also the Co-Chief Executive Officer of Aspen Insurance, focusing on Aspen Insurance’s casualty and professional lines and U.S. property businesses, where he had executive oversight for Aspen Insurance’s U.S. platform. From January 1, 2012, Mr. Cavoores continued his role as a non-executive director of the Company. From September 2006 until March 2010, Mr. Cavoores was an advisor to Blackstone. During 2006, Mr. Cavoores was a Managing Director of Century Capital, a Boston-based private equity firm. From 2003 to 2005, Mr. Cavoores served as President and Chief Executive Officer of OneBeacon Insurance Company, a subsidiary of the White Mountains Insurance Group. He was employed with OneBeacon from 2001 to 2005. Among his other positions, Mr. Cavoores was President of National Union Insurance Company, a subsidiary of AIG, Inc. He spent 19 years at Chubb Insurance Group, where he served as Chief Underwriting Officer, Executive Vice President and Managing Director of overseas operations, based in London. Mr. Cavoores has been the Chairman of Guidewire Software, Inc. since June 2015 and a director since December 2012. Mr. Cavoores has also been a director of Cunningham Lindsey, Inc. since October 2014. Mr. Cavoores previously served as a director of Alliant Insurance Holdings.
Mr. Cavoores has over 30 years of experience within the insurance industry having, among other positions, formerly served as President and Chief Executive Officer of OneBeacon Insurance. As a result, Mr. Cavoores provides the Board with broad ranging business experience, with particular focus on insurance matters and strategies within the United States, and is a member of the Risk Committee.
Gary Gregg. Mr. Gregg has been a director of the Company since April 24, 2013. From May 2013 to 2015, Mr. Gregg was an advisor to Ortelius Ventures LLC. From 2011 to 2013, Mr. Gregg was engaged as a private consultant on a number of insurance and non-insurance related business purchase transactions. Prior to this, Mr. Gregg held various senior positions at Liberty Mutual Group from 1989 to 2011. From 2005 to 2011, Mr. Gregg served as President of Liberty Mutual Agency Corporation, one of Liberty Mutual Group’s four major business units. Prior to this, he served as President of Commercial Markets, another of the four major business units within Liberty Mutual Group from 1999 to 2005. Before joining Liberty Mutual Group, Mr. Gregg was a partner at KPMG Peat Marwick LLP from 1988 to 1989, where he also held various positions of increasing responsibility from 1979 to 1988. Mr. Gregg is currently a member of the executive committee, the chairman of the finance committee, and the vice-chairman of the nominating Committee of the Board of Trustees of the Museum of Science in Boston, Massachusetts, having previously served as a member of the board of governors. Mr. Gregg also serves as a trustee, member of the audit committee and chairman of the development committee at the Stimson Center. Mr. Gregg previously served as a member of the academic affairs committee and the dean’s executive council of the D’Amore School of Business at Northeastern University until 2015.
Mr. Gregg has over 25 years of experience within the insurance industry, with expertise in the U.S. property and casualty market. Mr. Gregg also has relevant entrepreneurial experience in running insurance companies through his various positions held at Liberty Mutual Group. Given his extensive operational background, Mr. Gregg also serves as a member of the Audit, Compensation and Risk Committees.
Heidi Hutter.  Ms. Hutter has been a director of the Company since June 21, 2002 and Lead Independent Director since October 29, 2014. She has served as a non-executive director of Aspen U.K. since August 6, 2002 and as a director and Chair of AMAL, the managing agent of our Lloyd’s Syndicate 4711, since February 28, 2008. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and Manager of Black Diamond Capital Partners since 2005. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd’s which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. Ms. Hutter is director of Shenandoah Life Insurance Company, a director of SBLI USA Life Insurance Company, Inc. and a director and Chair of the Audit Committee of Prosperity Life Insurance Group LLC (Shenandoah’s and SBLI’s holding company). Ms. Hutter previously served as a director and Chair of the audit committee of AmeriLife Group LLC and as a director of Aquila, Inc., Smart Insurance Company (formerly United Prosperity Life Insurance Company) and Talbot Underwriting and related corporate entities.
Ms. Hutter is a qualified actuary with over 35 years of experience within the re/insurance industry. Ms. Hutter is a recognized industry leader with relevant experience both in the United States and internationally. Ms. Hutter has particular insurance experience at Lloyd’s as she served as Project Director for the Equitas Project at Lloyd’s from 1993 to 1995, and having previously served on the board of Talbot Underwriting Ltd. (corporate member and managing agent of Lloyd’s syndicate) from 2002 to 2007. As a result of her experience, Ms. Hutter provides the Board with insight on numerous matters relevant to insurance practice. Ms. Hutter also serves as Chair of the Risk Committee and as a member of the Audit and Corporate Governance and Nominating Committees.
Gordon Ireland.  Mr. Ireland has been a director of the Company since February 7, 2013. He worked at PricewaterhouseCoopers and its predecessor firms for 36 years until 2010 where he was a member of the U.K. Firms’ Supervisory Board for nine years, serving at various times as Chairman of the Senior Management Remuneration Committee and Deputy Chairman of the Supervisory Board

and was, for a number of years, Chairman of the PricewaterhouseCoopers’ partner admissions panel. Mr. Ireland was Chairman of the PricewaterhouseCoopers’ Global International Insurance Accounting Group. Mr. Ireland represented PricewaterhouseCoopers on The Institute of Chartered Accountants in England and Wales (“ICAEW”) Accounting sub-Committee. Mr. Ireland has also represented the ICAEW on the Federation des Experts Comptables European equivalent committee and was a member of the European Financial Reporting Advisory Group Financial Instruments Working Group. As of May 27, 2015, Mr. Ireland has been a director of Iccaria Insurance ICC Ltd, a subsidiary of Arthur J. Gallagher & Co. that focuses on longevity swaps for pension funds. Mr. Ireland has also been a director of Yorkshire Building Society Group since September 2015. Mr. Ireland served as a director of Global Insurance Company Limited between March 2011 and December 2014. From July 2010 until June 2015, Mr. Ireland was a director of L&F Holdings Limited and Chief Executive of L&F Indemnity Limited, the professional indemnity captive insurance group which serves the PricewaterhouseCoopers network. He also served as a director of Lifeguard Insurance (Dublin) Limited, Catamount Indemnity Limited and Professional Asset Indemnity Limited from July 2010 to June 2015.
Mr. Ireland has over 35 years of experience within the financial services sector having worked at PricewaterhouseCoopers. As a result of his audit-led exposure to the London Market and general insurance and reinsurance markets throughout his career, Mr. Ireland provides strong insurance audit skills and technical accountancy expertise to our Board. As a result, he serves as Chair of the Audit Committee, on which he is also a designated financial expert, and as a member of the Risk Committee.
Karl Mayr. Mr. Mayr has been a director of the Company since December 2, 2015. Mr. Mayr has also served as a director of Aspen U.K. and a member of its Risk Committee since June 2015. Mr. Mayr has served as a Director of Würzburger Versicherungs-AG since 2004. Mr. Mayr worked at Axis Re Europe and Axis Reinsurance from 2003 to 2014 where his most recent roles were as Vice Chairman of Axis Reinsurance and President and Chief Executive Officer of Axis Re Europe. Prior to this, Mr. Mayr was at GE Frankona Reinsurance Company.
Mr. Mayr has over 30 years of experience in the reinsurance sector, primarily in Europe, across a number of product lines in both an underwriting capacity and in managerial roles. As a result of his experience, Mr. Mayr also serves as a member of the Risk Committee.
Peter O’Flinn.  Mr. O’Flinn has been a director of the Company since April 29, 2009 and a director of Aspen Bermuda since February 16, 2010. From 1999 to 2003, Mr. O’Flinn was Co-Chairman of LeBoeuf, Lamb, Greene & MacRae. He previously served as a director and audit committee member of Sun Life Insurance and Annuity Company of New York from 1998 until August 2013, and of Euler ACI Holdings, Inc. from 1998 until December 2013.
Mr. O’Flinn is a qualified lawyer with over 25 years of private practice experience. Mr. O’Flinn is a corporate lawyer and former Co-Chairman of LeBoeuf, Lamb, Greene & MacRae, as well as former chair of their corporate practice, and has extensive experience on legal matters relevant to both the re/insurance industry and public company legal matters generally. Mr. O’Flinn provides the Board with input on corporate initiatives and regulatory and governance matters. As a result of his experience, Mr. O’Flinn serves as the Chair of the Corporate Governance and Nominating Committee and as a member of the Audit Committee.
Bret Pearlman. Mr. Pearlman has been a director of the Company since July 24, 2013. Since 2004, Mr. Pearlman has been a Managing Director of Elevation Partners, where he is also a Co-Founder. In October 2014, Mr. Pearlman also became a Manager of HRS 1776 Partners. Previously, Mr. Pearlman worked for The Blackstone Group where he served as a Senior Managing Director from 2000 to 2004 and held various roles from 1989 to 2000. Mr. Pearlman was a board member of Forbes Media LLC from 2009 to 2014. He joined the board of CHM Holdings LLC in 2015. Mr. Pearlman continues to serve on the board of the Youth Renewal Fund Charity and the Jericho Athletic Association charity.
Mr. Pearlman has over 25 years of experience within private equity, providing a strong understanding of performance management, business models, corporate finance and capital management. His current role as Managing Director at Elevation Partners provides significant experience of the digital world and technology. As a result of his experience, Mr. Pearlman also serves as a member of the Compensation and Investment Committees.
Ronald Pressman.  Mr. Pressman has been a director of the Company since November 17, 2011. Mr. Pressman was appointed as Executive Vice President and Chief Executive Officer of TIAA Institutional Financial Services in September 2015, having previously served as Chief Operating Officer of TIAA from January 2012 until September 2015. Previously, he worked at General Electric (“GE”) Corporation for 31 years, where he was most recently President and Chief Executive Officer of GE Capital Real Estate from 2007 until 2011. From 2000 to 2007, Mr. Pressman also served as President and Chief Executive Officer of GE Asset Management and as Chairman, Chief Executive Officer and President of Employers Reinsurance. Earlier in his career, Mr. Pressman led GE energy businesses in Europe, the Middle East, Africa, Southwest Asia and the United States. Mr. Pressman previously served as a member of the board of New York Life Insurance Company from November 2011 until January 2012. He currently serves as Chairman of the national board of A Better Chance, a non-profit organization which provides leadership development opportunities for children of color in the United States. He is also a director of Pathways to College, a non-profit organization that prepares young people from deprived communities for college. Mr. Pressman is also a charter trustee of Hamilton College.

Mr. Pressman has over 30 years of experience within the financial services sector, in particular real estate, asset management and reinsurance, having worked at GE for over 30 years and served as Chief Operating Officer of TIAA until his appointment as Executive Vice President and Chief Executive Officer of TIAA Institutional Financial Services in September 2015. With his varied experience across such sectors and having held senior positions, Mr. Pressman provides further insight on a wide-range of matters including operations, insurance industry and investment management expertise. As a result of his experience, Mr. Pressman also serves as Chair of the Compensation Committee and as a member of the Investment Committee.
Review and Approval of Transactions with Related Persons
The review and approval of any direct or indirect transactions between the Company and “related persons” (directors, executive officers or any of their immediate family members) is governed by our Code of Business Conduct and Ethics, which provides guidelines for any transaction which may create a conflict of interest between us and our employees, officers or directors and members of their immediate family. Pursuant to our Code of Business Conduct and Ethics, we will review personal benefits received, personal financial interest in a transaction and certain business relationships in evaluating whether a conflict of interest exists. The Audit Committee is responsible for applying the Company’s conflict of interest policy and approving certain individual transactions.
Director Independence
Under the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, a majority of the Board and each member of the Audit, Compensation and Corporate Governance and Nominating Committees must be independent. The Board may determine a director to be independent if the director has no disqualifying relationship as enumerated in the NYSE Corporate Governance Standards and if the Board has affirmatively determined that the director has no direct or indirect material relationship with the Company. Independence determinations are made on an annual basis at the time the Board approves director nominees for inclusion in the annual proxy statement and on an ad hoc basis when a director joins the Board between annual general meetings.
The Board reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent. The Board considered Mr. Ahamed’s position as (i) advisor to the Rock Creek Group, (ii) director of Rohatyn Group and related series of funds, (iii) member of the Board of Trustees of Putnam Funds, (iv) member of the Board of Trustees of the Brookings Institution and (v) his various roles with non-profit organizations. With respect to Mr. Beer, the Board considered his position as (i) director of United Educators Insurance Company, (ii) professor at St. John’s University School of Risk Management, (iii) member of the Board of the American Academy of Actuaries and (iv) trustee emeritus for the Actuarial Foundation. With respect to Mr. Bucknall, the Board considered his position as (i) chairman, and member of the audit and risk committees, of Tokio Marine Kiln Insurance Limited (formerly Tokio Marine Europe Insurance Limited), (ii) non-executive chairman of FIM Services Limited, (iii) non-executive chairman, and audit committee member, of the XIS Group (Ins-Sure Holdings Limited, Ins-Sure Services Limited, London Processing Centre Ltd and LSPO Limited) and (iv) a fellow of the Chartered Insurance Institute. The Board considered Mr. Cavoores’ position as chairman of Guidewire Software, Inc. and as a director of Cunningham Lindsey Inc. With respect to Mr. Gregg, the Board considered his various roles with non-profit organizations. With respect to Ms. Hutter, the Board considered her positions as (i) non-executive director, and audit committee chair, of AmeriLife Group LLC, (ii) non-executive director, and audit committee chair, of Shenandoah Life Insurance Company, (iii) chief executive officer of Black Diamond Group LLC, (iv) manager of Black Diamond Capital Partners, (v) director of Prosperity Life Insurance Group, LLC, (vi) director of SBLI USA Life Insurance Company, Inc. and (vii) member of the Board of Overseers for St. John’s University. With respect to Mr. Ireland, the Board considered his position as (i) director of Iccaria Insurance ICC Ltd and (ii) director of Yorkshire Building Society Group. With respect to Mr. Mayr, the Board considered his position as director of Würzburger Versicherungs - AG. With respect to Mr. O’Flinn, the Board considered his various roles with non-profit organizations. With respect to Mr. Pearlman, the Board considered his position as (i) managing director of Elevation Partners, (ii) manager of HRS 1776 Partners, (iii) director of CHM Holdings LLC and (iv) his various roles with non-profit organizations. With respect to Mr. Pressman, the Board considered his role as executive vice president and chief executive officer of TIAA Institutional Financial Services and his various roles with non-profit organizations.
The Board made the determination that Messrs. Ahamed, Beer, Bucknall, Cavoores, Gregg, Ireland, Mayr, O’Flinn, Pearlman and Pressman and Ms. Hutter are independent and have no material relationships with the Company.
As stated above, the NYSE Corporate Governance Standards require that all members of the Audit, Compensation and Corporate Governance and Nominating Committees must be independent. The Board determined that, and as of the date of this Proxy Statement, the Company’s Audit, Compensation and Corporate Governance and Nominating Committees are comprised entirely of independent directors in accordance with the NYSE Corporate Governance Standards.
Committees of the Board of Directors
As of February 15, 2016, we had the following committees of the Board:
Audit Committee:  Messrs. Ireland, Beer, Bucknall, Gregg, O’Flinn and Ms. Hutter. The Audit Committee has general responsibility for the oversight and supervision of our accounting, reporting and financial control practices. Among other things, the Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board as to their selection and reviews the plan, fees and results of their audit. Mr. Ireland is the Chairman of the Audit Committee. The Board determined that Messrs. Beer and Ireland each qualify as an “audit committee financial expert” pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The Audit Committee held four meetings during 2015.

Compensation Committee:  Messrs. Gregg, Pearlman and Pressman. The Compensation Committee oversees our compensation and benefit policies and programs, including administration of our annual bonus pool funding and long-term incentive plans. Among other things, the Compensation Committee determines the compensation of the Chief Executive Officer, executive directors and key employees. Mr. Pressman is the Chairman of the Compensation Committee. The Compensation Committee held five meetings during 2015.
Investment Committee:  Messrs. Ahamed, Jones, Pearlman and Pressman. The Investment Committee is an advisory committee to the Board which, among other things, formulates our investment policy and oversees all of our significant investing activities. Mr. Ahamed is the Chairman of the Investment Committee. The Investment Committee held four meetings during 2015.
Corporate Governance and Nominating Committee:  Messrs. O’ Flinn and Bucknall and Ms. Hutter. The Corporate Governance and Nominating Committee establishes, among other things, the Board’s criteria for selecting new directors and oversees the evaluation of the Board. Mr. O’Flinn is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held four meetings during 2015.
Risk Committee:  Ms. Hutter, Messrs. Ahamed, Beer, Bucknall, Cavoores, Gregg, Ireland and Mayr. Among other things, the Risk Committee is responsible for establishing our risk management strategy, approving our risk management framework, methodologies and policies, and reviewing our approach for determining and measuring our risk tolerances. Ms. Hutter is the Chair of the Risk Committee. The Risk Committee held five meetings during 2015.
In addition, the Board may, from time to time, implement ad hoc committees for specific purposes. No ad hoc committees were established or held during 2015.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2015, no member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries and none of our executive officers served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on our Compensation Committee or as one of our directors.
Leadership Structure
We have separate Chief Executive Officer and Chairman positions in the Company. The Chief Executive Officer is responsible for the day-to-day management of the Company. The Chairman, who is not an employee of the Company or part of the Company’s management, provides the appropriate leadership role for the Board and is able to effectively facilitate the contribution of non-executive directors and constructive interaction between management (including executive directors) and the non-executive directors in assessing the Company’s performance, strategies and means of achieving them. As part of his leadership role, the Chairman is responsible for the Board’s effectiveness and sets the Board’s agenda in conjunction with the Chief Executive Officer.
Under the scope of his role as Chairman, Mr. Jones is more involved in the management of the Company than an independent director would be under U.S. practice and rules; however, his role and compensation under practices in other jurisdictions, such as in the United Kingdom, would not compromise his independence. The more specific chairman duties identified in Mr. Jones’ appointment letter result in greater time allocated for the operations of the Company than the other non-executive directors.
In addition, under the scope of her role as the Company’s Lead Independent Director, Ms. Hutter has the following additional responsibilities:
•coordinating and moderating executive sessions of the Board’s independent directors not less than once annually;
•working closely with the Chairman and providing support in relation to the Board’s operations and governance processes;
•acting as the principal liaison between the independent directors and the Chairman and the Chief Executive Officer;

•
monitoring, in conjunction with the Chairman, the process by which Board agendas are set to ensure the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly;

•being available to the shareholders to address any concerns or issues; and

•	performing such other duties as the Board may from time to time delegate to the Lead Independent Director to assist the Board in the fulfillment of its responsibilities.

Role in Risk Oversight
Risk Governance. In this section, we provide a summary of our risk governance arrangements and current risk management strategy. We also provide more detail on the management of core underwriting and market risks and on our internal model. The internal model is an economic capital model which has been developed internally for use in certain business decision-making processes, the assessment of risk-based capital requirements and for various regulatory purposes.
Board of Directors.  The Board considers effective identification, measurement, monitoring, management and reporting of the risks facing our business to be key elements of its responsibilities and those of the Group Chief Executive Officer and management. Matters relating to risk management that are reserved to the Board include approval of the internal controls and risk management framework and any changes to the Group’s risk appetite statement and key risk limits. The Board also receives reports at each scheduled meeting from the Group Chief Risk Officer and the Chairman of the Risk Committee as well as training in risk management processes including the design, operation, use and limitations of the internal model. As a result of these arrangements and processes, the Board, assisted by management and the Board Committees, is able to exercise effective oversight of the operation of the risk management strategy described in “Risk Management Strategy” below.
Board Committees.  The Board delegates oversight of the management of certain key risks to its Risk, Audit and Investment Committees. Each of the committees is chaired by an independent director of the Company who also reports to the Board on the committees’ discussions and matters arising.
Risk Committee:  The purpose of this committee is to assist the Board in its oversight duties in respect of the management of risk, including:

•	making recommendations to the Board regarding management’s proposals for the risk management framework, risk appetite, key risk limits and the use of our internal model;

•	monitoring compliance with the agreed Group risk appetite and key risk limits; and

•	oversight of the process of stress and scenario testing established by management.
Audit Committee:  This committee is primarily responsible for assisting the Board in its oversight of the integrity of the financial statements. It is also responsible for reviewing the adequacy and effectiveness of the Company’s internal controls and receives regular reports from both internal and external audit in this regard.
Investment Committee:  This committee is primarily responsible for setting and monitoring the Group’s investment risk and asset allocation policies and ensuring that the Chairman of the Risk Committee is kept informed of such matters.
Management Committees.  The Group also has a number of executive management committees which have oversight of certain risk management processes including the following:
Group Executive Committee:  This is the main executive committee responsible for advising the Group Chief Executive Officer on matters relating to the strategy and conduct of the Group’s business.
Capital and Risk Principles Committee:  The primary purpose of the Capital and Risk Principles Committee is to assist the Group Chief Executive Officer and the Group Chief Risk Officer in their oversight duties in respect of the design and operation of the Group’s risk management systems. In particular, it has specific responsibilities in relation to the internal model and for the establishment of risk limits for accumulating underwriting exposures and monitoring solvency and liquidity requirements.
Reserve Committee:  This committee is responsible for managing reserving risk and making recommendations to the Group Chief Executive Officer and the Group Chief Financial Officer relating to the appropriate level of reserves to include in the Group’s financial statements.
Underwriting Committee:  The purpose of this committee is to assist the Group Chief Executive Officer in his oversight duties in respect of the management and control of underwriting risk, including oversight of the independent review of the quality of each team’s underwriting.
Reinsurance Credit Committee:  The purpose of this committee is to seek to minimize credit risks arising from insurance and reinsurance counterparties by the assessment and monitoring of collateralized reinsurance arrangements, direct cedants, intermediaries and reinsurers.
Group Chief Risk Officer.  Our Group Chief Risk Officer, Richard Thornton, is a member of the Group Executive Committee. His role includes providing the Board and the Risk Committee with reports and advice on risk management issues.

Risk Management Strategy
We operate an integrated enterprise-wide risk management strategy designed to deliver shareholder value in a sustainable and efficient manner while providing a high level of policyholder protection. The execution of our integrated risk management strategy is based on:

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the establishment and maintenance of a risk management and internal control system based on a three lines of defense approach to the allocation of responsibilities between risk accepting units (first line), risk management activity and oversight from other central control functions (second line) and independent assurance (third line);

•	identifying material risks to the achievement of the Group’s objectives including emerging risks;

•	the articulation at Group level of our risk appetite and a consistent set of key risk limits for each material component of risk;

•	the cascading of key risk limits for material risks to each operating subsidiary and, where appropriate, risk accepting business units;

•	measuring, monitoring, managing and reporting risk positions and trends;

•	the use, subject to an understanding of its limitations, of the internal model to test strategic and tactical business decisions and to assess compliance with the risk appetite statement; and

•
stress and scenario testing, including reverse stress testing, designed to help us better understand and develop contingency plans for the likely effects of extreme events or combinations of events on capital adequacy and liquidity.

Risk Appetite Statement.  The risk appetite statement is a central component of the Group’s overall risk management framework and is approved by the Board. It sets out, at a high level, how we think about risk in the context of our business model, Group objectives and strategy. It sets out boundary conditions and limits for the level of risk we assume, together with a statement of the reward we aim to receive for this level of risk.
Our risk appetite statement comprises the following components:

•	Risk preferences: a high level description of the types of risks we prefer to assume and those we prefer to minimize or avoid;

•	Return objective: the levels of return on capital we seek to achieve, subject to our risk constraints;

•	Volatility constraint: a target limit on earnings volatility; and

•	Capital constraint: a minimum level of risk adjusted capital.
Risk Components.  The main types of risks that we face are summarized as follows:
Insurance risk:  The risk that underwriting results vary from their expected amounts, including the risk that reserves established in respect of prior periods are understated.
Market risk:  The risk of variation in the income generated by, and the fair value of, our investment portfolio, cash and cash equivalents and derivative contracts including the effect of changes in foreign currency exchange rates.
Credit risk:  The risk of diminution in the value of insurance receivables as a result of counter-party default. This principally comprises default and concentration risks relating to amounts receivable from intermediaries, policyholders and reinsurers. We include credit risks related to our investment portfolio under market risk. We include credit risks related to insurance contracts (e.g. credit and political risk policies) under insurance risk.
Liquidity risk:  The risks of failing to maintain sufficient liquid financial resources to meet liabilities as they fall due or to provide collateral as required for commercial or regulatory purposes.
Operational risk:  The risk of loss resulting from inadequate or failed internal processes, personnel or systems, or from external events.
Strategic risk:  The risk of adverse impact on shareholder value or income and capital of adverse business decisions, poor execution or failure to respond to market changes.
Emerging risk:  The risk that events or issues not previously identified or fully understood impact the operations or financial results of the Group.
We divide risks into “core” and “non-core” risks. Core risks comprise those risks which are inherent in the operation of our business, including insurance risks in respect of our underwriting operations and market and liquidity risks in respect of our investment activity. We intentionally expose the Company to core risks with a view to generating shareholder value but seek to manage the resulting volatility in our earnings and financial condition within the limits defined by our risk appetite. However, these core risks are intrinsically difficult to measure and manage and we may not, therefore, be successful in this respect. All other risks, including regulatory and operational risks, are classified as non-core. We seek, to the extent we regard as reasonably practicable and economically viable, to avoid or minimize our exposure to non-core risks.
Key Risk Limits.  We use the term risk limit to mean the upper limit of our tolerance for exposure to a given risk. Key risk limits are a sub-set of risk limits and are subject to annual approval by the Board on the advice of the Risk Committee as part of the annual business planning process. If a risk exceeds key risk limits, the Group Chief Risk Officer is required to report the excess and management’s plans for dealing with it to the Risk Committee.
Executive Officers
The table below sets forth certain information concerning our executive officers as of February 15, 2016:

Name	Age	Position(s)
Christopher O’Kane (1)	61	Group Chief Executive Officer
Brian Boornazian	55	Chairman of Aspen Re, President of Aspen Re America, Chief Executive Officer of North America and Performance Director of Aspen Re.
Michael Cain	43	Chief Executive Officer of Aspen Bermuda, Group General Counsel, Head of Group Human Resources and Company Secretary
David Cohen	57	President and Chief Underwriting Officer of Aspen Insurance
Lisa Gibbard	42	Chief of Operations and Group Head of IT
Karen Green	48	Chief Executive Officer of Aspen U.K. and AMAL, Group Head of Corporate Development and Office of the Group Chief Executive Officer
Ann Haugh	44	President of Aspen International Insurance and Chief Operating Officer of Aspen Insurance
Emil Issavi	43	President and Chief Underwriting Officer of Aspen Re
Scott Kirk	42	Group Chief Financial Officer
Stephen Postlewhite	44	Chief Executive Officer of Aspen Re
Robert Rheel	53	President of Aspen U.S. Insurance
Richard Thornton	44	Group Chief Risk Officer and Head of Strategy
Kate Vacher	44	Director of Underwriting
Mario Vitale	60	Chief Executive Officer of Aspen Insurance

(1)	Biography available under “—Directors” above.
Brian Boornazian.  Mr. Boornazian was appointed as Chairman of Aspen Re in August 2012 and has also served as the Performance Director of Aspen Re, Chief Executive Officer of North America and the President of Aspen Re America since August 2012. He was previously Chief Executive Officer of Aspen Re from January 2010 to August 2012 and President of Aspen Re from June 2008 until January 2010. Prior to this, he was appointed Head of Reinsurance in May 2006 and joined Aspen in January 2004 as President of Aspen Re America. Mr. Boornazian also serves as a director on various boards of the Company’s U.S. subsidiaries. Prior to joining us, Mr. Boornazian was at XL Re America where he acted in several capacities, including Senior Vice President, Chief Property Officer (responsible for property facultative and treaty, as well as marine) and Chief Marketing Officer. Mr. Boornazian began his career in 1982 at Gen Re and also held senior positions at NAC Re, Cologne Re of America and Guy Carpenter.
Michael Cain.  Mr. Cain was appointed Chief Executive Officer of Aspen Bermuda in October 2014, having served as director since July 2012. He was appointed as the Company Secretary in February 2016. He has served as our Group General Counsel since March 2008. Since June 2011, Mr. Cain has also served as Head of Group Human Resources. In addition, Mr. Cain serves as a director on various boards of the Company’s subsidiaries. Prior to joining us, Mr. Cain served as Corporate Counsel and Company Secretary to Benfield Group Limited from 2002 to 2008. Previously, Mr. Cain worked at Barlow Lyde & Gilbert LLP and Ashurst LLP.
David Cohen. Mr. Cohen was appointed President and Chief Underwriting Officer of Aspen Insurance in November 2015. He has over 35 years of insurance industry experience. Most recently, he was Global Casualty Chief Underwriting Officer at Liberty International Underwriters (“LIU”) from June 2001 to October 2015 and was President of LIU U.S. from December 2006 to October 2015. Prior to this, he was President of Casualty at Tamarack American (a division of Great American Insurance Company) for five years and worked in the Excess Casualty Division at The Home Insurance Company for 10 years. He began his career at American International Group in 1980.
Lisa Gibbard. Ms. Gibbard was appointed Chief of Operations, a new role within the group, in March 2015 and has served as Group Head of IT since January 2007, working across the business to deliver operational excellence and our Global Business Transformation Program that supports our growth and diversification goals. Ms. Gibbard was previously Head of Finance Shared Services from January 2014 to May 2015. Ms. Gibbard brings vital experience in Operations, IT management and delivery of major change programs across business and technology. In 2015, Ms. Gibbard was appointed as a trustee of Aspen U.K.’s Pensions

Committee. Prior to joining us, Ms. Gibbard worked at Aon in their IT Leadership Executive team having started her career in banking.
Karen Green.  Ms. Green has been Chief Executive Officer of Aspen U.K. and AMAL since March 2011 and a member of the board of directors of Aspen U.K. since March 2010 and AMAL since March 2008. She is also Group Head of Corporate Development and Office of the Group Chief Executive Officer. Ms. Green joined us in March 2005 as Head of Strategy and Office of the Chief Executive Officer. From 2001 until 2005, Ms. Green was a Principal with MMC Capital Inc. (now Stone Point Capital), a global private equity firm (formerly owned by Marsh and McLennan Companies Inc.). Prior to MMC Capital, Ms. Green was a director at GE Capital in London from 1997 to 2001 where she co-ran the Business Development team (responsible for mergers and acquisitions for GE Capital in Europe). She is a former director of the International Underwriting Association and a non-executive (working) member of the Council of Lloyd’s.
Ann Haugh. Ms. Haugh joined Aspen in November 2013 as Chief Underwriting Officer and Chief Operating Officer of Aspen Insurance. Ms. Haugh was appointed President of International Insurance in July 2015 at which point she relinquished her responsibility as Chief Underwriting Officer but retained her Chief Operating Officer role. In August 2015, Ms. Haugh was appointed as a director to the Aspen Risk Management Limited board and in September 2015 to the Aspen U.K. board as Co-Chief Underwriting Officer for Insurance. Prior to joining us, Ms. Haugh served as Group Chief of Staff at Zurich Insurance Group since August 2012, Chief Executive Officer of Global Corporate in the UK from February 2011 and Chief Operating Officer of Global Corporate based in Zurich from January 2009. Ms. Haugh began her career as a management liability underwriter and has worked in a variety of underwriting, operations and management roles at Great American Insurance Company, Zurich Insurance and Arch Insurance.
Emil Issavi.  Mr. Issavi was appointed President of Aspen Re in September 2014 and has served as Chief Underwriting Officer of Aspen Re since August 2012 and as a director of Aspen U.K. since February 2015. Mr. Issavi previously served as Executive Vice President of Aspen Re and Head of Casualty Reinsurance from July 2008 to July 2012 and Head of Casualty Treaty of Aspen Re America from July 2006 to June 2008. Prior to joining us, Mr. Issavi was at Swiss Re America where he was Senior Treaty Account Executive responsible for various global and national property and casualty clients from 2002 to 2006. Mr. Issavi began his reinsurance career at Gen Re as a casualty facultative underwriter.
Scott Kirk. Mr. Kirk was appointed the Group Chief Financial Officer in December 2014. Prior to this appointment, Mr. Kirk served as the Chief Financial Officer of Aspen Insurance from October 2011 to December 2014, having previously served as Group Head of Finance from May 2009 to September 2011 and Group Financial Controller from September 2007 to April 2009. In addition, Mr. Kirk serves as a director on various boards of the Company’s U.K. subsidiaries. Prior to joining us, Mr. Kirk worked at Endurance Specialty Holdings Limited, joining Endurance Re America in New York after its formation in 2002. Previously, Mr. Kirk was at Trenwick International in London working in finance and treasury for three years. Mr. Kirk began his career as an auditor at KPMG, Brisbane and is a member of the Institutes of Chartered Accountants in both England and Wales and Australia.
Stephen Postlewhite.  Mr. Postlewhite was appointed Chief Executive Officer of Aspen Re in September 2014. Prior to this appointment, Mr. Postlewhite was Group Chief Risk Officer from February 2013 to September 2014 and previously served as Head of Risk from November 2012 to February 2013, Chief Risk Officer of Aspen U.K. from September 2009 to October 2012 and Head of Risk Capital from September 2009 to October 2012. During 2012, he also served as Interim Group Chief Risk Officer. He has been a member of the board of directors of Aspen Bermuda since July 2013 and was a member of the board of directors of Aspen U.K. from April 2010 until June 2013. In addition, Mr. Postlewhite serves as Chairman of Aspen Capital Management Ltd. Prior to joining us in 2003, Mr. Postlewhite spent a year at the U.K. Financial Services Authority (now the Prudential Regulation Authority) working extensively on the development of the Individual Capital Assessment process for non-life insurers and nine years with KPMG, both in London and Sydney, working as a senior general insurance actuarial consultant, predominantly on London Market, Lloyd’s and reinsurance clients. He has been a fellow of the Institute of Actuaries since 2001. Prior to embarking on an actuarial career, Mr. Postlewhite worked as a management consultant for Andersen Consulting.
Robert Rheel. Mr. Rheel has over 30 years of insurance industry experience and joined Aspen Insurance in June 2011 as Executive Vice President of Customer, Distribution and Marketing. He was appointed President of Aspen U.S. Insurance in August 2015, prior to which he served as head of U.S. Property & Casualty Insurance and Programs and Head of Customer, Distribution and Marketing. Before joining Aspen Insurance, Mr. Rheel was the head of distribution and regional management at Zurich Financial Services and the Chief Executive Officer of Zurich Insurance, Ireland. He began his career at Cigna Insurance in 1981 before moving on to senior roles with Fireman's Fund Insurance Company and American International Group.
Richard Thornton. Mr. Thornton was appointed Group Chief Risk Officer in September 2014 and has been Group Head of Strategy since March 2014. In addition, Mr. Thornton has served as a director of Aspen European Holdings Limited since December 2015. Prior to joining us, Mr. Thornton was at Oliver Wyman since 1999 where he became a partner in 2007 and led content development for the firm’s general insurance business in the United Kingdom and Europe. His global remit provided him the opportunity to work internationally with large insurance companies in Asia, South Africa, Australia and North America and to gain a global overview of the market. Mr. Thornton worked on a wide variety of projects spanning life and general insurance, ranging from retail to global corporate and from strategy to operations, risk and finance. Previously, Mr. Thornton was an economist in the Bank of England’s monetary analysis division.
Kate Vacher.  Ms. Vacher has been our Director of Underwriting since 2007. Previously, Ms. Vacher was our Head of Group Planning from April 2003 to May 2006 and a property reinsurance underwriter since joining Aspen in September 2002. Ms. Vacher has been a member of the board of directors of AMAL since February 2010 and was appointed Chairman of Aspen Risk Management Limited in 2015. From February 2010 until March 2016, Ms. Vacher was the Active Underwriter for Syndicate 4711 (our syndicate at Lloyd’s). Prior to joining Aspen, Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and was an assistant underwriter at Syndicate 51 from 1995 until 1999.
Mario Vitale. Mr. Vitale joined us in March 2011 as President of U.S. Insurance. Mr. Vitale was Co-Chief Executive Officer of Aspen Insurance from January 1, 2012 and assumed the role of Chief Executive Officer of Aspen Insurance in June 2012. Mr. Vitale has also been a member of the Board of Directors of Aspen American Insurance Company and Aspen Specialty Insurance Company since April 2011 and as Chairman of both entities since January 2012. Mr. Vitale also serves as a director on various boards of the Company’s U.S. subsidiaries. He has 39 years of global experience across various industry leadership positions. Prior to joining us, he was at Zurich Financial Services from September 2006 until March 2011, where he was Chief Executive Officer of Global Corporate, with responsibility for all corporate business globally. He was also a member of Zurich’s Group Management Board. From 2000 to 2006, Mr. Vitale was at Willis Group Holdings, including four years as Chief Executive Officer of Willis North America. Mr. Vitale is a member of the board of trustees of St. John’s University College of Insurance in New York, the board of directors of American Institute for Chartered Property Casualty Underwriters Inc. and a past member of the board of Boys Hope Girls Hope of New York City. He is a member of the board of the American Insurance Association and was previously on the board of directors of the Council of Insurance Agents & Brokers. Mr. Vitale is also a founding board member of Blue Marble Microinsurance, a micro insurance consortium launched in 2015.
Non-Management Directors
The Board has adopted a policy of regularly scheduled executive sessions where non-management directors meet independently of management. The non-management directors include all our independent directors and Mr. Jones, our Chairman. The non-management directors held four executive sessions during 2015. Mr. Jones presided at each executive session. Shareholders and other interested parties may communicate any queries or concerns to the non-management directors by sending written communications by mail to Mr. Jones, c/o Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM19, Bermuda, or by fax to 1 (441) 295-1829. In 2015, we also held one executive session comprised solely of independent directors which was presided by Ms. Hutter, the Company’s the Lead Independent Director.
Attendance at Meetings by Directors
The Board conducts its business through its meetings and meetings of the committees. Each director is expected to attend each of our regularly scheduled meetings of the Board, the constituent committees on which that director serves and our annual general meeting of shareholders. The Board held five formal meetings in 2015. All of the Company’s directors attended the annual general meeting of shareholders held on April 22, 2015 and at least 75% of the meetings of the Board and meetings of the committees on which they serve.
Code of Business Conduct and Ethics, Corporate Governance Guidelines and Committee Charters
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) and Corporate Governance Guidelines (the “Governance Guidelines”) that apply to all of our employees, including our Group Chief Executive Officer and Group Chief Financial Officer, and directors. The Code of Conduct and Governance Guidelines outline the policies, principles, rules, regulations and law that govern the activities of the Company and its employees, officers and directors and establish guidelines for professional conduct in the workplace. Any waiver of a provision of the Code of Conduct for our directors and executive officers may be made only by the Audit Committee. We have posted the Code of Conduct and the Governance Guidelines on the Investor Relations page of our website at www.aspen.co.
The charters for each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also posted on the Investor Relations page of our website at www.aspen.co. Shareholders may request printed copies of the Code of Conduct, the Governance Guidelines and the committee charters at no charge by writing to Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton, HM19, Bermuda.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the compensation of our (i) Chief Executive Officer, (ii) Chief Financial Officer and (iii) the three most highly compensated executive officers for 2015, not including the Chief Executive Officer and the Chief Financial Officer (collectively, our “NEOs”). This Compensation Discussion and Analysis also describes the overall objectives of our compensation program, each element of compensation and key compensation decisions that the Compensation Committee of the Board (the “Compensation Committee”) has made under our compensation program and the factors considered in making those decisions.

Executive Summary
In 2015, our Say-On-Pay Vote received overwhelming support with approximately 94% of shareholders voting in favor of our compensation programs, which we believe evidences our shareholders’ support for our NEOs’ compensation arrangements and our general executive compensation practices. We believe this strong support is the result of the Company’s executive compensation program being designed to align pay and performance and reflect market competitiveness and industry best practice.

Our 2015 Named Executive Officers

Christopher O’Kane

Group Chief Executive Officer

Scott Kirk

Group Chief Financial Officer

Stephen Postlewhite

Chief Executive Officer of Aspen Re

Brian Boornazian

Chairman of Aspen Re

Emil Issavi

President and Chief Underwriting Officer of Aspen Re

Our results for 2015 were strong despite a continuing challenging environment. Reflecting the Compensation Committee’s desire to maintain strong programs aligned with our shareholders, the Compensation Committee reviewed all elements of our current executive compensation program to ensure that the overall design continues to support the Company’s financial, operational and strategic program. The Compensation Committee decided to retain the core design of our executive compensation program in fiscal year 2015 as it believes the current compensation program design continues to properly reward our executives for their performance, motivate them to work towards achieving our long-term objectives, and strengthens the alignment of their interests with those of our shareholders. Given our pay-for-performance orientation, the compensation for our NEOs in 2015 reflected these outcomes, taking into account performance against our business plans. The Compensation Committee will continue to routinely review, evaluate and, as appropriate, take into account the views of our shareholders, to enhance our compensation program.
Our Board unanimously recommends that shareholders vote “FOR” the approval of the compensation of our NEOs as disclosed in this Proxy Statement. For more information, see Proposal 2 “Non-Binding Advisory Vote on Executive Compensation.”

2015 Performance Highlights
We are pleased with our strong results for 2015 despite a continuing challenging environment. The following table highlights our 2015 performance by setting forth the year-over-year comparison of some of our key financial metrics during the past three years:

Key Metric (1)	2015	2014	2013
Operating Return on Equity (2)	10.0%	11.5%	9.7%
Diluted Book Value per Ordinary Share	$46.00	$45.13	$40.90
Adjusted Diluted Book Value per Ordinary Share Growth (3)	10.7%	13.3%	6.2%
Combined Ratio	91.9%	91.7%	92.6%
Gross Written Premiums	$3.00 Bn	$2.90 Bn	$2.65 Bn
Diluted Net Income per Share	$4.54	$4.82	$4.14

(1)	See Appendix A “Reconciliation of Non-U.S. GAAP Financial Measures” for a reconciliation of non-U.S. GAAP financial measures.

(2)	Operating return on equity is calculated using operating income after tax less preference share dividends and non-controlling interest, divided by average equity.

(3)
Adjusted diluted book value per ordinary share growth, a test for purposes of the vesting condition of our performance shares, was 10.7% for 2015. Adjusted diluted book value per ordinary share as at December 31, 2015 is calculated using the adjusted total shareholders’ equity of $2,854.1 million divided by the number of diluted ordinary shares outstanding as at December 31, 2015 of 62,240,466. This is compared to the adjusted diluted book value per ordinary share as at December 31, 2014, which is calculated using the adjusted total shareholders’ equity as at December 31, 2014 of $2,679.0 million, deducting $50.3 million of ordinary dividends issued in 2014, divided by the number of diluted ordinary shares outstanding as at December 31, 2014 of 63,448,319.

2015 Compensation Highlights
As our compensation programs are highly performance-based, our key compensation actions for 2015 reflect our strong financial performance despite a continuing challenging environment. A substantial portion of total compensation awarded to our NEOs is performance-based and is comprised of short-term annual bonus awards and long-term equity and performance share awards.

•
Based on our bonus pool funding formula and taking into account our performance throughout the year, the Compensation Committee approved an overall bonus pool funding of 75.0% of target. See “— Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive — Bonus Pool and Actual Award Levels” below for additional information.

•
Based on our 2015 adjusted annual growth in diluted book value per ordinary share (“BVPS”) test for purposes of the vesting condition for our performance shares, one-third of each of the 2013-2015, 2014-2016 and 2015-2017 performance share cycles vested at 93.5%. See “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” below for additional information.

•
To continue to align executives with the long-term interests of our shareholders, the Board approved changes to our executive share ownership guidelines requiring the members of our Group Executive Committee to own Company shares valued at two and one-half to three times their base salary effective February 2015.

The following table illustrates the compensation decisions made for our NEOs in respect of performance in 2015.(1)
(1) Represents base salary earned in the year, annual bonus for 2015 and the 2015 restricted share unit and performance share grants. In respect of the annual bonus for 2015, Messrs. O’Kane and Kirk each received a portion (73%) of their annual bonus in cash and a portion (27%) of their annual bonus in restricted share units granted on February 8, 2016. The 2015 bonus amounts for Messrs. O’Kane and Kirk reflected in the table above include both the cash and equity components of their annual bonus. The decision to grant a portion of their 2015 annual bonus in equity was taken in the context of our overall 2015 performance and 2015 bonus pool funding model and to further align their interests with our shareholders. For a description of our restricted share units, see “Executive Compensation — Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units” below. The value of the restricted share units and the performance shares granted in 2015 is based on the average closing share price during the first quarter of 2015 up to and including March 5, 2015 and therefore differs from what is contained in our 2015 Summary Compensation Table below. In the actual column, in respect of the performance shares granted in 2015, this represents 93.5% of one-third of the grant which has been earned based on our growth in diluted BVPS of 10.7% in 2015 and assumes 100% vesting for the remaining two tranches. For the performance shares and restricted share units, valuation is based on the grant date fair values of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeitures related to service-based vesting conditions.

The Link Between Pay and Performance
We did not make significant changes to our executive compensation programs in 2015. We continued to maintain a strong link between pay and performance, while balancing our performance and retention objectives, and to align our compensation programs with our objectives and compensation philosophy.
Each year, the Compensation Committee engages its independent advisor, Towers Watson, to conduct a review of the alignment between our pay and performance for our Chief Executive Officer as compared to our peers. For the five-year period from January 1, 2010 through December 31, 2014, Towers Watson reviewed the relative realizable pay of Mr. O’Kane as compared to the following three key financial measures for our industry and shareholders: total shareholder return, return on equity and BVPS. For the purpose of this analysis, realizable pay is defined as base salary, actual annual bonus paid and the current value of long-term incentives earned within the period (the value of restricted share units, the in-the-money value of share options as of December 31, 2014 and any actual award earned or vested and issued under a performance plan).
The Compensation Committee believes that Mr. O’Kane’s realizable pay relative to peers was at a level that is supported by the Company’s relative performance measured by the selected key financial measures. It came to this conclusion when considering that both the Chief Executive Officer’s realizable pay and the composite performance, which reflects a straight average of the percentile rank for each of the three performance measures over the five-year period as discussed above, are reasonably aligned.
Our Executive Compensation Program and Philosophy
We encourage a performance-based culture throughout the Company, and at senior levels we have developed an approach to compensation that aligns the executive’s compensation with his or her performance and contribution to the results of the Company. Overall, our compensation programs are designed to link variable compensation to the achievement of the Company’s financial and strategic goals while meeting high governance standards and encouraging an appropriate level of risk. We seek to create a total compensation opportunity for NEOs with the potential to deliver actual total compensation at the upper quartile of peer companies for high performance relative to competitors and the Company’s internal business objectives.
The three elements of total direct compensation for our executives are (i) base salary, (ii) annual bonus and (iii) long-term incentive awards. Unlike base salary, which is non-discretionary compensation, annual bonus and long-term incentive awards each represent variable compensation. These three elements are balanced such that each executive has an appropriate amount of long-term pay that is contingent on performance. This relationship is illustrated in the table below, which shows each element of total target direct compensation for 2015 and demonstrates that a majority of each of our NEOs’ pay for 2015 was delivered through performance-based compensation (86% for the Chief Executive Officer and 80% on average for the other NEOs) with a significant portion realized over more than one year when performance warrants. Equity awards in particular are intended to encourage alignment of our executives’ interests with those of our shareholders over the long term.

Compensation Element	Key Philosophical Underpinning	Mix of 2015 Total Target Direct Compensation
		Chief Executive Officer	Average Other NEOs
Base Salary	• Attract and retain key talent • Provide financial certainty and stability	14%	20%
Annual Cash Incentive	• Incentivize and motivate executives to meet or exceed our short-term business and financial objectives • Promote team orientation by encouraging participants in all areas of the Company to work together to achieve common Company goals	25%	28%
Long-Term Incentive (Performance Shares and Restricted Share Units)	• Incentivize and motivate executives to achieve key long-term business priorities and objectives • Align executives’ interests with shareholders’ interests • Foster a long-term focus to increase shareholder value • Attract and retain key talent • Encourage executive share ownership	61%	52%
We also provide our NEOs with employee benefits and perquisites and severance and change of control benefits.

Compensation Element	Key Philosophical Underpinning

Benefits and Perquisites
• Attract and retain key talent
• Provide for safety and wellness of executives
• Provide financial security for retirement
• Enhance executive productivity
• Provide certain expatriate relocation needs as well as specific local market practices that are competitive

Severance and Change of Control Benefits
• Attract and retain key talent
• Provide financial security in the event of termination
• Allow our executives to continue to focus their attention on our business operations in the face of the potentially disruptive impact of a change of control transaction and allow our executives to assess potential strategic actions objectively without regard to the potential impact on their own job security

All elements of total compensation are considered together rather than considering each element in isolation. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, annual bonus and long-term incentive awards.

Market Intelligence
A core principle of our compensation program and philosophy is that shareholders are best served when the compensation packages of our senior executives are competitive and fair. A fair compensation package is one that reflects the executive’s market value and personal contribution to the business. To ensure our compensation levels and programs are competitive with those companies with which we compete for talent, we review external market data including:

●   research of peer company proxy and/or annual reports;
●   publicly available compensation surveys from reputable survey providers;
● advice and tailored research from compensation consultants; and
●   experience with recruiting senior positions in the marketplace.

The Market for Talent
Our business model is unique in that we are a U.S.-listed company, domiciled in Bermuda but with significant operations in the U.K. As we employ senior executives in all three markets, our compensation plans strive to be considerate of the varying nature of these geographies. In addition, we operate in both the insurance and reinsurance businesses, whereas many of our competitors for executive talent focus on one primary business.

We utilize a peer group for purposes of reviewing our executive compensation levels and programs. Our peer group is regularly reviewed and reflects companies similar to us in terms of size and business mix and reflects those companies we compare to in terms of assessing our business performance. In 2015, the Compensation Committee, with the advice of Towers Watson, approved changes to our peer group as a result of industry consolidation and our continued growth. The Compensation Committee also approved the removal of our “near” peer group in 2015 which was previously used in certain circumstances for benchmarking specific roles or reviewing the practices of other companies. Our revised peer group is as follows:

Peer Group
Alleghany Corporation	Everest Re Group, Ltd.
Allied World Assurance Company Holdings, AG	Hiscox Ltd.
Amlin Plc	Markel Corporation
Arch Capital Group Ltd.	PartnerRe Ltd.
Argo Group International Holdings Ltd.	RenaissanceRe Holdings Ltd.
Axis Capital Holdings Limited	Validus Holdings, Ltd.
Beazley Plc	White Mountains Insurance Group, Ltd.
Endurance Specialty Holdings Ltd.	XL Group Plc

Determining Individual Compensation Levels
Although the Company’s results remain the focus of our performance-based programs, the Compensation Committee considers quantitative and qualitative factors in making compensation determinations due to the highly volatile nature of our industry and the potentially significant external factors impacting our business. In particular, the individual contributions of our executives are important to our business and therefore may determine both the allocation of our bonus pool and individual long-term incentive awards granted each year.
Individual contributions to our corporate goals are taken into consideration through our annual appraisal process, whereby at the outset of each year objectives are established and achievement of these goals is assessed at the end of each performance year. For all NEOs, other than himself, the Chief Executive Officer provides recommendations to the Compensation Committee with regard to individual performance.
The following table outlines the 2014 and 2015 individual achievements for each NEO considered by the Compensation Committee in making its compensation determinations. The 2014 achievements help determine any base salary increases and long-term incentive awards granted in early 2015 and the 2015 individual achievements help determine bonus amounts earned for performance in 2015 and paid in early 2016.

Named Executive Officer	2014 Individual Achievements	2015 Individual Achievements
Christopher O’Kane
●  Achieved the 2014 business plan.
●   Successfully executed all new initiatives, including Finance Shared Services.
●  Met or exceeded the business plan target for third-party capital under management and for fee generation under Aspen Capital Markets division.
●   Implemented enhanced performance management systems to ensure effective employee differentiation in a manner which supports overall strategy.
●   Assessed opportunities for future development and successfully defended against Endurance’s unsolicited approach for an inadequate offer, which our Board believed significantly undervalued the Company.
●  Maintained adequate capital and liquidity across the Group and maintained efficient capital management.

●  Materially achieved the 2015 business plan within the Group's risk tolerances and underwriting disciplines.
●  Finalized Group Target Operating Model and developed a comprehensive implementation plan for execution.
●  Continued to strengthen Aspen's leadership and management teams, particularly in Insurance.
●  Continued growth and development of Aspen Capital Markets ("ACM") initiatives, including Silverton, our sidecar, and other collateralized reinsurance arrangements.
●  Continued to integrate International and U.S. Insurance.
●  Achievement of internal model approval and Solvency II compliance by January 1, 2016.

Scott Kirk
● Provided advice on numerous strategic and operational matters even prior to his appointment as Group Chief Financial Officer.
●  Made an excellent transition to his new responsibilities as Group Chief Financial Officer.
●  Performed well at our 2015 planning session and built on his relationships with investors, analysts and other stakeholders.

●  Helped to materially achieve the 2015 business plan.
●  Successful transition to the Group Chief Financial Officer role.
●  Successful oversight of the Solvency II Pillar 3 regulatory reporting requirements.
●  Continued execution of Finance Shared Services plan.
●  Worked as an effective and collaborative member of the Group Executive Committee.
●  Implemented further development in Group Finance, upgraded talent and led senior finance leadership workshops.
●  Executed successful share repurchases.

Stephen Postlewhite (1)
●  Oversaw the implementation of our business plan to ensure we are Solvency II compliant.
●  Kept senior management and boards appraised of all major risk issues and maintained the Group Risk Management framework and the Group Risk Appetite Statement.
●  Strengthened the price adequacy and rate monitoring control processes.
●  Contributed to Aspen's strategy, with particular focus on third party capital, and improved the framework for considering the marginal contribution of business lines to our profitability.
●  Reviewed the balance of risk and reward across underwriting and investments to ensure the best use of capital.
●  Performed optimization of the investment portfolio.

●  Exceeded delivery of Aspen Re's 2015 business plan as measured by gross written premium, underwriting profit and combined ratios.
●  Executed key strategic initiatives, including the opening of new offices and the creation of new products
●  Broadened Aspen’s partnership with alternative capital by continuing to expand the activities of Aspen Capital Markets
●  Worked as an effective and collaborative member of the Executive Committee
●  Advanced marketing and distribution process which helped lead to greater submission flow, new opportunities and closer and more intensive broker relationships
●  Improved alignment within Aspen Re across geographies and senior management
●  Developed plan to improve diversity in Aspen Re leadership team

Brian Boornazian
●  Ensured Aspen Re delivered on its 2014 business plan.
●  Supported distribution strategy for expansion with core clients in each region and ensured the successful implementation of the U.S. regional, agriculture and surety business initiatives.
●  Worked with the Aspen Re leadership to significantly enhance Aspen Re’s marketing strategy.
●  Ensured that 100% of audits were satisfactory and that there were no significant compliance breaches in Aspen Re.
●  Provided leadership to our ARA operation in Rocky Hill and addressed the operational requirements of the U.S. platform as a whole.

●  Exceeded delivery of Aspen Re's 2015 business plan as measured by net income, loss ratio, and combined ratio.
●  In conjunction with others, refined and implemented Aspen Re’s distribution and marketing strategy.
●  Ensured the successful implementation of the U.S. regional initiative through marketing, client contact, product support and technical guidance.
●  Continued growth and development of Aspen Capital Market initiatives, including successful renewal of Silverton and other collateralized reinsurance arrangements.
●  Helped to ensure Aspen Re achieved satisfactory audits.
●  Worked as an effective and collaborative member of the senior executive team.

Emil Issavi
●   Achieved the 2014 business plan as measured by GWP, Combined ratio and ROE.
●   Successfully rationalized Product head and Managing director responsibilities and reporting lines to achieve a more efficient management reporting structure within Aspen Re.
●   In conjunction with the Group Chief Executive Officer and the Chief Executive Officer of Aspen Re, developed the next phase of the Aspen Re strategy.
●   Ensured that 100% of audits were satisfactory and that there were no significant compliance breaches in Aspen Re.
●   Supported the development of our successful distribution and marketing strategy.

●  Exceeded delivery of the 2015 business plan as measured by GWP, combined ratio and ROE
●  Facilitated the underwriting of a number of large, profitable new contracts which enhanced GWP growth
● Ensured that underwriting standards properly cascaded through Aspen Re’s regional structure
●   Ensured all audits were satisfactory and there were no significant compliance breaches in Aspen Re
●   Worked with the Chief Executive Officer and Chairman of Aspen Re to successfully execute Aspen Re’s strategy
● Successfully assumed the role of Chief Underwriting Officer for Aspen U.K.

(1) Mr. Postlewhite’s achievements in 2014 were in connection with his role as Group Chief Risk Officer prior to his appointment as Chief Executive Officer of Aspen Re in September 2014.

Based on Company performance, the performance of our business segments and teams, and the achievement of individual objectives, the following table summarizes the key compensation decisions made in 2015 for each of our NEOs. Details of these actions are described in more detail in the sections below. The compensation for Messrs. O’Kane and Kirk in 2015 reflects our overall Group results and the fact that their annual bonus is established 100% by reference to group results, whereas the compensation for Messrs. Postlewhite, Boornazian and Issavi reflect the relative over-performance of Aspen Re. See “Elements of Compensation — Annual Cash Incentive — Annual Incentive Pool Funding Components” below for the weighting of each component of compensation for each of our NEOs.

Named Executive Officer	2015 % Salary Increase (1)	2015 Actual Bonus Awarded (2)	2015 Actual Bonus Awarded (% of Target)	Grant Date Fair Value of 2015 Performance Shares (2015-2018)	Grant Date Fair Value of Restricted Share Units (2015-2018)	Value of 2015 Performance Shares Earned in 2015 (3)
Christopher O’Kane	3.3%	$1,257,066	76%	$2,619,082	$926,849	$1,013,044
Scott Kirk	2.9%	$411,603	77%	$654,751	$231,681	$253,285
Stephen Postlewhite	0.0%	$1,007,510	120%	$1,145,844	$405,473	$443,249
Brian Boornazian	2.0%	$826,000	100%	$982,146	$347,543	$379,928
Emil Issavi	0.0%	$907,500	110%	$982,146	$347,543	$379,928

(1)	Represents increase of salary rate in effect at year-end 2015 over the rate in effect at year-end 2014.

(2)
Messrs. O’Kane and Kirk each received a portion (73%) of their annual bonus in cash and a portion (27%) of their annual bonus in restricted share units granted on February 8, 2016. The 2015 bonus amounts for Messrs. O’Kane and Kirk reflected in the table above include both the cash and equity components of their annual bonus. The decision to grant a portion of their 2015 annual bonus in equity was taken in the context of our overall 2015 performance and 2015 bonus pool funding model and to further align their interests with our shareholders. For a description of our restricted share units, see “Executive Compensation — Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units” below.

(3)
93.5% of one-third of the 2015 performance shares granted were eligible to be earned and “banked” based on the 2015 diluted BVPS growth test described in “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” below. Value is based on a closing price of $48.30 per share of the Company’s ordinary shares on December 31, 2015, as reported by the NYSE. All performance shares earned remain outstanding until the completion of a three-year service-vesting period.

Elements of Compensation
Base Salary
Although base salary is not the primary element of the total direct compensation for our NEOs, it remains a critical component of our pay program and allows us to attract and retain key talent. Base salary is normally a fixed amount based on relevant market comparisons and any increases to base salary for our NEOs are based on their performance and awarded at the discretion of the Compensation Committee based on the recommendations made by our Chief Executive Officer (other than with respect to himself). In the case of the Chief Executive Officer, the Chair of the Compensation Committee develops any recommended changes to base salary and is provided with information and advice by Towers Watson.
We consider numerous factors when reviewing base salary, including:

•	our goal to generally provide base salaries at the median of the relevant market for similar roles;

•	our overall merit increase budget;

•	the performance of the business and the executive;

•	the historical context of the executive’s compensation;

•	the importance and responsibilities of the role;

•	the experience, skills and knowledge brought to the role by the executive; and

•	the function undertaken by the role.

The annual salary review process is governed by an overall budget related to market conditions in the relevant employment markets and broader economic considerations. Our annual salary review process is not intended to be solely a “cost of living” increase or a contractual entitlement to salary increases. Within this overall governing budget, individual salary increases are discretionary and take into account the above-mentioned factors and internal equity considerations. We believe this approach mitigates the risk associated with linking salary increases to short-term outcomes. In the last three years, the overall budget for salary increases averaged 3.0% per annum.
Base salary increases for our NEOs in 2015 generally reflect typical market movement.

Each of our NEOs have an employment agreement with either the Company or one of the Company’s subsidiaries that specifies their initial base salary. Generally, our NEOs are entitled to an annual review of their base salary with any changes effective as of April 1 of the relevant year. Although we conduct an annual review of base salaries, we are not legally obligated to increase salaries. However, we are contractually precluded from decreasing salaries.

The following table summarizes the 2015 base salary increases for our NEOs. For 2015, the average base salary increase for our NEOs was 1.64%.

Named Executive Officer	2014 Annualized Base Salary (1)	2015 Annualized Base Salary (1)	% Increase
Christopher O’Kane (2)	$920,100	$950,770	3.3%
Scott Kirk (2) (3)	$521,390	$536,725	2.9%
Stephen Postlewhite (2) (4)	$559,728	$559,728	0.0%
Brian Boornazian	$600,000	$612,000	2.0%
Emil Issavi (5)	$550,000	$550,000	0.0%

(1)	Represents salary rate at year-end 2014 and 2015, respectively.

(2)
Compensation paid to Messrs. O’Kane, Kirk and Postlewhite was denominated in British Pounds. To demonstrate the quantum of salary increases, amounts for both 2014 and 2015 were converted into U.S. Dollars at the exchange rate of $1.5335 to £1, the average exchange rate for 2015. The average exchange rate for 2015 was calculated based on a monthly exchange rate, sourced from a third-party provider, averaged over the 2015 calendar year.

(3)
Mr. Kirk’s 2014 annualized base salary represents his salary at year-end 2014 after taking into account his “acting-up” allowance of £8,168 ($12,526) in 2014, which is the pro rata amount of £106,190 ($162,842), to provide him with a salary equivalent of £340,000 ($521,390) in connection with his appointment to the position of Group Chief Financial Officer in December 2014.

(4)
Mr. Postlewhite entered into a new service agreement with Aspen Insurance UK Services Limited (“Aspen Services”) in September 2014 in connection with his appointment to the position of Chief Executive Officer of Aspen Re. In connection with such appointment, Mr. Postlewhite’s salary increased from £329,000 ($505,442) to £365,000 ($559,728), which represented an 11% increase. As a result, he did not receive a salary increase during the annual salary review in early 2015.

(5)
Mr. Issavi received a salary and bonus adjustment in October 2014 in connection with his appointment to the position of President of Aspen Re in September 2014. In connection with such adjustment, Mr. Issavi’s salary increased from $500,000 to $550,000, which represented a 10% increase, and a bonus potential increase from 120% to 150% of base salary. As a result, he did not receive a salary increase during the annual salary review in early 2015.

Annual Cash Incentive
Our annual cash incentive program is a strategic and important element of our total direct compensation program and is key for measuring and rewarding performance in the short-term. Annual cash bonuses are intended to reward executives and other staff for consolidated annual performance, individual team results and individual achievements and contributions over the previous fiscal year.
Annual Incentive Pool Funding Components
In early 2012, the Compensation Committee approved changes to our bonus pool funding mechanism to allow for a component of the bonus for our underwriting population to be funded equally based on corporate performance in terms of operating return on equity and business segment performance against return on allocated equity. The following table illustrates the weighting of each component for each of our NEOs.

Executive Group	Corporate Funding	Business Segment Funding
Chief Executive Officer	100%	0%
Corporate Executive Committee Members (Scott Kirk)	100%	0%
Underwriting Executive Committee Members (Messrs. Boornazian, Postlewhite, and Issavi)	50%	50%
Pool Funding Measures and Achievement
Consistent with our historic practice, the corporate component of our annual incentive pool funding for 2015 was quantitative and based on performance against the Company’s operating return on equity (including accumulated other comprehensive income) to better represent performance relative to the total ordinary shareholders’ accumulated investment in the business and retained earnings.

The Compensation Committee established the 2015 corporate operating return on equity (including accumulated other comprehensive income) bonus pool funding target based on our business plans and an assessment of the investment and business cycle. The corporate component of the annual incentive pool is funded at:

•	100% upon achievement of an operating return on equity of 11.0% (including other comprehensive income),

•	50% upon achievement of an operating return on equity of 7.33% (including other comprehensive income) and

•	140% upon achievement of an operating return on equity of 16.5% (including other comprehensive income).

For a reconciliation of return on equity to operating return on equity, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A.
Our underwriting teams, including our NEOs responsible for an underwriting team or segment, had a portion of their bonus pool funding based on business segment return on allocated equity performance against plan for 2015. To determine the funding levels for each underwriting team, the Chief Executive Officer presented the Compensation Committee with a scorecard summarizing return on allocated equity performance against plan and other considerations pertinent for the Compensation Committee to review in making the pool determination.
Based on the bonus pool funding formula and taking into account performance throughout the year, the Compensation Committee approved an overall bonus pool funding of 75% of target for 2015.
Bonus Potential and Actual Award Levels
Each eligible employee is allocated a “bonus potential” which expresses the amount of bonus they should expect to receive if the Company, the team to which they belong and themselves individually perform at target. While individual bonus potentials are not capped, there is a cap on the formulaic bonus pool funding in any one year.
Once the bonus pool is established, underwriting and functional teams are allocated portions of the bonus pool based on team performance as assessed by the Chief Executive Officer, considering both quantitative and qualitative performance and risk data. Individual bonuses are then allocated based on achievement against individual objectives set forth in the beginning of each year and evaluated during the annual performance review, as well as qualitative analysis, risk data and cultural and behavioral aspects of performance. Individual objectives may be qualitative and/or quantitative and may include financial goals, enhanced efficiencies and expense reduction, talent development or other strategic initiatives. Individual objectives may change one or more times during the year in order to ensure they remain fair, relevant and responsive to the complex and dynamic nature of our business.
We believe basing awards on a variety of factors diversifies the risk associated with any single indicator. In particular, individual awards are not tied to formulas, which we believe could focus executives on specific short-term outcomes that might encourage excessive risk-taking. In addition, through the exercise of prudent judgement, the Compensation Committee may adjust awards as it deems appropriate.

In determining each of our NEO’s annual bonus for 2015, the Compensation Committee took into account our financial performance during 2015, including our results in each of our insurance and reinsurance segments, the achievement of our NEOs’ 2015 individual objectives (each as described above), and the Compensation Committee’s determination of our progress to date in executing our long-term goal to deliver enhanced returns to shareholders. The following table provides a comparison of bonus potential and actual awards for each of our NEOs.

Named Executive Officer	2015 Bonus Potential		2015 Actual Bonus
	% of Base Salary	$ Value	% of Base Salary	$ Value	% of Bonus Potential
Christopher O’Kane (1)	175%	$1,663,848	133%	$1,257,066	76%
Scott Kirk (1)	100%	$536,725	77%	$411,603	77%
Stephen Postlewhite	150%	$839,591	180%	$1,007,510	120%
Brian Boornazian	135%	$826,200	135%	$826,000	100%
Emil Issavi	150%	$825,000	165%	$907,500	110%
(1) Messrs. O’Kane and Kirk each received a portion (73%) of their annual bonus in cash and a portion (27%) of their annual bonus in restricted share units granted on February 8, 2016. The 2015 bonus amounts for Messrs. O’Kane and Kirk reflected in the table above include both the cash and equity components of their annual bonus. The decision to grant a portion of their 2015 annual bonus in equity was taken in the context of our overall 2015 performance and 2015 bonus pool funding model and to further align their interests with our shareholders. For a description of our restricted share units, see “Executive Compensation — Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units” below.
Long-Term Equity Incentives
For our NEOs, long-term equity compensation reflects the largest single portion (61% for 2015 in the case of the CEO and an overall average of 52% for 2015 in the case of our other NEOs) as well as the most critical component of their total target direct compensation package. We believe this approach continues to strongly align the interests of our executives with those of our shareholders and serves as an effective retention tool.

In order to balance our performance and retention objectives and align our program with the types of programs offered by our peers, the Compensation Committee approved a portfolio approach to delivering equity for 2015. For our NEOs, 75% of the award was delivered in the form of performance shares and the remaining 25% was delivered in the form of time-based restricted share units. The mix is weighted so that a greater portion of our NEOs’ long-term equity compensation is performance-based and aligned with our shareholders’ interests. The portion delivered in time-based restricted share units is intended to serve as an ongoing retention tool and a continuing link to shareholder value, given that the value of the restricted share units increases only to the extent that the Company’s share price increases. The portion delivered in performance shares deliver value to our NEOs if the shares are earned over the performance period based on pre-determined financial metrics and the value of the performance shares is also linked to the value of the Company’s shares.

2015 Grant
When making 2015 award determinations, the Compensation Committee considered numerous factors, including:

•	cost and annual share usage;

•	number of employees who will be participating in the plan;

•	market data from competitors;

•	individual achievements against objectives; and

•	retention and motivation needs for key employees.

Grants of time-based restricted shares made in 2015 typically vest in three equal installments over three years subject to continued service with the Company. The performance shares granted in 2015 are subject to a three-year service vesting period with a separate annual growth in BVPS test for each calendar year during the vesting period (one-third of the award may be earned in each calendar year). Any portion of the performance shares earned based on the annual BVPS growth is deemed “banked” or

“earned” and issued following completion of the three-year service-vesting period. Other than with respect to special equity awards that the Compensation Committee elects to grant from time to time, the Compensation Committee typically makes determinations with respect to and grants annual long-term equity compensation at its February meeting each year.

The table below provides a summary of the equity awards made for each NEO in 2015:

Named Executive Officer	Performance Shares		Restricted Share Units
	Target # of Shares Awarded	Grant Date Fair Value of Award	# of Shares Awarded	Grant Date Fair Value of Award
Christopher O’Kane	67,294	$2,619,082	22,431	$926,849
Scott Kirk	16,823	$654,751	5,607	$231,681
Stephen Postlewhite	29,441	$1,145,844	9,813	$405,473
Brian Boornazian	25,235	$982,146	8,411	$347,543
Emil Issavi	25,235	$982,146	8,411	$347,543

2015-2017, 2014-2016 and 2013-2015 Performance Share Cycles
The Compensation Committee determined that the annual performance measure for the 2015 performance share grant, which covers the 2015-2017 cycle, would be based on annual growth in diluted BVPS. This is consistent with the performance measure for the 2013 and 2014 performance share grants which cover the 2013-2015 and 2014-2016 cycles.
As noted above, the performance shares granted in each of 2013, 2014 and 2015 are subject to a three-year service vesting period with a separate annual growth in diluted BVPS test for each calendar year during the vesting period (one-third of the award may be earned each calendar year). Any portion of the performance shares earned based on the BVPS growth is deemed “banked” or “earned” and issued following completion of the three-year service-vesting period.
To ensure that the Company performs consistently over the long-term, the maximum number of shares that may be earned with respect to a fiscal year will be limited to the “target” for such fiscal year if the average BVPS growth for such fiscal year and the immediately preceding fiscal year does not exceed the “threshold” average for that same period. However, if the Compensation Committee determines that performance may be due to circumstances outside of the executive’s control, such as rising interest rates and bond yields, they may in their discretion disregard this limitation and provide for an award above target.
The Compensation Committee establishes the annual growth in BVPS test taking into account the Company’s business plans, to the extent practicable, at the beginning of each fiscal year. For 2015, the performance criteria for the 2015 annual growth in BVPS test (for which one-third of the 2015-2017, one-third of the 2014-2016 and one-third of the 2013-2015 performance share grants may be earned) is as follows:

Performance Level	2015 Growth in Adjusted Diluted Book Value per Ordinary Share	Approximate Resulting Shares Earned (as a % of target) (1)
Threshold	5.6%	10.0%
Target	11.1%	100.0%
Maximum	22.2%	200.0%

(1)
Shares earned will be determined on a straight line basis between 10% and 100% if growth in BVPS is between threshold and target and between 100% and 200% if growth in BVPS is between target and maximum.

For purposes of the annual growth in the diluted BVPS test, diluted BVPS is defined as the diluted BVPS (as adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year), as calculated in accordance with the accounting policies and definitions adopted for purposes of preparation of the Company’s annual audited financial statements. The definition of diluted BVPS growth for purposes of the annual growth in diluted BVPS test for 2015 excludes (i) accumulated other comprehensive income, (ii) all transactional expenses incurred in connection with any transaction which, if consummated, would result in a change in control including, without limitation, the cost of defending against any such transaction and any third-party legal and advisory costs and (iii) the impact of any capital management actions, including share repurchases and special dividends. See Appendix A “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted total shareholders’ equity to total shareholders’ equity for purposes of the diluted BVPS test. The Compensation Committee determined that it was appropriate to exclude accumulated other comprehensive income because management does not have any control over interest rate movements and credit spread movements, each of which can be fairly significant and adversely impact growth in BVPS. Furthermore, the Compensation Committee determined that the other exclusions from the calculation of growth in BVPS were similarly outside the control of management and therefore warranted exclusion. The Compensation Committee will continue to review and evaluate the performance measure for our performance share grants in the future.

Based on the growth in diluted BVPS as described above, the awards resulted in a vesting of 93.5% of one-third of each of the 2013, 2014 and 2015 performance share awards that are subject to the growth in diluted BVPS test for 2015.
Outstanding Performance Share Plans: 2013-2015, 2014-2016 and 2015-2017 Cycles
The following table sets out the annual performance tests for the 2013, 2014 and 2015 performance share awards and the vesting results through 2015.

	2013 (2)	2014	2015 (3)
Threshold Adjusted Diluted Book Value per Ordinary Share Growth (1)	5.0%	5.2%	5.6%
Target Adjusted Diluted Book Value per Ordinary Share Growth (1)	10.0%	10.4%	11.1%
Actual Adjusted Diluted Book Value per Ordinary Share Growth (1)	6.2%	13.3%	10.7%
2013 Performance Share Awards	31.6%	129.0%	93.5%
2014 Performance Share Awards		129.0%	93.5%
2015 Performance Share Awards			93.5%

(1)	Represents annual performance test; percentage to be applied to one-third of the original grant.

(2)
The growth in diluted BVPS test for 2013 was refined by the Compensation Committee to reflect the impact of all of our 5.625% Perpetual Preferred Income Equity Replacement Securities being retired during the second quarter of 2013 and the variance between our assumptions of the price at which we would execute our share repurchase program in 2013 against the price at which we actually repurchased our ordinary shares.

(3)	The growth in diluted BVPS test for 2015 is described above.

2015 Actual Performance Shares Earned (Reflects Performance Share Cycles for 2013-2015, 2014-2016 and 2015-2017)
The following table sets out the shares earned by the NEOs in 2015 based on the 2015 annual growth in diluted BVPS test (described above) for our 2013-2015, 2014-2016 and 2015-2017 performance share cycles. The shares earned under the 2013-2015 cycle have been issued and the shares earned under the 2014-2016 and 2015-2017 cycles have been “banked” or “earned” for issuance at the end of the applicable three-year service-vesting period.

	Cycles Based on Adjusted Diluted Book Value Per Ordinary Share Performance
Named Executive Officer	2013 – 2015 Cycle		2014 – 2016 Cycle	2015 – 2017 Cycle
	# of Shares Earned (Based on 2015 Test Only)	Total # of Shares Earned and to be Issued	# of Shares Earned (Based on 2015 Test Only)	# of Shares Earned (Based on 2015 Test Only)
Christopher O’Kane	18,825	51,159	24,049	20,974
Scott Kirk (1)	595	1,616	2,104	5,244
Stephen Postlewhite	4,954	13,464	4,509	9,177
Brian Boornazian	9,248	25,131	8,417	7,866
Emil Issavi	4,624	12,565	5,110	7,866

(1)
The awards granted to Mr. Kirk in 2013 represent 1,907 phantom shares which he was granted prior to his appointment on the Group Executive Committee on April 1, 2014. The 2013 phantom shares are subject to the same testing and vesting conditions as the 2013 performance shares but they are settled in cash following vesting rather than shares.

Share Ownership Guidelines and Policies

The Compensation Committee believes share ownership guidelines are a key vehicle for aligning the interests of management and the Company’s shareholders. Moreover, a meaningful direct ownership stake by our executive officers demonstrates to our investors a strong commitment to the Company’s success. Accordingly, on February 1, 2012, the Compensation Committee approved share ownership guidelines for the Chief Executive Officer which require him to own ordinary shares of the Company valued at five times his base salary within five years of the approval of the guidelines (or, for any future Chief Executive Officer, within five years of becoming subject to the guidelines). Shares and equity awards issued or granted to the Chief Executive Officer by the Company prior to the approval of the guidelines are not taken into account for purposes of the guidelines.
On February 4, 2015, the Compensation Committee approved revised share ownership guidelines for the Group Executive Committee, including the NEOs other than the Chief Executive Officer. The revised share ownership guidelines provide that the Chief Financial Officer, the Chief Risk Officer, the Chief Executive Officer of Aspen Insurance, the President of Aspen Insurance, the Chief Executive Officer of Aspen Re and the Chairman of Aspen Re should seek to own Company shares valued at three times their base salary within approximately five years of the approval of the guidelines, inclusive of all previous shares outstanding and granted restricted share units. The revised guidelines also provide that all other members of the Group Executive Committee should seek to own Company shares valued at two and one-half times their base salary within approximately five years of the approval of the guidelines, inclusive of all previous shares outstanding and restricted share units.
Our share ownership policies are intended to work in conjunction with our “Insider Trading and Misuse of Inside Information Policy” which applies to all of the Company’s employees, officers and directors, including our NEOs, and which prohibits, among other things, “hedging” transactions designed to limit or eliminate economic risks from owning the Company’s shares, such as buying or selling puts or calls, pledging of shares, short sales and trading of Company shares on a short term basis, and pledging of shares as collateral for a loan or other extension of credit.
Other Executive Benefits and Perquisites
We also maintain employee benefit programs for our NEOs and other employees. Our NEOs generally participate in our retirement and health and welfare benefits, including medical, dental and vision coverage and life and long-term disability insurance, as applicable, on the same basis as all of the other employees in their local jurisdiction, subject to satisfying any eligibility requirements and applicable local law. In addition, Mr. Boornazian is eligible for supplemental life and disability insurance. Mr. Issavi is also provided with supplemental disability insurance.
Our NEOs that are benefit-eligible in the United States are eligible to participate, on the same basis as all our benefit-eligible U.S.-based employees, in a tax-qualified retirement savings plan that we sponsor in the United States that provides a cost-effective retirement benefit for all benefit-eligible U.S.-based employees. The Company makes profit sharing and matching contributions to the plan on behalf of the employees. In addition, certain of our NEOs are eligible to participate in retirement plans sponsored by us in a non-United States jurisdiction on the same basis as other employees in that jurisdiction. For a further discussion of our retirement benefit plans, see “Retirement Benefits” below. Messrs. Boornazian and Issavi also participate in the Aspen Insurance U.S. Services Inc. Nonqualified Deferred Compensation Plan (which we refer to as the Nonqualified Deferred Compensation Plan). The Nonqualified Deferred Compensation Plan was established primarily due to the limitations imposed on benefits payable under tax-qualified retirement plans by the U.S. Internal Revenue Code. During 2014, the Nonqualified Deferred Compensation Plan was adopted and made available to the Company’s senior executives located in the United States. By providing these executives with the opportunity to participate in the Nonqualified Deferred Compensation Plan, the Compensation Committee believed it will assist the Company in retaining these executives. For a further discussion of our Deferred Compensation Plan, see the “2015 Non-Qualified Deferred Compensation” table below.

The Company does not have a formal perquisite policy although the Compensation Committee periodically reviews perquisites for our NEOs. However, there are certain specific perquisites and benefits which the Company has agreed to compensate particular executives based on their specific situations. For example, club membership is provided to our U.S.-based NEOs to enable them to establish social networks with clients and executives in our industry in furtherance of our business.
For more information regarding other executive benefits and perquisites, please see “—2015 Summary Compensation Table” and the accompanying footnotes below.
Employment Agreements; Change in Control and Severance Benefits
We have employment agreements with each of our NEOs setting forth the terms and conditions of their employment with us, which we believe provide a total compensation package competitive with the package offered by companies with whom we compete for executive talent. For more information regarding the terms and conditions of our NEOs’ employment, please see “Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards — Employment-Related Agreements” below.

The Compensation Committee believes that agreeing to provide reasonable severance benefits is common among similar companies and is essential to recruiting and retaining key executives, which is a fundamental objective of our executive compensation program. Accordingly, we provide the opportunity for our NEOs to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and also to allow an executive to remain focused on our business without undue personal concern in the event that his or her position is eliminated or, in some cases, significantly altered by the Company, which is particularly important in light of the executives’ leadership roles at the Company.
In February 2015, following a review of our NEOs’ employment of service agreements, the Board agreed to increase the cash severance payable to certain of our NEOs in connection with a termination without “cause” or for “good reason,” in each case prior to or within two years following a “change in control” of the Company. In particular, the change of control employment agreements (which are an addendum to the NEOs’ employment of service agreements) of Messrs. Kirk, Postlewhite, Boornazian and Issavi increase the cash severance payable to them in connection with such a qualifying termination from one times the sum of the highest salary during the term of the agreement and the average bonus actually earned during the three years immediately prior to the year of termination to, in the case of Mr. Kirk, one and one-half times such sum and, in the case of Messrs. Postlewhite, Boornazian and Issavi, two times such sum. Our severance and change in control provisions for the NEOs are summarized in “Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards — Employment-Related Agreements” and “— Potential Payments upon Termination or Change in Control.”
Executive Compensation Governance and Process
The Role of the Independent Compensation Committee
The Compensation Committee is responsible for establishing and implementing the Company’s compensation philosophy and determining compensation actions for the Company’s senior leadership. In the case of the Chief Executive Officer, the Chairman assesses his performance against the Company’s business plans and other objectives established by the Board and makes compensation recommendations to the Compensation Committee. The Compensation Committee reviews management’s recommendations but specifically approves awards for other senior executives including the NEOs. Our Compensation Committee is comprised solely of independent directors. Each member of the Compensation Committee is deemed independent. The Compensation Committee’s charter, which sets out its specific duties and responsibilities, can be found on our website at www.aspen.co.
Compensation Consultants and the Role of the Independent Compensation Consultant
The Compensation Committee appointed Towers Watson as its compensation consultant to provide (i) input on the Compensation Discussion and Analysis, (ii) benchmarking analysis in respect of the Chief Executive Officer, Chairman and non-executive director compensation, (iii) realizable pay and performance study for the Chief Executive Officer, (iv) input on peer group filings and establishment of a peer group for compensation benchmarking purposes, (v) a review of the competitive market for executive positions, (vi) a review of the Company’s goal setting and metrics calibration process and (vii) input on performance-based program design changes including performance targets under the 2015 performance shares and bonus funding. We paid approximately $338,220 in compensation-related fees to Towers Watson in 2015. In 2015, we also paid Towers Watson Software, an affiliate of Towers Watson after the predecessor software company was purchased by Towers Watson in January 2011, approximately $996,508 for capital modeling software and related services, of which, due to the timing of invoices, approximately $545,138 were pre-payments for software services to be received by the Company in 2016. Management at the Company previously purchased software and services from such predecessor company of Towers Watson and, in light of such legacy software systems, the Compensation Committee did not recommend or approve such software and services purchased.
Towers Watson, which merged with Willis Group Holdings Limited on January 4, 2016 to form Willis Towers Watson Public Limited Company, reports directly to the Chair of the Compensation Committee but partners with management, at the request of the Compensation Committee, to ensure the Compensation Committee receives the most comprehensive information for decision making. We have also sought advice on specific employment and taxation issues from PricewaterhouseCoopers who provide services only to management in this respect.
The Compensation Committee assessed the independence of Towers Watson pursuant to the SEC rules and the NYSE listing standards and concluded that no conflict of interest exists that would prevent Towers Watson from independently representing the Compensation Committee. The Compensation Committee, among other things, reviewed and was satisfied with Towers Watson’s policies and procedures to prevent or mitigate conflicts of interest. They also reviewed and were satisfied that there was no business or personal relationships between members of the Compensation Committee and the individuals at Towers Watson supporting the Compensation Committee. Finally, the Compensation Committee considered other factors relevant to Towers Watson’s independence from management, including the factors set forth in the NYSE listing standards. The Compensation Committee also considers the independence factors in the NYSE listing standards before receiving advice from any other compensation advisor.

The Role of the Chief Executive Officer and the Human Resources Department
While the Compensation Committee has the sole authority with regard to pay decisions related to the NEOs, our Chief Executive Officer and members of our Human Resources Department routinely participate in this process. The Chief Executive Officer does not participate in the Compensation Committee’s decisions with regard to his own compensation. At the Compensation Committee’s request, the Chief Executive Officer presents individual pay recommendations to the Compensation Committee for the other NEOs and executives under the Compensation Committee’s purview. The recommendations are based on an assessment of individual contributions to the Company’s financial performance, team performance, as applicable, the achievement of specified individual objectives, as well as competitive pay data, risk and other factors. The Chief Executive Officer’s recommendations are one of the factors considered by the Compensation Committee in making its determinations.
Frequency Say-on-Pay Vote

Consistent with the preference expressed by our shareholders at the 2013 annual general meeting, our Board decided that we will include an advisory vote to approve our executive compensation in our proxy materials every year until the next required advisory vote to approve the frequency of an advisory vote on executive compensation, which will occur no later than our annual general meeting of shareholders to be held in 2019.
Clawback Policy
In order to better align executives’ long-term interests with those of the Company’s, the Compensation Committee adopted a clawback policy in 2010 that applies to bonus and long-term incentive awards granted to executive officers, including the NEOs. Under the Company’s clawback policy, in circumstances where there is a subsequent and material negative restatement of the Company’s published financial results as a result of fraud, the Company will seek to recover any erroneously paid performance-based compensation from such executive officers.
On July 1, 2015, the SEC issued proposed clawback rules which, if implemented, would require listed companies to adopt a clawback policy with certain requirements. The Compensation Committee continues its review of additional executive compensation clawback practices and expects to revise the Company’s clawback policy in accordance with, and following the adoption by, the SEC of final clawback rules.
Tax Considerations
The Compensation Committee will consider the potential impact on the Company of Section 162(m) of the U.S. Internal Revenue Code when designing its compensation programs. Section 162(m) generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to each of the corporation’s “covered employees” (generally, the Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer as of the end of any fiscal year). However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by our shareholders. In 2013, our shareholders approved the 2013 Share Incentive Plan, which is structured so that future cash or equity compensation may be designed to satisfy the performance-based compensation exception under Section 162(m) and therefore be deductible, if the Compensation Committee deems it appropriate to do so.
Conclusion
In summary, 2015 was a year of strong performance for the Company despite a continued challenging environment. Our compensation programs and performance measures continue to align the interests of our executives with those of our shareholders and therefore strive to deliver long-term value creation. In addition, our pay levels and programs are highly aligned with the performance of the Company. Based on the above, we recommend shareholders vote “FOR” approving our Say-On-Pay Vote proposal on our executive compensation program (“Say-On-Pay Vote”).

EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 2015, 2014 and 2013, the compensation paid or earned for services in all capacities to each of our NEOs:
2015 Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Share Awards ($)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Christopher O’Kane,	2015	943,107	923,103	3,545,931	—	—	188,923	5,601,064
Group Chief Executive Officer (5)	2014	977,014	2,468,250	4,018,493	—	—	195,732	7,659,489
	2013	887,085	1,180,577	2,426,680	—	—	177,735	4,672,077

Scott Kirk,	2015	532,894	302,253	886,432	—	—	59,061	1,780,640
Group Chief Financial Officer (6)	2014	381,933	675,423	351,578	—	—	45,832	1,454,766
	2013	—	—	—	—	—	—	—

Stephen Postlewhite,	2015	559,734	1,007,510	1,551,317	—	—	64,458	3,183,019
Chief Executive Officer of Aspen	2014	—	—	—	—	—	—	—
Re (7)	2013	—	—	—	—	—	—	—

Brian Boornazian,	2015	609,081	826,000	1,329,689	—	—	79,512	2,844,282
Chairman of Aspen Re (8)	2014	594,200	980,000	1,406,472	—	—	68,186	3,048,858
	2013	572,600	1,040,000	1,192,027	—	—	47,920	2,852,547

Emil Issavi,	2015	550,086	907,500	1,329,689	—	—	46,544	2,833,819
President and Chief Underwriting	2014	—	—	—	—	—	—	—
Officer of Aspen Re (9)	2013	—	—	—	—	—	—	—
__________

(1)
Unless otherwise indicated, compensation payments paid in British Pounds have been translated into U.S. Dollars at the average exchange rate of $1.5335 to £1, $1.6455 to £1 and $1.5643 to £1 for 2015, 2014 and 2013, respectively.

(2)	Salaries represent earned salaries for the applicable fiscal year.

(3)
Bonus amounts represent the cash amounts earned with respect to the applicable fiscal year and are typically paid in the first quarter following the end of each fiscal year. For a description of our bonus plan, see “Compensation Discussion and Analysis — Elements of Compensation — Bonus Potential and Actual Award Levels” above. In respect of the annual bonus for 2015, Messrs. O’Kane and Kirk each received a portion (73%) of their annual bonus in cash and a portion (27%) of their annual bonus in restricted share units granted on February 8, 2016. In accordance with SEC regulations, the portion (27%) of their bonus received in restricted share units is reportable in the 2016 Summary Compensation Table and is not included in the table above. The value of such restricted share units ($333,963 in the case of Mr. O’Kane and $109,350 in the case of Mr. Kirk) was established using an exchange rate of $1.5000 to £1. For a description of our restricted share units, see “Executive Compensation — Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units” below.

(4)
Consists of performance shares and restricted share units granted. Valuation is based on the grant date fair values of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeitures related to service-based vesting conditions. The performance share awards’ potential maximum value, assuming the highest level of performance conditions are met, are $5,238,165, $1,309,502, $2,291,687, $1,964,292 and $1,964,292 for Messrs. O’Kane, Kirk, Postlewhite Boornazian, and Issavi, respectively. Please refer to Note 18 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 19, 2016, for the assumptions made with respect to these awards. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. As a result, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in this Proxy Statement.

(5)
Mr. O’Kane’s compensation was paid in British Pounds. With respect to “All Other Compensation” in 2015, this consists of cash payments of $188,923 in lieu of the Company’s contribution to the Aspen U.K. Pension Plan on his behalf as Mr. O’Kane opted out of the Aspen U.K. Pension Plan due to lifetime allowance limits. See “—Retirement Benefits” below for additional information. Mr. O’Kane’s salary increased by 3.3% in British Pounds but is shown as a decrease in the table due to exchange rate translations with the U.S. Dollar strengthening significantly in 2015.

(6)
Mr. Kirk’s compensation was paid in British Pounds. Mr. Kirk’s salary includes £26,547 ($40,710), which is the pro rata amount of the acting-up allowance Mr. Kirk earned during 2015 in connection with his appointment as Group Chief Financial Officer on December 5, 2014. With respect to “All Other Compensation” in 2015, this consists of the Company’s contribution to the Aspen U.K. Pension Plan on Mr. Kirk’s behalf in an amount of $59,061.

(7)
Mr. Postlewhite’s compensation was paid in British Pounds. With respect to “All Other Compensation” in 2015, this includes the Company’s contribution to the Aspen U.K. Pension Plan on Mr. Postlewhite’s behalf in an amount of $44,019 and cash payments of $20,439 in lieu of certain of the Company contributions to the Aspen U.K. Pension Plan on his behalf due to the annual allowance limits. See “—Retirement Benefits” below for additional information. In accordance with SEC regulations, only compensation information starting in the fiscal year in which an individual became an NEO is reported in the Summary Compensation Table.

(8)
Mr. Boornazian’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation” in 2015, this consists of (i) the Company’s contribution to the Nonqualified Deferred Compensation Plan of $20,820 (see “—2015 Non-Qualified Deferred Compensation” below for additional information regarding the Aspen Insurance U.S. Services, Inc. Nonqualified Deferred Compensation Plan), (ii) a profit sharing and matching contribution to the Aspen Insurance U.S. Services, Inc. 401(k) plan (the “401(k) Plan”) on Mr. Boornazian’s behalf in an amount of $26,500 (see “—Retirement Benefits” below for additional information regarding the 401(k) Plan), (iii) additional premium paid of $1,076 for additional life insurance and $23,517 for additional disability benefits and (iv) club membership fees of $7,599.

(9)
Mr. Issavi’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation” in 2015, this includes (i) the Company’s contribution to the Nonqualified Deferred Compensation Plan of $17,100 (see “—2015 Non-Qualified Deferred Compensation Plan” below for additional information regarding the Aspen Insurance U.S. Services, Inc. Nonqualified Deferred Compensation Plan), (ii) a profit sharing and matching contribution to the 401(k) Plan on Mr. Issavi’s behalf in an amount of $26,500 (see “—Retirement Benefits” below for additional information regarding the 401(k) Plan), and (iii) additional premium paid of $2,944 for additional disability benefits. In accordance with SEC regulations, only compensation information starting in the fiscal year in which an individual became an NEO is reported in the Summary Compensation Table.

2015 Grants of Plan-Based Awards
The following table sets forth information concerning awards granted during the twelve months ended December 31, 2015 to each of the NEOs:

Name	Grant Date (1)	Approval Date (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Share Awards: Number of Shares or Units (4) (#)	Grant Date Fair Value of Share Awards (5) ($)
			Threshold (#)	Target (#)	Maximum(3) (#)
Christopher O’Kane	03/05/2015	03/05/2015	0	67,294	134,588		2,619,082
	03/05/2015	03/05/2015				22,431	926,849
Scott Kirk	03/05/2015	03/05/2015	0	16,823	33,646		654,751
	03/05/2015	03/05/2015				5,607	231,681
Stephen Postlewhite	03/05/2015	03/05/2015	0	29,441	58,882		1,145,844
	03/05/2015	03/05/2015				9,813	405,473
Brian Boornazian	03/05/2015	03/05/2015	0	25,235	50,470		982,146
	03/05/2015	03/05/2015				8,411	347,543
Emil Issavi	03/05/2015	03/05/2015	0	25,235	50,470		982,146
	03/05/2015	03/05/2015				8,411	347,543
 ______

(1)
The Compensation Committee approves annual grants at its meeting. If such a meeting takes place while the Company is in a close period (i.e., prior to the release of our quarterly or yearly earnings), the grant date will be the day on which our close period ends. The approval date of March 5, 2015 was not during our close period and therefore the grant date was on the same day (i.e., March 5, 2015).

(2)
Under the terms of the 2015 performance share awards, one-third of the grant is eligible for vesting (or “banked”) each year based on growth in diluted BVPS (as adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year). All shares eligible for vesting will vest and be issued following the completion of a three-year service-vesting period. For a more detailed description of our performance share awards granted in 2015, including the vesting conditions, refer to “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” above and “—Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2015 Awards” below.

(3)
Amounts represent 200% vesting for the entire grant, notwithstanding that 93.5% of one-third of the performance share award is eligible for vesting based on our annual growth in diluted BVPS test for 2015, as discussed above under “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives.”

(4)	For a description of our restricted share units, refer to “—Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units” below.

(5)
Valuation is based on the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeitures related to service-based vesting conditions, which is $38.92 for the performance shares granted to our NEOs on March 5, 2015 and $41.32 for the restricted share units granted to our NEOs on March 5, 2015. Refer to Note 18 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 19, 2016, for the assumptions made with respect to these awards. The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. As a result, there is no assurance that the value, if any, eventually realized by the NEOs will correspond to the amounts shown in this Proxy Statement.

Narrative Description of Summary Compensation and Grants of Plan-Based Awards
Share Incentive Plan
On April 24, 2013, shareholders approved our 2013 Share Incentive Plan (the “2013 Share Incentive Plan”) to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors. The 2013 Share Incentive Plan provides for the grant to selected employees of share options, share appreciation rights, restricted shares and other share-based awards. The 2013 Share Incentive Plan replaced the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (the “2003 Share Incentive Plan”), which expired in August 2013. The total number of ordinary shares that may be issued under the 2013 Share Incentive Plan is 2,845,683 (which included 595,683 shares available for grant under the 2003 Share Incentive Plan as of February 25, 2013). The number of ordinary shares that may be issued under the 2013 Share Incentive Plan is adjusted per the number of awards that may be forfeited under the 2003 Share Incentive Plan.
Restricted Share Units. Prior to 2012, restricted share units were typically only granted to new employees as a replacement for awards forfeited from their prior employers. On February 1, 2012, the Compensation Committee approved, as part of our long-term incentive program, the grant of restricted share units which represented 25% of the annual incentive grants to our NEOs. These restricted share units vest in equal installments over a three-year service vesting period and may be accelerated in the event of the NEO’s death or disability. In respect of restricted share units granted as replacement for forfeiture from prior employers or as a portion of annual bonus, vesting of a participant’s units may be accelerated if the participant’s employment with the Company and its subsidiaries is terminated without “cause” (as defined in such participant’s award agreement), on account of the participant’s death or disability (as defined in such participant’s award agreement), or, with respect to some of the participants, by the participant for good reason (as defined in such participant’s award agreement). In accordance with the employment agreements of our senior executives, the vesting of restricted share units will also be accelerated upon certain terminations of employment within a certain period of a change in control.
Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date. Recipients of restricted share units generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their restricted share units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest.
2013 Performance Share Awards.  On February 6, 2013, the Compensation Committee approved a grant of an aggregate of 250,066 performance share awards with a grant date of February 11, 2013. The performance shares are subject to a three-year service-vesting period, and all shares eligible for vesting will vest and be issuable only at the end of the three-year period. One-third of the 2013 performance-share awards will be eligible for vesting each year based on a growth in diluted BVPS, after adding back dividends. If the BVPS growth achieved in 2013 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
Based on the achievement of a diluted BVPS growth (as refined by the Compensation Committee) of 6.2% in 2013, 31.6% of one-third of the 2013 performance share award is eligible for vesting.
Notwithstanding the vesting criteria for 2013, if in any given year the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the BVPS growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year (or, in the case of the 2013 portion of the grant, less than 5% of BVPS), then only 100% (and no more) of the shares will be eligible for vesting. Notwithstanding the foregoing, if in the judgment of the Compensation Committee, the main reason for the BVPS growth metric in the earlier year falling below the minimum threshold (or below 5% in the case of 2012 BVPS) is the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disregard this limitation on 100% vesting.
At its meeting held on April 22, 2014, the Compensation Committee approved the vesting conditions for the portion of the 2013 performance shares subject to 2014 performance testing. If the diluted BVPS growth achieved in 2014 is:

•	less than 5.2%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.2% and 10.4%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 10.4% and 20.8%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
Based on the achievement of diluted BVPS growth in 2014 of 13.3%, 129.0% of one-third of the 2013 performance share award is eligible for vesting. See “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” above for additional information.
At its meeting held on March 5, 2015, the Compensation Committee approved the vesting conditions for the portion of the 2013 performance shares subject to 2015 performance testing. If the diluted BVPS growth achieved in 2015 is:

•	less than 5.6%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.6% and 11.1%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 11.1% and 22.2%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
Based on the achievement of diluted BVPS growth in 2015 of 10.7%, 93.5% of one-third of the 2013 performance share award is eligible for vesting. See “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” above for additional information.
2013 Phantom Share Awards. The 2013 phantom shares granted to Mr. Kirk follow the same testing and vesting conditions as the 2013 performance shares but pay out in cash following vesting rather than shares.
2014 Performance Share Awards.  On April 22, 2014, the Compensation Committee approved a grant of an aggregate of 315,389 performance share awards based on the average closing share price during the first quarter of 2014, with a grant date of April 25, 2014. The performance shares are subject to a three-year service-vesting period and all shares eligible for vesting will vest and be issuable only at the end of the three-year period. One-third of the 2014 performance-share awards will be eligible for vesting each year based on a growth in diluted BVPS. If the BVPS growth achieved in 2014 is:

•	less than 5.2%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.2% and 10.4%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 10.4% and 20.8%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
Based on the achievement of a diluted BVPS growth of 13.3% in 2014, 129.0% of one-third of the 2014 performance share award is eligible for vesting. See “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” above for additional information.
At its meeting held on March 5, 2015, the Compensation Committee approved the vesting conditions for the portion of the 2014 performance shares subject to 2015 performance testing. If the diluted BVPS growth achieved in 2015 is:

•	less than 5.6%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.6% and 11.1%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 11.1% and 22.2%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
Based on the achievement of diluted BVPS growth in 2015 of 10.7%, 93.5% of one-third of the 2014 performance share award is eligible for vesting. See “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” above for additional information.
In calculating diluted BVPS growth for 2014 and 2015, the definition of diluted BVPS excludes (i) accumulated other comprehensive income, (ii) the costs payable to third-party service providers resulting from the Company’s response to any acquisition, amalgamation or merger and (iii) the impact of any capital management actions, including share repurchases and special dividends. The Compensation Committee determined it was appropriate to exclude accumulated other comprehensive income, as management does not have any control over interest rate movements and credit spread movements. Furthermore, the Compensation Committee determined that the other exclusions from the calculation of growth in BVPS were similarly outside the control of management and warranted exclusion. The Compensation Committee will continue to review and evaluate the performance measure for our performance share grants in the future.
Notwithstanding the vesting criteria for each given year other than 2014, if the shares eligible for vesting in 2015 and 2016 are greater than 100% for the portion of such year’s grant and the average diluted BVPS growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year, then only 100% (and no more) of the ordinary shares that are eligible for vesting in such year shall vest. Notwithstanding the foregoing, if in the judgment of the Compensation Committee the main reason for the BVPS metric in the earlier year falling below the minimum threshold is due to the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disapply this limitation on 100% vesting.
2015 Performance Share Awards.  On March 5, 2015, the Compensation Committee approved a grant of an aggregate of 277,585 performance share awards with a grant date of March 5, 2015. The performance shares are subject to a three-year service-

vesting period, and all shares eligible for vesting will vest and be issuable only at the end of the three-year period. One-third of the 2015 performance-share awards will be eligible for vesting each year based on a growth in diluted BVPS. If the BVPS growth achieved in 2015 is:

•	less than 5.6%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.6% and 11.1%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 11.1% and 22.2%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
In calculating diluted BVPS growth for 2015, the definition of diluted BVPS excludes (i) accumulated other comprehensive income, (ii) the costs payable to third-party service providers resulting from the Company’s response to any acquisition, amalgamation or merger and (iii) the impact of any capital management actions, including share repurchases and special dividends. The Compensation Committee determined it was appropriate to exclude accumulated other comprehensive income, as management does not have any control over interest rate movements and credit spread movements. Furthermore, the Compensation Committee determined that the other exclusions from the calculation of growth in BVPS were similarly outside the control of management and warranted exclusion. The Compensation Committee will continue to review and evaluate the performance measure for our performance share grants in the future.
Notwithstanding the vesting criteria for each given year other than 2015, if the shares eligible for vesting in 2016 and 2017 are greater than 100% for the portion of such year’s grant and the average diluted BVPS growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year, then only 100% (and no more) of the ordinary shares that are eligible for vesting in such year shall vest. Notwithstanding the foregoing, if in the judgment of the Compensation Committee the main reason for the BVPS metric in the earlier year falling below the minimum threshold is due to the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disapply this limitation on 100% vesting.
Based on the achievement of a diluted BVPS growth of 10.7% in 2015, 93.5% of one-third of the 2015 performance share award is eligible for vesting. See “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” above for additional information.
Employment-Related Agreements
The following information summarizes the (i) service agreement for Mr. O’Kane, dated September 24, 2004 (as further amended on October 28, 2014 and February 23, 2015), (ii) service agreement for Mr. Kirk, dated May 19, 2014 (as supplemented by addendum dated December 18, 2014 and further amended on February 23, 2015), (iii) employment agreement for Mr. Postlewhite, dated September 4, 2014 (as further amended on February 23, 2015), (iv) employment agreement for Mr. Boornazian, dated January 12, 2004 (as supplemented by addendum dated February 5, 2008 and as further amended effective October 28, 2008, December 31, 2008, February 8, 2010 and February 23, 2015) and (v) employment agreement for Mr. Issavi, dated January 24, 2011 (as further amended on February 24, 2015). Additional information regarding each NEO’s employment or service agreements is set forth further below in “—Potential Payments Upon Termination or Change in Control.”
Christopher O’Kane. Mr. O’Kane entered into a service agreement with the Company and Aspen Services and under which he agreed to serve as Chief Executive Officer of the Company and Aspen U.K. and a director of both companies, generally terminable upon 12 months’ notice by either party. Mr. O’ Kane’s contract was originally for a three-year period and renews automatically unless terminated. The agreement originally provided that Mr. O’Kane would be paid an annual salary of £346,830 ($531,864), subject to annual review for increase. Mr. O’Kane’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including membership in the Aspen Services’ pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee may determine. On October 28, 2014, the service agreement was amended to eliminate the provision that would have entitled Mr. O’Kane to an additional payment from Aspen Services if any excise tax was imposed under the U.S. Internal Revenue Code of 1986, as amended, with respect to any payment received by Mr. O’Kane in connection with a termination of his employment by Aspen Services without cause or by Mr. O’Kane for good reason within six months prior to a change in control or two years following a change in control. Mr. O’Kane’s current bonus potential is 175% of his salary. Effective April 1, 2015, Mr. O’Kane’s salary increased to £620,000 ($950,770) from £600,000 ($920,100). Effective April 1, 2016, Mr. O’ Kane’s salary remained at £620,000 ($950,770).
Scott Kirk. Mr. Kirk currently serves as Chief Financial Officer of the Company. Mr. Kirk originally entered into a service agreement with Aspen Services under which he agreed to serve as Group Financial Controller. Mr. Kirk entered into a new service agreement with Aspen Services on May 19, 2014, generally terminable upon 12 months’ notice by either party. Mr. Kirk’s service agreement entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including membership in the Aspen Services’ pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee may determine. Effective April 1, 2014, Mr. Kirk’s salary increased to £233,810 ($358,548) from £227,000 ($348,105). In connection with Mr. Kirk’s appointment to the position of Group Chief Financial Officer on December 5, 2014, Mr. Kirk received an acting-up allowance of £34,715 ($53,235) in 2015, the pro rata amount of £106,190 ($162,842), to provide him with a salary equivalent to £340,000 ($521,390). On February 4, 2015, the Compensation Committee approved the removal of Mr. Kirk’s acting-up allowance effective April 1, 2015 and approved an increase in Mr. Kirk’s salary from £340,000 ($521,390), including his acting-up allowance, to £350,000 ($536,725) and an increase in his bonus potential from 60% to 100% of his salary effective April 1, 2015. Mr. Kirk’s current bonus potential is 100% of his salary. Effective April 1, 2016, Mr. Kirk’s salary remained at £350,000 ($536,725).
Stephen Postlewhite. Mr. Postlewhite currently serves as Chief Executive Officer of Aspen Re. Mr. Postlewhite originally entered into a service agreement with Aspen Services on July 21, 2003 under which he agreed to serve as an actuary. Mr. Postlewhite entered into a new service agreement with Aspen Services on November 1, 2010 under which he agreed to serve as Head of Risk Capital and subsequently entered into a new service agreement with Aspen Services on September 4, 2014 under which he agreed to serve as Chief Executive Officer of Aspen Re, which is generally terminable upon 12 months’ notice by either party. Mr. Postlewhite’s service agreement entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including membership in the Aspen Services’ pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee may determine. Mr. Postlewhite's current bonus potential is 150% of his salary. Effective September 4, 2014, Mr. Postlewhite’s salary increased to £365,000 ($559,728) from £329,600 ($505,442). Effective April 1, 2016, Mr. Postlewhite’s salary remained at £365,000 ($559,728).
Brian Boornazian. Mr. Boornazian currently serves as Chairman of Aspen Re. Mr. Boornazian originally entered into an employment agreement with Aspen Insurance U.S. Services Inc. under which he agreed to serve as President and Chief Underwriting Officer, Property Reinsurance, of Aspen Re America, Inc. for an initial three-year term, with annual extensions thereafter. The agreement originally provided that Mr. Boornazian would be paid an annual salary of $330,000, subject to review from time to time, as well as eligibility for a discretionary annual bonus and participation in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Mr. Boornazian is also entitled to supplemental life and disability coverage. Mr. Boornazian’s current bonus potential is 135% of his salary. Effective April 1, 2015, Mr. Boornazian’s salary increased to $612,000 from $600,000. Effective April 1, 2016, Mr. Boornazian’s salary remained at $612,000.
Emil Issavi. Mr. Issavi currently serves as President and Chief Underwriting Officer of Aspen Re. Mr. Issavi originally entered into an employment agreement with Aspen Insurance U.S. Services Inc. under which he agreed to serve as Head of Casualty Reinsurance for a three-year term, with annual extensions thereafter. The agreement originally provided that Mr. Issavi would be paid an annual salary of $400,000, subject to review from time to time, as well as eligibility for a discretionary annual bonus and participation in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Mr. Issavi is also entitled to supplemental disability benefits. Mr. Issavi received a salary and bonus adjustment in October 2014 in connection with his appointment to the position of President of Aspen Re in September 2014. Mr. Issavi’s current bonus potential is 150% of his salary and his salary was $550,000 in 2015. Effective April 1, 2016, Mr. Issavi’s salary remained at $550,000.
In addition, the agreements for our NEOs contain provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation. In the case of Mr. Boornazian, he also receives supplemental life and disability benefits. In the case of Mr. Issavi, he also receives supplemental disability benefits.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table sets forth information concerning outstanding share awards held by the NEOs as of December 31, 2015:

	Share Awards
Name	Year of Grant	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Christopher O’Kane	2013	57,898	(2)	2,796,473	—		—
	2014	74,374	(3)	3,592,264	25,720	(4)	1,242,276
	2015	43,405	(5)	2,096,462	44,862	(6)	2,166,835
Scott Kirk	2013	2,254	(2)(7)	108,868	—		—
	2014	6,508	(3)	314,336	2,250	(4)	108,675
	2015	10,851	(5)	524,103	11,215	(6)	541,685
Stephen Postlewhite	2013	15,237	(2)	735,947	—		—
	2014	13,945	(3)	673,544	4,822	(4)	232,903
	2015	18,990	(5)	917,217	19,627	(6)	947,984
Brian Boornazian	2013	28,441	(2)	1,373,700	—		—
	2014	26,031	(3)	1,257,297	9,002	(4)	434,797
	2015	16,277	(5)	786,179	16,823	(6)	812,551
Emil Issavi	2013	14,220	(2)	686,826	—		—
	2014	15,805	(3)	763,382	5,465	(4)	263,960
	2015	16,277	(5)	786,179	16,823	(6)	812,551

___________

(1)	Calculated based upon the closing price of $48.30 per share of the Company’s ordinary shares on December 31, 2015, as reported by the NYSE.
(2) Under the terms of the 2013 performance share awards, one-third of the grant is eligible for vesting each year. All shares eligible to vest will vest following the completion of a three-year service-vesting period.
If the growth in diluted BVPS, after adding back dividends, achieved in 2013 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
Notwithstanding the vesting criteria for 2013, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the average BVPS growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year (or, in the case of the 2013 portion of the grant, less than 5% of BVPS), then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. Notwithstanding the foregoing, if in the judgment of the Compensation Committee, the main reason for the BVPS growth metric in the earlier year falling below the minimum threshold (or below 5% in the case of 2012 BVPS) is the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disregard this 100% limitation on performance shares that may become eligible for vesting. All shares eligible for vesting will vest and become issuable following the completion of the three-year service vesting period, provided the NEO remains continuously employed through the issuance date. For purposes of the 2013 performance share awards, BVPS is defined as diluted BVPS adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year.
If the growth in diluted BVPS achieved in 2014 is:

•	less than 5.2%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.2% and 10.4%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 10.4% and 20.8%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
If the growth in diluted BVPS achieved in 2015 is:

•	less than 5.6%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.6% and 11.1%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 11.1% and 22.2%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
For more information, please see “—Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives — 2015-2017, 2014-2016 and 2013-2015 Performance Share Cycles” above.
Amount represents (i) 31.6% vesting in respect of one-third of the grant as our diluted BVPS growth after adding back ordinary dividends to shareholders’ equity at the end of 2013, and as further refined by the Compensation Committee, was 6.2%, (ii) 129.0% vesting in respect of one-third of the grant as our diluted BVPS growth after adding back ordinary dividends to shareholders’ equity at the end of 2014, and as further described above, was 13.3%, and (iii) 93.5% vesting in respect of one-third of the grant as our diluted BVPS growth after adding back ordinary dividends to shareholders’ equity at the end of 2015, and as further described above, was 10.7%. Figures provided also include unvested restricted share units granted on February 11, 2013, of which the final tranche vested on February 11, 2016. Mr. Kirk was not granted any performance shares during 2013, rather he was granted phantom shares. The phantom shares are subject to the same testing and vesting conditions as the performance shares described herein but are settled in cash following vesting rather than shares.

	2013 Performance (Phantom) Shares Earned Based on 2013, 2014 and 2015 Performance	2013 Unvested Restricted Share Units
Christopher O’Kane	51,159	6,739
Scott Kirk	1,616	638
Stephen Postlewhite	13,464	1,773
Brian Boornazian	25,131	3,310
Emil Issavi	12,565	1,655

(3)
Under the terms of the 2014 performance share awards, one-third of the grant is eligible for vesting each year. All shares eligible to vest will vest following the completion of a three-year service-vesting period.

If the growth in diluted BVPS, after adding back dividends, achieved in 2014 is:

•	less than 5.2%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.2% and 10.4%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 10.4% and 20.8%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
If the growth in diluted BVPS achieved in 2015 is:

•	less than 5.6%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.6% and 11.1%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 11.1% and 22.2%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
For more information, please see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives — 2015-2017, 2014-2016 and 2013-2015 Performance Share Cycles” and “Executive Compensation—Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2014 Performance Share Awards” above.
Amount represents (i) 129.0% vesting in respect of one-third of the grant as our diluted BVPS growth after adding back ordinary dividends to shareholders’ equity at the end of 2014 was 13.3% and (ii) 93.5% vesting in respect of one-third of the grant as our diluted BVPS growth after adding back ordinary dividends to shareholders’ equity at the end of 2015, and as further described above, was 10.7%. Figures provided also include unvested restricted share units granted on April 25, 2014, which are scheduled to vest in one-third increments on April 25, 2016 and 2017.

	Portion of 2014 Performance Shares Earned Based on 2014 and 2015 Performance	2014 Unvested Restricted Share Units
Christopher O’Kane	57,228	17,146
Scott Kirk	5,008	1,500
Stephen Postlewhite	10,731	3,214
Brian Boornazian	20,030	6,001
Emil Issavi	12,162	3,643

(4)	Reflects 2014 performance shares, amount assumes a vesting of 100% for the remaining one-third of the grant.
(5) Under the terms of the 2015 performance share awards, one-third of the grant is eligible for vesting each year. All shares eligible to vest will vest following the completion of a three-year service-vesting period.
If the growth in diluted BVPS, after adding back dividends, achieved in 2015 is:

•	less than 5.6%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);

•	between 5.6% and 11.1%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or

•	between 11.1% and 22.2%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.
For more information, please see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives — 2015-2017, 2014-2016 and 2013-2015 Performance Share Cycles” and “Executive Compensation—Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2015 Performance Share Awards” above.
Amount represents 93.5% vesting in respect of one-third of the grant as our diluted BVPS growth after adding back ordinary dividends to shareholders’ equity at the end of 2015, as further described above, was 10.7%. Figures provided also include unvested restricted share units granted on March 5, 2015, which are scheduled to vest in one-third increments on March 5, 2016, 2017 and 2018.

	Portion of 2015 Performance Shares Earned Based on 2015 Performance	2015 Unvested Restricted Share Units
Christopher O’Kane	20,974	22,431
Scott Kirk	5,244	5,607
Stephen Postlewhite	9,177	9,813
Brian Boornazian	7,866	8,411
Emil Issavi	7,866	8,411

(6)	Reflects 2015 performance shares, amount assumes a vesting of 100% for the remaining two-thirds of the grant.

(7)
Reflects 1,907 phantom shares granted to Mr. Kirk on February 11, 2013 prior to his appointment to the Group Executive Committee. Mr. Kirk was not granted any performance shares in 2013. Of the 1,907 phantom shares granted, a total of 1,616 phantom shares vested based on the tests described in footnote 2 above. The vested phantom shares are settled in cash rather than shares.

2015 Option Exercises and Shares Vested
The following table summarizes share option exercises and share issuances by our NEOs during the twelve months ended December 31, 2015 (excluding any shares purchased under our employee share purchase plans):

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Christopher O’Kane	116,388	1,619,381	69,178	3,197,520
Scott Kirk (3)	—	—	2,096	96,883
Stephen Postlewhite	—	—	19,540	901,821
Brian Boornazian	—	—	38,630	1,782,642
Emil Issavi	—	—	19,636	906,657
__________

(1)
Value realized is calculated based on the closing price of an ordinary share as reported by the NYSE on the date of exercise less the exercise price. The amounts reflect the amount received upon exercise (gross of tax). This related to the exercise of (i) 28,669 options granted in 2007, of which 17,850 were exercised on February 3, 2015 and 10,819 were exercised on February 4, 2015, and (ii) 87,719 options granted in 2006 which were exercised on November 19, 2015.

(2)
In respect of Messrs. O’Kane, Boornazian, Postlewhite and Issavi, value realized represents their 2012 performance shares which vested on the date we filed our annual report on Form 10-K for the fiscal year ended December 31, 2014 (February 23, 2015). The market value was calculated based on the closing price of $46.19 on February 23, 2015 as reported by the NYSE. This also includes one-third of the restricted shares units granted on February 8, 2012, one-third of the restricted share units granted on February 11, 2013, and one-third of the restricted share units granted on April 25, 2014, each of which vest on an annual basis on the anniversary of the grant date. The closing price on February 8, 2015, February 11, 2015 and April 25, 2015 was $45.10, $45.65 and $47.82, respectively, as reported by the NYSE. The amounts reflect the amount vested (gross of tax).

(3)
In respect of Mr. Kirk, the figures above do not include his 2012 phantom shares which followed the same testing and vesting conditions as the 2012 performance shares with the difference that they settled in cash, rather than shares.

2015 Nonqualified Deferred Compensation
The following table shows the non-qualified deferred compensation benefits accrued in respect of Messrs. Boornazian and Issavi as of December 31, 2015:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings/(Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
Brian Boornazian	—	20,820	—	—	41,220
Emil Issavi	—	17,100	(1,336)	—	32,764
__________

(1)	These amounts are also reported in the “All Other Compensation” column of the 2015 Summary Compensation Table.
(2) Aggregate balance reflects correction made in 2015 as a result of an administrative error.

In addition to the 401(k) Plan operated in the U.S., Aspen U.S. operates the Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan was adopted during 2014 to provide the Company’s senior executives located in the United Sates, including Messrs. Boornazian and Issavi, with supplemental retirement benefits. The Nonqualified Deferred Compensation Plan was implemented primarily due to the limitations imposed on benefits payable under tax-qualified retirement plans by the U.S. Internal Revenue Code. It is intended that the Nonqualified Deferred Compensation Plan, by providing this supplemental retirement benefit, will assist the Company in retaining Messrs. Boornazian and Issavi. On August 1, 2014, each of Messrs. Boornazian and Issavi began participating in the Nonqualified Deferred Compensation Plan.
Employer contributions to the Nonqualified Deferred Compensation Plan are determined each year by the Compensation Committee. Employer contributions made may consist of matching contributions, profit sharing contributions, and other discretionary contributions as determined by the Compensation Committee. Matching contributions and profit sharing contributions are made in order to equal the full amount of contributions that would have been made under the 401(k) Plan, assuming the maximum amount of elective deferral contributions permitted were contributed, where the actual amount of matching contributions and profit sharing contributions made were less than that maximum amount due to U.S. Internal Revenue Code limitations. Employer contributions are subject to three-year cliff vesting.

Pursuant to the Nonqualified Deferred Compensation Plan, participating NEOs are provided with a choice of investment options with varying degrees of risk. The amounts shown in the “Aggregate Earnings/(Loss)” column represents the amount of investment earnings or losses realized by each of Messrs. Boornazian and Issavi under the Nonqualified Deferred Compensation Plan during 2015.
Retirement Benefits
We do not have a defined benefit plan. Generally, our NEOs participate in our retirement benefits on the same basis as all other employees in their local jurisdiction, subject to satisfying any eligibility requirements and applicable local law.
United Kingdom.  We have a defined contribution plan in the United Kingdom which was established in 2005 for our U.K. employees, called the Aspen U.K. Pension Plan. All employees are eligible to participate in the Aspen U.K. Pension Plan in accordance with the auto enrollment legislation introduced in the United Kingdom. Messrs. O’Kane, Kirk and Postlewhite were eligible to participate in the Aspen U.K. Pension Plan during 2015. Under the rules of the Aspen U.K. Pension Plan, participating employees are required to contribute a minimum of 3% of their base salary into the plan. This contribution can be made via a salary sacrifice arrangement. The employer contributions made to the Aspen U.K. Pension Plan are based on a percentage of base salary based on the age of the employee. There are two scales: a standard scale for all U.K. participants and a directors’ scale which applies to certain key senior employees. Mr. O’Kane is eligible for employer contributions based on the directors’ scale while the other U.K.-based NEOs are eligible for employer contributions based on the standard scale.

Scale	Employee Contribution Percentage of Salary	Age of Employee	Company Contribution Percentage of Employee’s Salary
Standard Scale	3.0%	18 - 19	5.0%
	3.0%	20 - 24	7.0%
	3.0%	25 - 29	8.0%
	3.0%	30 - 34	9.5%
	3.0%	35 - 39	10.5%
	3.0%	40 - 44	12.0%
	3.0%	45 - 49	13.5%
	3.0%	50 - 54	14.5%
	3.0%	55 plus	15.5%
Director Scale	3.0%	20 - 24	7.0%
	3.0%	25 - 29	8.0%
	3.0%	30 - 34	9.5%
	3.0%	35 - 39	12.0%
	3.0%	40 - 44	14.0%
	3.0%	45 - 49	16.0%
	3.0%	50 - 54	18.0%
	3.0%	55 plus	20.0%
The employee and employer contributions are paid to individual investment accounts set up in the name of the employee. Employees may choose from a selection of investment funds although the day-to-day management of the investments is undertaken by professional investment managers.

If an employee leaves the Company before retirement all contributions to the account will cease. If an employee has at least two years of qualifying service, the employee has the option of (i) keeping his or her account, in which case the full value in the pension will continue to be invested until retirement age, or (ii) transferring the value of the account either to another employer’s approved pension plan or to an approved personal pension plan. Where an employee leaves the Company with less than two years of service, the employee has the option of (i) receiving a refund equal to the part of their account which represents their contributions only, such refund being subject to U.K. tax and social security, or (ii) transferring the value of the account to another employer’s approved pension plan or to an approved personal pension plan within three months of their leaving date.

As of November 2015, the dependent’s pension equalling 30% of the employee’s basic salary and a children’s pension equalling 15% of the employee’s basic salary for one child and up to 30% of the employee’s basic salary for up to three children was replaced by an additional eight times basic salary lump sum. All U.K. employees receive a life assurance payment equivalent to four times basic salary in the event of death in service before retirement. If the employee was a member of the Aspen U.K. pension plan prior to May 1, 2012, as is the case for Messrs. O’Kane, Kirk and Postlewhite, the employee would receive an additional in-service lump sum death benefit equal to eight times basic salary. If the employee was not a member of the Aspen U.K. pension plan prior to May 1, 2012, the employee would receive an additional lump sum death benefit equal to six times the employee’s basic salary. The lump sum benefit is split between a registered policy (which insures amounts up to £1 million) with benefits in excess of this being insured under an excepted policy.
Changes in the rules regarding U.K. tax relief on pension contributions relating both to the total annual contribution amounts and to a “life-time” allowance limit have reduced the tax effectiveness of the defined contribution scheme for some staff that have or may have either higher levels of contribution or higher levels of pension savings.
For those employees who would have employer pension contribution over the annual limit, we have agreed that we may pay them the difference between the employer plan contribution rate and the annual contribution limit. This amount is subject to statutory deductions. For those employees who have or are likely to have total pension savings over the “life-time” allowance limit, we have agreed that they may elect to opt out of the pension plan, in which case we will pay them a cash amount, subject to statutory deductions, equal to the employer pension contribution they would otherwise have received.
Mr. O’Kane opted out of the Aspen U.K. pension plan due to the likelihood that his total pension savings at retirement would otherwise be above the lifetime allowance limit. He therefore receives a cash payment in lieu of pension contribution subject to statutory deduction.
Messrs. Kirk and Postlewhite participate in the Aspen U.K. pension plan. Contributions follow the standard scale and are calculated on base salary. As the level of our contribution exceeds the U.K. annual allowance limit, Mr. Postlewhite also receives a cash payment in lieu of part of the Company’s contribution.
The Company continues to review these arrangements in light of possible future legislation and regulation of U.K. pension schemes.
United States.  In the U.S., we operate the 401(k) Plan. Employees of Aspen Insurance U.S. Services Inc. are eligible to participate in the 401(k) Plan. There are three types of contributions to the 401(k) Plan: (i) employee contributions, (ii) employer matching contributions and (iii) employer discretionary profit sharing contributions. Messrs. Boornazian and Issavi participate in the 401(k) Plan.
Employee contributions. Participants may elect to defer a percentage of their eligible compensation, subject to certain limits, on a pre-tax or after-tax basis into the 401(k) Plan. Their eligible compensation is then reduced by this election and contributed into the 401(k) Plan which may reduce their federal and most state income taxes.
Employer matching contributions. Employees are eligible for matching contributions from the Company only if they elect to make deferral contributions. We have elected to make matching contributions to all eligible participants in an amount equal to one hundred percent (100%) of the first three percent (3%) of an employee’s eligible compensation and fifty percent (50%) of the next two percent (2%) of an employee’s eligible compensation, subject to certain limits as set by the U.S. Internal Revenue Service. Participants are always one hundred percent (100%) vested in their deferral contributions, safe harbor matching employer contributions, rollover contributions and any earnings or losses on the investment of such contributions in to the 401(k) Plan.
Employer discretionary profit sharing contributions. These contributions are made annually, during the first quarter of the fiscal year, to all eligible employees who are employed as of the last day of the plan year by Aspen Insurance U.S. Services Inc. and are based on the following formula:

Age of Employee	Contribution by the Company as a Percentage of Employee’s Salary
20 - 29	3.0%
30 - 39	4.0%
40 - 49	5.0%
50 and older	6.0%

Profit sharing contributions are subject to certain limits on the employee’s eligible compensation as set by the U.S. Internal Revenue Service. The profit sharing contributions are subject to the following vesting schedule:

Years of Vesting Service	Vesting Percentage
Less than 3 years	0%
3 years	100%
Once the employee has three years of service, his or her profit sharing contributions are fully vested and all future contributions are vested.

Potential Payments Upon Termination or Change in Control
In respect of each of the employment or service agreements with Messrs. O’Kane, Kirk, Postlewhite, Boornazian and Issavi:

(i)	in the case of Messrs. O’Kane, Kirk and Postlewhite, employment may be terminated without notice for cause if:

•
the employee becomes bankrupt, is convicted of a criminal offense (other than a traffic violation or a crime with a penalty other than imprisonment), commits serious misconduct or other conduct bringing the employee or the Company or any of its subsidiaries into disrepute;

•

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Mr. O’Kane; or

•	the employee is guilty of any repeated material breach or breaches any code of conduct or ceases to be registered by any regulatory body;

(ii)	in the case of Mr. Boornazian, employment may be terminated without notice for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Re America Inc. or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer or the Board of Aspen Insurance U.S. Services Inc. or Aspen Re America Inc.;

•	the employee is convicted of a felony or entered into a plea of nolo contendre;

•
the employee violates a law, rule or regulation that (i) governs Aspen Re America Inc.’s business, (ii) has a material adverse effect on Aspen Re America Inc.’s business, or (iii) disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(iii)	in the case of Mr. Issavi, employment may be terminated without notice for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Insurance U.S. Services Inc. or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer of the Company or the Board of Directors of Aspen Insurance U.S. Services Inc. or the Company;

•	the employee is convicted of a felony or entered into a plea of nolo contendre;

•
the employee violates a law, rule or regulation that (i) governs the business of Aspen Insurance U.S. Services, Inc. (ii) has a material adverse effect on the business of Aspen Insurance U.S. Services, Inc., or (iii) disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(iv)	in the case of Messrs. O’Kane, Kirk and Postlewhite, employment may be terminated by the employee without notice for good reason if:

•	the employee’s annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee’s duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions (or in the case of Mr. O’Kane is not elected or re-elected to such positions);

•	an adverse change in the employee’s reporting relationship occurs in the case of Messrs. O’Kane and Postlewhite;

•	the employee is required to relocate more than 50 miles from the employee’s current office; or

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

(v)	in the case of Messrs. Boornazian and Issavi, employment may be terminated by the employee for good reason upon 90 days’ notice if:

•	there is a material diminution in the employee’s responsibilities, duties, title or authority;

•	the employee’s annual salary is materially reduced;

•	there is a material breach by the Company of the employment agreement; or

•	provided that, in each case, the default has not been substantially cured within 60 days’ of receipt of written notice from the employee;

(vi)
in the case of Mr. O’Kane, if the employee is terminated without cause or resigns for good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment equal to two times the sum of (x) the employee’s highest salary during the term of the agreement and (y) the average annual bonus paid to the executive (whether paid in cash, equity or a combination thereof) in the previous three years (or lesser period if employed less than three years); and (d) the unpaid balance of all previously earned annual bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which, other than the severance payments described in (c) above, shall be payable in a lump sum in cash within 30 days after termination. In the event the Company does not exercise its right to enforce garden leave under the agreement, fifty percent of the severance payments described in (c) above will paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% will be paid in four equal quarterly installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period. In the event the Company exercises its right to enforce garden leave under the agreement, all amounts described in (c) above will be reduced by the amount of salary and bonus payments received by employee during the garden leave notice period and the remaining amounts will be paid in four equal quarterly installments during the 12 months following the termination date, conditional on the employee complying with the non-solicitation provisions applying during that period. In the event Mr. O’Kane’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, are entitled to the annual incentive award the employee would have been entitled to for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date it otherwise would have been paid. Under the terms of the award agreements, Mr. O’Kane’s restricted share units will vest on death or disability and any portion of the performance shares that have met their performance conditions but have not yet vested will also be paid.

(vii)
in the case of Messrs. Kirk and Postlewhite, if the employee is terminated without cause or resigns for good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee’s highest salary rate during the term of the agreement and (y) the average bonus under the Company’s annual incentive plan actually earned by the employee (whether paid in cash, equity or a combination thereof) during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination; and (d) the unpaid balance of all previously earned annual bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(viii)
in the case of Mr. Boornazian, if the employee is terminated without cause or resigns for good reason, the employee is entitled (subject to execution of a release) to (a) earned but unpaid salary through the date in which the termination occurs and earned but unpaid prior year annual bonus, payable within 20 days after the normal payment date; (b) the sum of (x) the employee’s highest salary during the term of the agreement and (y) the average annual bonus awards received by the employee (whether paid in cash, equity or a combination thereof) for the three years immediately prior to the year of termination, payable in equal installments over the remaining term of the agreement, in accordance with regular payroll practices; and (c) a prorated annual bonus based on the actual annual bonus for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date bonuses are otherwise paid. In the event Mr. Boornazian’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, are entitled to the annual incentive award the employee would have been entitled to for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date it otherwise would have been paid. Under the terms of the award agreements, Mr. Boornazian’s restricted share units will vest on death or disability and any portion of the performance shares that have met their performance conditions but have not yet vested will also be paid; and

(ix)
in the case of Mr. Issavi, if the employee is terminated without cause or resigns for good reason, the employee is entitled (subject to execution of a release) to (a) earned but unpaid salary through the date in which his termination occurs, payable within 20 days after the normal payment date; (b) a lump sum payment equal to the employee’s then current annual base salary, payable within 20 business days after the termination date, (c) a lump sum payment equal to the lesser of (x) the employee’s then current bonus potential or (y) the average actual bonus paid to employee (whether paid in cash, equity or a combination thereof) during the three years immediately prior to the year of termination, payable within 20 business days after the termination date; and (d) any earned but unpaid prior year annual bonus, earned but unpaid equity and/or incentive awards, accrued but unpaid vacation days and unreimbursed business expenses, payable within 20 business days after the normal payment date. In the event Mr. Issavi’s employment is terminated due to his death or disability, the employee (or his estate or personal representative in the case of his death) is entitled to (i) a prorated annual bonus based on the actual annual bonus earned for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date bonuses are otherwise paid and (ii) immediate vesting, to the extent not already vested, and distribution of the restricted share units granted to the employee pursuant to his employment agreement. Under the terms of the award agreements, Mr. Issavi’s restricted share units will vest on death or disability and any portion of the performance shares that have met their performance conditions but have not yet vested will also be paid;

(x)
in the case of each of our NEOs, if the employee is terminated without cause or resigns for good reason in the six months prior to a change in control or the two-year period following a change in control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive following the date of their employment or service agreement, as applicable, shall immediately vest and remain exercisable for the remainder of their terms.

The following tables set forth the payments and benefits each of our NEOs would be entitled to receive if a termination of employment or a change in control of the Company had occurred on December 31, 2015. The calculations in the tables below do not include amounts our NEOs were already entitled to or vested in on December 31, 2015 or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of our salaried employees. All calculations in the tables below regarding the value of accelerated equity are based on the closing price of $48.30 per share of the Company’s ordinary shares on December 31, 2015, as reported by the NYSE.

	Christopher O’Kane (1)				Scott Kirk (1)
	Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason	$6,815,948	(5)	$—		$1,250,219	(8)	$—
Death (2)	$1,663,848		$8,485,199		$536,725		$947,308
Disability (3)	$—		$8,485,199		$—		$947,308
Termination without Cause (or other than for Cause) or for Good Reason in connection with a Change in Control (4)	$6,815,948	(6)	$11,894,310	(7)	$1,696,955	(9)	$1,597,667	(10)
 _________

(1)	The calculation for the payouts for Messrs. O’Kane and Kirk were converted from British Pounds into U.S. Dollars at the average exchange rate of $1.5335 to £1 for 2015.

(2)
In respect of death, the executives are entitled to a portion of the annual bonus they would have been entitled to receive for the year in which the date of death occurs. This amount represents 100% of the bonus potential for 2015.

In addition, performance shares that have already met their performance-vesting criteria but have not vested would immediately vest and be issued. For the avoidance of doubt, any performance shares that have not become eligible shares on or before the date of such termination of employment shall be forfeited on such date without consideration. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(3)
In respect of disability, the executive would not be terminated based on disability, but would be entitled to continue to receive base salary for six months after which he would be entitled to long-term disability benefits under our permanent health insurance coverage.

In addition, performance shares that have already met their performance-vesting criteria but have not vested would immediately vest and be issued. For the avoidance of doubt, any performance shares that have not become eligible shares on or before the date of such termination of employment shall be forfeited on such date without consideration. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(4)
If the employment of the above named executive officer is terminated by the Company without cause or by the executive officer for good reason (as described above and as defined in each of the individual’s respective employment agreement) within the six-month period prior to a change in control or within a two-year period following a change in control, in addition to the severance and benefits they would otherwise be entitled to, the named executive officer would also be entitled to receive accelerated vesting of outstanding equity awards. The occurrence of any of the following events constitutes a “Change in Control”:
(A)        the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any person or group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);
(B)         any person or group is or becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the beneficial owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by a person or group if immediately after such acquisition a person or group who is a shareholder of the Company on the effective date of our 2013 Share Incentive Plan continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring person or group;
(C)        the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or
(D)        a change in the composition of the Board such that the individuals who, as of the effective date of the 2003 Share Incentive Plan, constitute the Board (such Board shall be referred to for purposes of this section only as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

(5)
In the event of termination without cause or for good reason, this represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. O’Kane for the previous three years (£1,068,233) ($1,638,136) plus twice the sum of the highest salary rate during the term of the agreement (£620,000) ($950,770) and the average bonus actually earned during three years immediately prior to the year of termination (£1,068,233) ($1,638,136).

(6)
In the event of termination in connection with a change in control, this represents the average of the bonus received by Mr. O’Kane for the previous three years (£1,068,233) ($1,638,135) plus two times the sum of the current salary rate (£620,000) ($950,770) and the average bonus for the previous three years immediately prior to the termination date (£1,068,233) ($1,638,135).

(7)
Represents the acceleration of vesting in connection with a termination without cause or a resignation for good reason in the six months prior to a change in control or the two-year period following a change in control of: (i) the 2013 performance shares based on actual performance for 2013, 2014 and 2015, (ii) the 2014 performance shares earned based on actual performance for 2014 and 2015 and assumes 100% vesting for the remaining tranche subject to future performance, (iii) the 2015 performance shares based on actual performance for 2015 and assumes 100% vesting for the remaining tranches subject to future performance and (iv) the outstanding portions of the 2013, 2014 and 2015 restricted share units. We have assumed that performance shares subject to future performance vest at 100% though we note that performance shares are eligible to vest at up to 200%.

(8)
In the event of termination without cause or for good reason, this represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Kirk for the previous three years (£232,636) ($356,747) plus the sum of the highest salary rate during the term of the agreement (£350,000) ($536,725) and the average bonus actually earned during the three years immediately prior to the year of termination (£232,636) ($356,747).

(9)
In February 2015, following a review of Mr. Kirk’s service agreement, the Board agreed to increase the cash severance payable to Mr. Kirk in connection with a termination without cause or for good reason, in each case, prior to or within two years following a change in control of the Company. In particular, Mr. Kirk’s Change of Control Agreement increases the cash severance payable to Mr. Kirk in connection with a qualifying termination during the period prior to or within two years following a change in control from one times the sum of the highest salary rate during the term of the agreement and the average bonus actually earned during the three years immediately prior to the year of termination to one and one-half times such sum.
In the event of termination in connection with a change in control, this represents the average of the bonus received by Mr. Kirk for the previous three years (£232,636) ($356,747) plus one and one-half times the sum of the current salary rate (£350,000) ($536,725) and the average bonus for the previous three years immediately prior to the termination date (£232,636) ($356,747).

(10)
Represents the acceleration of vesting in connection with a termination without cause or a resignation for good reason in the six months prior to a change in control or the two-year period following a change in control of: (i) the 2013 phantom shares earned based on actual performance for 2013, 2014 and 2015, (ii) the 2014 performance shares based on actual performance for 2014 and 2015 and assumes 100% vesting for the remaining tranche subject to future performance, (iii) the 2015 performance shares based on actual performance for 2015 and assumes 100% vesting for the remaining tranches subject to future performance and (iv) the outstanding portions of the 2013, 2014 and 2015 restricted share units. Unlike the performance shares, the phantom shares eligible for vesting will vest and be settled by a cash payment equal to the fair market value of the vested phantom shares at the end of the three-year period. We have assumed that performance shares subject to future performance vest at 100% though we note that performance shares are eligible to vest at up to 200%.

	Stephen Postlewhite (1)				Brian Boornazian				Emil Issavi
	Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason	$1,861,547	(4)	$—		$2,388,534	(8)	$—		$1,256,084	(12)	$—
Death (2)	$839,591		$2,326,692		$1,276,200		$3,417,177		$825,000		$2,236,387
Disability	$—	(5)	$2,326,692		$12,180,240	(9)	$3,417,177		$6,105,000	(13)	$2,236,387
Termination without Cause (or other than for Cause) or for Good Reason in connection with a Change in Control (3)	$3,072,183	(6)	$3,507,578	(7)	$4,075,599	(10)	$4,664,524	(11)	$3,218,249	(14)	$3,312,897	(15)
_________

(1)	The calculation for the payouts for Mr. Postlewhite were converted from British Pounds into U.S. Dollars at the average exchange rate of $1.5335 to £1 for 2015.

(2)
In respect of death, the executives are entitled to a portion of the annual bonus they would have been entitled to receive for the year in which the date of death occurs. This amount represents 100% of the bonus potential for 2015. Mr. Boornazian would also be entitled to $450,000 payable pursuant to his supplemental life insurance benefit.

In addition, performance shares that have already met their performance-vesting criteria but have not vested would immediately vest and be issued. For the avoidance of doubt, any performance shares that have not become eligible shares on or before the date of such termination of employment shall be forfeited on such date without consideration. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(3)	See footnote 4 in prior table.

(4)
In the event of termination without cause or for good reason, this represents the lesser of the target annual incentive for the year in which termination occurs and the average of the annual incentive awards received by Mr. Postlewhite for the previous three years (£424,460) ($650,909) plus the sum of the highest salary rate during the term of the agreement (£365,000) ($559,728) and the average bonus actually earned during the three years immediately prior to the year of termination (£424,460) ($650,909).

(5)
In respect of disability, Mr. Postlewhite would not be terminated based on disability but would be entitled to continue to receive base salary for six months after which he would be entitled to long-term disability benefits under our permanent health insurance coverage.

In addition, performance shares that have already met their performance-vesting criteria but have not vested would immediately vest and be issued. For the avoidance of doubt, any performance shares that have not become eligible shares on or before the date of such termination of employment shall be forfeited on such date without consideration. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(6)
In February 2015, following a review of Mr. Postlewhite’s service agreement, the Board agreed to increase the cash severance payable to Mr. Postlewhite in connection with a termination without cause or for good reason, in each case, prior to or within two years following a change in control of the Company. In particular, Mr. Postlewhite’s Change of Control Agreement increases the cash severance payable to Mr. Postlewhite in connection with a qualifying termination during the period prior to or within two years following a change in control from one times the sum of the highest salary rate during the term of the agreement and the average bonus actually earned during the three years immediately prior to the year of termination to two times such sum.

In the event of termination relating to a change in control this represents the average of the bonus received by Mr. Postlewhite for the previous three years (£424,460) ($650,909) plus two times the sum of the current salary rate (£365,000) ($559,728) and the average bonus for the previous three years immediately prior to the termination date (£424,460) ($650,909).

(7)
Represents the acceleration of vesting, in connection with a termination without cause or a resignation for good reason in the six months prior to a change in control or the two-year period following a change in control of: (i) the 2013 performance shares based on actual performance for 2013, 2014 and 2015, (ii) the 2014 performance shares earned based on actual performance for 2014 and 2015 and assumes 100% vesting for the remaining tranche subject to future performance, (iii) the 2015 performance shares based on actual performance for 2015 and assumes 100% vesting for the remaining tranches subject to future performance and (iv) the outstanding portions of the 2013, 2014 and 2015 restricted share units. We have assumed that performance shares subject to future performance vest at 100% though we note that performance shares are eligible to vest at up to 200%.

(8)
In the event of termination without cause or for good reason, this represents the sum of the highest base salary during the term of the agreement ($612,000), the average bonus actually earned during the three years immediately prior to the year of termination ($950,533), plus Mr. Boornazian’s earned cash bonus for 2015 ($826,000).

(9)
In respect of disability, Mr. Boornazian would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of his bonus potential for 2015. In addition, Mr. Boornazian would be entitled to receive a supplemental disability benefit of $11,354,040.

(10)
In February 2015, following a review of Mr. Boornazian’s employment agreement, the Board agreed to increase the cash severance payable to Mr. Boornazian in connection with a termination without cause or for good reason, in each case, prior to or within two years following a change in control of the Company. In particular, Mr. Boornazian’s Change of Control Agreement increases the cash severance payable to Mr. Boornazian in connection with a qualifying termination during the period prior to or within two years of a change in control from one times the sum of the highest salary rate during the term of the agreement and the average bonus actually earned during the three years immediately prior to the year of termination to two times such sum.

In the event of termination in connection with a change in control, this represents the average of the bonus received by Mr. Boornazian for the previous three years ($950,533) plus two times the sum of the current salary rate ($612,000) and the average bonus for the previous three years immediately prior to the termination date ($950,533).

(11)	See footnote 7 above.

(12)
In the event of termination without cause or for good reason, this represents a lump sum equal to Mr. Issavi’s current base salary ($550,000) and the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Issavi for the previous three years ($706,083).

(13)
In respect of disability, Mr. Issavi would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of his bonus potential for 2015 ($907,500). In addition, Mr. Issavi would be entitled to receive a supplemental disability benefit of $5,280,000.

(14)
In February 2015, following a review of Mr. Issavi’s employment agreement, the Board agreed to increase the cash severance payable to Mr. Issavi in connection with a termination without cause or for good reason, in each case, prior to or within two years following a change in control of the Company. In particular, Mr. Issavi’s Change of Control Agreement increases the cash severance payable to Mr. Issavi in connection with a qualifying termination during the period prior to or within two years of a change in control from one times the sum of the highest salary rate during the term of the agreement and the average bonus actually earned during the three years immediately prior to the year of termination to two times such sum.

In the event of termination in connection with a change in control, this represents the average of the bonus received by Mr. Issavi for the previous three years ($706,083) plus two times the sum of the current salary rate ($550,000) and the average bonus for the previous three years immediately prior to the termination date ($706,083).

(15)	See footnote 7 above.

Non-Employee Director Compensation for 2015
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash (1) ($)	Share Awards (2) ($)	Total ($)
Liaquat Ahamed (3)	80,000	113,104	193,104
Albert Beer (4)	115,000	113,104	228,104
Richard Bucknall (5)	190,201	113,104	303,305
John Cavoores (6)	90,000	113,104	203,104
Gary Gregg (7)	105,000	113,104	218,104
Heidi Hutter (8)	225,727	113,104	338,831
Gordon Ireland (9)	105,000	113,104	218,104
Glyn Jones (10)	306,700	497,706	804,406
Karl Mayr (11)	118,371	—	118,371
Peter O’Flinn (12)	135,000	113,104	248,104
Bret Pearlman (13)	75,000	113,104	188,104
Ron Pressman (14)	87,082	113,104	200,186
__________

(1)
For directors who wish to be paid for their services to the Company in British Pounds rather than U.S. Dollars (for any amounts denominated in U.S. Dollars), such as Messrs. Bucknall and Ireland, such compensation for 2015 was converted into British Pounds at the prevailing rate of exchange between the British Pound and the U.S. Dollar at the time of payment. For fees denominated and paid to directors in British Pounds, such as Mr. Jones for his services as Chairman of the Board, Mr. Bucknall and Ms. Hutter for their services to AMAL and Aspen U.K. and Mr. Mayr for his services to Aspen U.K., for reporting purposes an exchange rate of $1.5335 to £1 was used for 2015, which is the average rate of exchange for 2015.

(2)
Consists of restricted share units. Valuation is based on the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeitures related to service-based vesting conditions, which is $40.95 for the restricted share units granted on February 9, 2015 as reported by the NYSE on the date of grant.

(3)
Represents (i) $50,000 annual Board fee, (ii) $20,000 attendance fee and (iii) $10,000 for serving as the Chair of the Investment Committee. In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. Ahamed held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016.

(4)
Represents (i) $50,000 annual Board fee, (ii) $25,000 attendance fee, (iii) $10,000 for serving as a member of the Audit Committee and (iv) $30,000 for serving on the board of directors and the audit committee of Aspen Bermuda. In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. Beer held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016.

(5)
Represents (i) $50,000 annual Board fee, (ii) $25,000 attendance fee, (iii) $10,000 for serving as a member of the Audit Committee, (iv) the pro rata amount of $2,918 for serving as the Chair of the Compensation Committee until March 12, 2015, (v) £32,932 ($50,501) annual fee for serving on the board of directors of Aspen U.K. (which fee increased from £30,000 to £35,000 effective June 1, 2015) and (vi) £33,767 ($51,782) annual fee for serving on the board of directors of AMAL (which fee increased from £30,000 to £35,000 effective April 1, 2015). In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. Bucknall held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016.

(6)
Represents (i) $50,000 annual Board fee, (ii) $20,000 attendance fee and (iii) $20,000 attendance fee for serving on the Aspen U.S. Insurance Executive Board, an advisory board to Aspen Insurance’s U.S. operations. In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. Cavoores held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016. Mr. Cavoores also held 2,012 vested options as of December 31, 2015. Mr. Cavoores was an employee of the Company through December 31, 2011.

(7)
Represents (i) $50,000 annual Board fee, (ii) $25,000 attendance fee, (iii) $10,000 for serving as a member of the Audit Committee and (iv) $20,000 attendance fee for serving on the Aspen U.S. Insurance Executive Board, an advisory board to

Aspen Insurance’s U.S. operations. In respect of the 2,762 share units granted on February 9, 2015, Mr. Gregg held 461 unvested restricted share units as of December 31, 2015, which vested and settled February 9, 2016.

(8)
Represents (i) $50,000 annual Board fee, (ii) $25,000 attendance fee, (iii) $10,000 for serving as a member of the Audit Committee, (iv) $15,000 for serving as the Chair of the Risk Committee, (v) $10,000 for serving as Lead Independent Director of the Board, (vi) £32,932 ($50,501) annual fee for serving on the board of directors of Aspen U.K. (which fee increased from £30,000 to £35,000 effective June 1, 2015), (vii) £33,767 ($51,782) annual fee for serving on the board of directors of AMAL (which fee increased from £30,000 to £35,000 effective April 1, 2015) and (viii) £8,767 ($13,444) for serving as Chair of AMAL(which fee increased from £5,000 to £10,000 effective April 1, 2015). In respect of the 2,762 restricted share units granted on February 9, 2015, Ms. Hutter held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016. Ms. Hutter also held 2,435 vested options as of December 31, 2015.

(9)
Represents (i) $50,000 annual Board fee, (ii) $25,000 attendance fee and (iii) $30,000 for serving as Chair of the Audit Committee. In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. Ireland held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016.

(10)
Represents Mr. Jones’ annual Chairman’s fee of £200,000 ($306,700). In respect of the 12,154 restricted share units granted on February 9, 2015, Mr. Jones held 2,026 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016. During 2015, the Company provided Mr. Jones with access to private medical insurance, for which Mr. Jones paid the full cost.

(11)
Represents (i) the pro rata amount of $4,110 for the annual Board fee from December 2, 2015 when Mr. Mayr was appointed to the Board, (ii) $5,000 attendance fee, (iii) the pro rata amount of £39,644 ($60,794) for serving on the board of directors of Aspen U.K. from April 1, 2015 (subject to receiving regulatory approval) and (iv) £31,606 ($48,467) in connection with his strategic and developmental support for Aspen Re between March 11, 2015 and November 30, 2015.

(12)
Represents (i) $50,000 annual Board fee, (ii) $25,000 attendance fee, (iii) $10,000 for serving as a member of the Audit Committee, (iv) $10,000 for serving as the Chair of the Corporate Governance and Nominating Committee, (v) $30,000 for serving on the board of directors of Aspen Bermuda and (vi) $10,000 for serving as the Chair of the audit committee of Aspen Bermuda. In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. O’Flinn held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016.

(13)
Represents (i) $50,000 annual Board fee and (ii) $25,000 attendance fee. In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. Pearlman held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016.

(14)
Represents (i) $50,000 annual Board fee, (ii) $25,000 attendance fee and (iii) the pro rata amount of $12,082 for serving as Chair of the Compensation Committee from March 12, 2015. In respect of the 2,762 restricted share units granted on February 9, 2015, Mr. Pressman held 461 unvested restricted share units as of December 31, 2015, which vested and settled on February 9, 2016.

Summary of Non-Employee Director Compensation
Cash Fees.  The compensation of non-employee directors is benchmarked against peer companies and companies listed on the FTSE 250, taking into account complexity, time commitment and committee duties. For 2015, the annual director fee was $50,000, plus a fee of $5,000 for each formal Board meeting or a gathering of the Board where in-person attendance is expected (or single group of Board and/or committee meetings) attended by the director. Mr. Jones, our Chairman, received an annual fee of £200,000 ($306,700) in 2015. Directors who are executive officers of the Company are not paid additional compensation for serving as directors.
For 2015, the fees for Committee Chairs were as follows:

•	Audit Committee Chair — $30,000

•	Compensation Committee Chair — $15,000

•	Risk Committee Chair — $15,000

•	Corporate Governance and Nominating Committee Chair — $10,000

•	Investment Committee Chair — $10,000
Members of the Audit Committee (other than the Chair of the Audit Committee) also receive an additional $10,000 per annum for service on that Committee.

In addition, the Lead Independent Director receives $25,000 per annum, inclusive of all other fees received in connection with chairing any of our Committees.

Mr. Bucknall and Ms. Hutter, who are also members of the board of directors of Aspen U.K., receive an annual fee of £35,000 ($53,673) per annum for such service. For 2015, Mr. Bucknall and Ms. Hutter each received the pro rata amount of £32,932 ($50,501) as the annual fee for serving on the board of Aspen U.K. increased from £30,000 ($46,005) to £35,000 ($53,673) effective June 1, 2015. Mr. Mayr received £39,644 ($60,794), the pro rata amount of the annual fee for serving on the board of Aspen U.K. from April 1, 2015 (subject to receiving regulatory approval). Effective April 1, 2015, the fees for serving on the board of directors of AMAL increased from £30,000 ($46,005) to £35,000 ($53,673) for Mr. Bucknall and from £35,000 ($53,673) to £45,000 ($69,008) for Ms. Hutter who also acts as the Chair of AMAL. For her service as Lead Independent Director, Ms. Hutter also received $10,000 (such amount being the $25,000 per annum fee for her service as Lead Independent Director less the $15,000 per annum fee for her service as Chair of the Risk Committee). Mr. O’Flinn received $30,000 for serving on the board of directors of Aspen Bermuda and $10,000 for serving as the Chair of Aspen Bermuda’s audit committee. Mr. Beer received $30,000 for serving on the board of directors of Aspen Bermuda. In addition, Messrs. Cavoores and Gregg received $20,000 for their attendance on the Aspen U.S. Insurance Executive Board, an advisory board to Aspen Insurance’s U.S. operations, consisting of $5,000 for every meeting they attended.
Equity Awards.  Directors who are not employees of the Company, other than the Chairman, are entitled to an annual grant of $100,000 (calculated based on the closing share price on the date of grant) in restricted share units. On February 6, 2015, the Board approved a one-time increase in the value of the annual grant to $125,000 in restricted share units (calculated based on the closing share price on the date of grant of February 9, 2015). Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units are eligible to vest on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. A portion of the shares that is eligible to vest following the final vesting date in the calendar year of the date of grant is delivered as soon as practicable thereafter and the remaining shares under the restricted share units are delivered on the first anniversary of the grant date. If a director leaves the Board for any reason other than “cause” (as defined in the award agreement), then the director would receive the shares under the restricted share units that had vested through the date the director leaves the Board. On February 4, 2016, the Board approved a grant of $100,000 in restricted share units (calculated based on the average closing share price in the first quarter of 2016 up to and including the grant date of February 8, 2016).
Mr. Jones, our Chairman, received a one-time increase in the value of his annual grant to $550,000 (calculated based on the closing share price on the date of grant) in restricted share units for 2015. The Chairman is entitled to an annual grant of restricted share units of $500,000, although the Board retains the right to vary the yearly grant of restricted share units to the Chairman depending on market conditions, time commitment and performance of the Company. However, in no event will the Chairman receive a grant of less than $200,000 in restricted share units. On February 4, 2016, the Board approved a grant of $500,000 in restricted share units (calculated based on the average closing share price in the first quarter of 2016 up to and including the grant date of February 8, 2016).
Non-Employee Director Share Ownership Guidelines. On July 24, 2013, the Board approved share ownership guidelines for the non-employee directors of the Company. These guidelines require all non-employee directors to own Company ordinary shares equivalent to the market value of four times their respective annual retainers (currently $50,000 per annum). In respect of the Chairman, the shareholding requirement is the equivalent to the market value of four times his annual fee. Non-employee directors may not sell Company ordinary shares until they have reached the required holding. Once non-employee directors have achieved the required holding they are expected to maintain a shareholding at this level at all times.
Compensation Policies and Risk
Our compensation program, which applies to all employees including executive officers, is designed to provide competitive levels of reward that are responsive to group and individual performance but do not incentivize risk taking that is reasonably likely to have a material adverse effect on the Company.
In reaching our conclusion that our compensation practices do not incentivize risk taking that is reasonably likely to have a material adverse effect on the Company, we examined the various elements of our compensation programs and policies and our risk mitigation controls. The main risks we identified within our compensation program are (i) the risk that management deliberately sponsors excessive risk taking in order to influence one or more of the performance metrics which determine, or may determine, the value of one or more components of their performance related compensation and (ii) the risk that individual underwriters (or underwriting teams) seek to increase their underwriting results by taking excessive risks with the intention of increasing the value of their performance-related compensation.
We believe the most important mitigating factor for these risks is our risk culture which is characterized by a top-down commitment to a disciplined process for the identification, measurement, management and reporting of risks. For example, as a company which provides catastrophe cover, one of the risks we face is having excessive natural catastrophe exposure, which if not managed would create a high return on equity in a low catastrophe year and capital impairment in a year where excess catastrophe occurs. We manage this risk by having natural catastrophe tolerances approved by the Board as part of our annual business plans. Adherence to these limits is independently monitored and reported quarterly by the Chief Risk Officer to management with any breaches of set tolerances reported to the Risk Committee. Another example of risk mitigation controls relates to reserve adequacy. We manage this risk by restricting any proposals for reserve releases to the actuarial reserving team, which is independent of underwriting. Proposals for reserve releases are only recommended by the Reserve Committee if the actuarial reserving team deems such proposal appropriate. The Chief Executive Officer and Chief Financial Officer review the recommendations of the Reserve Committee. In addition, all reserve releases are subject to a quarterly review by the Audit Committee, who may scrutinize and challenge these decisions, and the Reserve Committee receives a report on reserve adequacy from an independent consulting actuarial firm on an annual basis. Another example of a risk mitigation control relates to our process for making bonus determinations. In addition to reviewing performance data, the Chief Executive Officer takes into consideration risk data, including internal audit reviews, underwriting reviews and reports of compliance breaches. If there is evidence of a material breach of our risk controls which has exposed us to excessive risks, it is likely that such individual would be adversely impacted in his or her compensation. Bonus determinations also include an evaluation of behavioral competencies and any deficiencies in an individual’s behavioral competencies would likely adversely impact their bonus.

 Compensation Committee Report
The following report is not deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Our Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Exchange Act with the Company’s management. Based on the review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Compensation Committee
Ronald Pressman (Chair)
Gary Gregg
Bret Pearlman
March 10, 2016

 Audit Committee Report
The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.
This report is furnished by the Audit Committee of the Board with respect to the Company’s financial statements for the year ended December 31, 2015. The Audit Committee held four meetings in 2015.
The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.
The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015, KPMG LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.
In performing its oversight role in connection with the audit of the Company’s financial statements for the year ended December 31, 2015, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on these reviews and discussions, the Audit Committee has determined that its independent registered public accounting firm is independent and has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC and for presentation to the shareholders at the Annual General Meeting.
Audit Committee
Gordon Ireland (Chair)
Albert Beer
Richard Bucknall
Gary Gregg
Heidi Hutter
Peter O’Flinn

March 10, 2016

Policy on Shareholder Proposals for Director Candidates and Evaluation of Director Candidates
The Board has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.
Submission of Shareholder Proposals.  Shareholder proposals to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual general meeting and comply with the requirements of Rule 14a-8 of the Exchange Act. The Company can exclude a proposal if it has failed one of the eligibility or procedural requirements of Rule14a-8. Accordingly, the Company may exclude such shareholder proposals even if received in a timely manner.
If shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company’s proxy), shareholder nominations for directors at the annual general meeting of shareholders must be received by the Company at least ninety (90) calendar days before the annual general meeting of shareholders.
A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM19, Bermuda, or by fax to 1 (441) 295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•
the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such ordinary shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.
In connection with the Corporate Governance and Nominating Committee’s evaluation of director nominees, the Company may request that the nominee complete a Directors’ and Officers’ Questionnaire regarding such nominee’s independence, related parties transactions, and other relevant information required to be disclosed by the Company.
Minimum Qualifications for Director Nominees.  A nominee recommended for a position on the Board must meet the following minimum qualifications:

•	have the highest standards of personal and professional integrity;

•	have exhibited mature judgment through significant accomplishments in his or her chosen field of expertise;

•	have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	be able to read and understand financial statements to an appropriate level for the exercise of his or her duties; and

•	be familiar with, and willing to assume, the duties of a director on the board of directors of a public company.
Process for Evaluation of Director Nominees.  The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of the Board to the extent necessary to fill vacancies on the Board or as otherwise desired by the Board. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the Board select director nominees for shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the Board. As vacancies arise, the Corporate Governance and Nominating Committee looks at the overall Board and assesses the need for specific qualifications and experience needed to enhance the composition and diversify the viewpoints and contribution to the Board. For example, the Corporate Governance and Nominating Committee may determine that members of the Board should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company’s activities.
The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.
Certain additional criteria for consideration of a director nominee may include, but are not limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee’s qualifications and accomplishments and whether they complement the Board’s existing strengths;

•	the nominee’s leadership, strategic, or policy setting experience;

•	the nominee’s experience and expertise relevant to the Company’s insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee’s independence qualifications, as defined by NYSE listing standards;

•	the nominee’s actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its shareholders;

•	the nominee’s ability to represent the interests of all shareholders of the Company; and

•
the nominee’s financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Communications to the Board of Directors
The Board provides a process for shareholders and interested parties to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors, including non-management directors, by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM19, Bermuda, or by fax to 1 (441) 295-1829. All communications will be referred to the Board or relevant directors.

Board of Directors Policy on Directors’ Attendance at Annual General Meetings
Directors are expected to attend the Company’s annual general meeting of shareholders.
Section 16(a) Beneficial Ownership Reporting Compliance
The Company is required to comply with the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions and the recovery of “short-swing” profits from the purchase or sale of Company securities by certain persons. Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of the Company’s ordinary shares, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all persons subject to the reporting requirements of Section 16(a) of the Exchange Act filed the required reports on a timely basis since the Company’s status as a domestic issuer began on January 1, 2013.
Other Matters
As of the date of this Proxy Statement, the Board knows of no matters that will be presented for consideration at the Annual General Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the Annual General Meeting and shall be voted on, the proxy holders will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote in accordance with the recommendation of the Board or otherwise in their best judgment.
Submission of Shareholder Proposals for 2017

To be considered for inclusion in the proxy statement relating to the 2017 annual general meeting of shareholders, shareholder proposals must be received by the Company at its registered office located at 141 Front Street, Hamilton HM19, Bermuda, addressed to the Company Secretary, no later than November 12, 2016, the 120th day before the one-year anniversary of the 2016 proxy statement (i.e., March 10, 2017). If we change the date of the 2017 annual general meeting of shareholders by more than thirty (30) days from the date of this year’s Annual General Meeting, we will provide a revised deadline for such shareholder proposals in one of our quarterly reports on Form 10-Q to be filed with the SEC. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act. Any notice for a director nomination shall include the information set forth under “Policy on Shareholder Proposals for Director Candidates and Evaluation of Director Candidates — Submission of Shareholder Proposals” above.

In addition, a shareholder may introduce a proposal at the 2017 annual general meeting of shareholders other than pursuant to Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company Secretary at Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM19, Bermuda by January 24, 2017 as required by Rule 14a-4(c)(1) of the Exchange Act and will not be included in our proxy statement relating to the 2017 annual general meeting. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Board as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

Householding
Unless we have received contrary instructions, we may send a single copy of the Annual Report on Form 10-K for the year ended December 31, 2015 and the Proxy Statement to multiple shareholders who share the same address and who own the Company’s ordinary shares through a bank, broker or other nominee. This process, known as householding, reduces the environmental impact of the Annual General Meeting and reduces our postage and printing costs. If a bank, broker or other nominee holds your ordinary shares, please contact your bank, broker or other nominee directly if you wish to discontinue householding.
Annual Report on Form 10-K
We filed an Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC on February 19, 2016. Shareholders may obtain a copy of our Annual Report on Form 10-K, free of charge, by writing to Investor Relations, c/o Aspen Insurance U.S., 590 Madison Avenue, 7th Floor, New York, NY 10022, USA.

BENEFICIAL OWNERSHIP
The following table sets forth information as of February 22, 2016 (including, in this table only, options that would be exercisable by April 22, 2016) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our Bye-Laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.
As of February 22, 2016, 60,762,721 ordinary shares were outstanding.

Name and Address of Beneficial Owner (1)	Number of Ordinary Shares (2)	Percentage of Ordinary Shares Outstanding (2)
Dimensional Fund Advisors LP (3)	4,653,491	7.66%
Building One 6300 Bee Cave Road, Austin, TX 78746 U.S.A.
The Vanguard Group (4)	4,616,117	7.59%
100 Vanguard Boulevard Malvern, PA 19355 U.S.A.
BlackRock Inc. (5)	4,064,343	6.70%
55 East 52nd Street New York, NY 10055 U.S.A.
FMR LLC (6)	3,270,958	5.38%
245 Summer Street Boston, MA 02210 U.S.A.
AllianceBernstein L.P. (7)	2,382,422	3.90%
1345 Avenue of the Americas New York, NY 10105 U.S.A.
Glyn Jones (8)	117,743	*
Christopher O’Kane (9)	280,884	*
Scott Kirk (10)	5,589	*
Stephen Postlewhite (11)	24,506	*
Brian Boornazian (12)	25,257	*
Emil Issavi (13)	29,758	*
Liaquat Ahamed (14)	24,707	*
Albert Beer (15)	15,202	*
Richard Bucknall (16)	30,860	*
John Cavoores (17)	23,379	*
Gary Gregg (18)	12,890	*
Heidi Hutter (19)	67,078	*
Gordon Ireland (20)	8,317	*
Karl Mayr (21)	-	*
Peter O’Flinn (22)	21,947	*
Bret Pearlman (23)	6,929	*
Ronald Pressman (24)	12,601	*
All directors and executive officers as a group (26 persons)	910,114	1.50%
___________

*	Less than 1%

(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM 19, Bermuda.

(2)
Represents the outstanding ordinary shares as at February 19, 2016, except for unaffiliated shareholders whose information is disclosed as of the dates of their Schedule 13G noted in their respective footnotes. With respect to our directors and executive officers, includes ordinary shares that may be acquired within 60 days of February 19, 2016 upon (i) the exercise of vested options and (ii) awards issuable for ordinary shares, in each case, held only by such person. The percentage of ordinary shares outstanding reflects the amount outstanding as at February 19, 2016. However, the beneficial ownership for non-affiliates is as of the earlier dates referenced in their respective notes below. Accordingly, the percentage ownership may have changed following such Schedule 13G filings.

Our Bye-Laws generally provide for voting adjustments in certain circumstances.

(3)	As filed with the SEC on Schedule 13G on February 9, 2016 by Dimensional Fund Advisors LP.

(4)	As filed with the SEC on Schedule 13G on February 10, 2016 by Vanguard Group Inc.

(5)	As filed with the SEC on Schedule 13G on January 25, 2016 by BlackRock Inc.

(6)	As filed with the SEC on Schedule 13G on February 12, 2016 by FMR LLC.

(7)	As filed with the SEC on Schedule 13G on February 16, 2016 by AllianceBernstein LP.

(8)
Represents 117,743 ordinary shares held by Mr. Jones. This amount does not include the grant of 10,952 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(9)	Includes 280,884 ordinary shares held by Mr. O’Kane.

(10)	Represents 5,589 ordinary shares held by Mr. Kirk.

(11)	Represents 24,506 ordinary shares held by Mr. Postlewhite.

(12)	Represents 25,257 ordinary shares held by Mr. Boornazian.

(13)	Represents 29,758 ordinary shares held by Mr. Issavi.

(14)
Represents 24,707 ordinary shares held by Mr. Ahamed. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(15)
Represents 15,202 ordinary shares held by Mr. Beer. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(16)
Represents 30,860 ordinary shares held by Mr. Bucknall. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(17)
Represents 21,367 ordinary shares and 2,012 ordinary shares issuable upon exercise of vested options held by Mr. Cavoores. This amount does not include the grant of 2190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(18)
Represents 12,890 ordinary shares held by Mr. Gregg, 5,300 of which were purchased. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(19)
Represents 47,261 ordinary shares held by Ms. Hutter. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 17,382 ordinary shares beneficially owned by The Black Diamond Group, LLC. The business address of Ms. Hutter is c/o Black Diamond Group, 515 Congress Avenue, Suite 2220, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 2,435 ordinary shares. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(20)
Represents 8,317 ordinary shares held by Mr. Ireland. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(21)
Represents nil ordinary shares held by Mr. Mayr. This amount does not include the grant of 2,556 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(22)
Represents 21,947 ordinary shares held by Mr. O’Flinn. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(23)
Represents 6,929 ordinary shares held by Mr. Pearlman. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(24)
Represents 12,601 ordinary shares held by Mr. Pressman. This amount does not include the grant of 2,190 restricted share units granted on February 8, 2016 of which 10/12th are issuable on December 8, 2016 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

PROPOSAL FOR ELECTION OF CLASS III DIRECTORS
(Proposal No. 1)
Proposal No. 1 calls for a vote FOR the re-election of Messrs. Ronald Pressman and Gordon Ireland and the election of Mr. Karl Mayr as Class III directors of the Company at the Annual General Meeting. If elected, each Class III director will serve until the Company’s Annual General Meeting of shareholders in 2019. The Corporate Governance and Nominating Committee recommends all of the nominees to our Board for re-election and election at the Annual General Meeting.
Biographical information relating to the directors under Proposal No. 1 is presented in this Proxy Statement under “Management – Board of Directors of the Company.”
Votes Required
Proposal No. 1 requires approval by the affirmative vote of a majority of the voting power of the votes cast and entitled to vote at the Annual General Meeting, subject to our Bye-Laws 63 to 67.
THE BOARD RECOMMENDS VOTING “FOR” THE RE-ELECTION
AND ELECTION OF NOMINEES AS CLASS III DIRECTORS

NON-BINDING ADVISORY VOTE ON COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
(Proposal No. 2)
Proposal No. 2 calls for a non-binding, advisory vote FOR the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and accompanying tables and narratives disclosed in this Proxy Statement.
The Dodd–Frank Wall Street Reform and Consumer Protection Act contains a requirement that certain public companies provide a non-binding shareholder vote to approve executive compensation. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program. This is an advisory vote and, as such, is not binding on the Company, the Board or the Compensation Committee. However, the Board will take the results of the vote into account when considering future executive compensation arrangements.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our compensation policies continue to emphasize aligning our executives’ pay with our performance. At our 2015 Annual General Meeting, our Say-on-Pay Vote received overwhelming support with approximately 94% shareholder vote in favor of our executive compensation program. Our Compensation Committee decided to retain the core design of our executive compensation program, as it believes our current compensation program design continues to properly reward our executives for their performance, motivate them to work towards achieving our long-term objectives, and strengthens the alignment of their interests with those of our shareholders.
In 2015, we achieved an operating return on equity of 10.0% and a growth in diluted BVPS, after adding back dividends, of 3.8%, which we believe is a strong result in light of market conditions in the insurance industry and the continued interest rate environment. Moreover, we made progress with regards to our strategic objectives and continued to enhance and build our insurance platform. Our key compensation outcomes reflected this performance and were consistent with our pay for performance philosophy. We encourage a performance-based culture throughout the Company, and at senior levels we developed an approach to compensation that aligns our executive’s compensation with his or her performance and contribution to the results of the Company. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that the three elements of total direct compensation (base salary, annual bonus and long-term incentive awards) should be balanced such that each executive has the appropriate amount of pay that is contingent on performance and long-term. In 2015, a majority of our NEOs’ pay was delivered through performance-based compensation with a significant portion realized over more than one year. We encourage you to read the Compensation Discussion and Analysis and accompanying tables and narratives in this Proxy Statement for a detailed discussion of our executive compensation program. Accordingly, we ask our shareholders to vote on the following resolution at the Annual General Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Votes Required
Proposal No. 2 requires approval by the affirmative vote of a majority of the voting power of the votes cast and entitled to vote at the Annual General Meeting, subject to our Bye-Laws 63 to 67.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION
DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION
CONTAINED IN THIS PROXY STATEMENT

APPROVAL OF THE 2016 STOCK INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS

(Proposal No. 3)

Proposal No. 3 calls for a vote FOR the adoption of the Company’s 2016 Stock Incentive Plan for Non-Employee Directors (the “2016 NED Plan”). The Board unanimously determined at its meeting held on February 5, 2016 that it is in the best interests of the Company and its shareholders to adopt the 2016 NED Plan.

Background and Purpose
Our Board adopted the 2006 Share Incentive Plan (the “2006 NED Plan”) on April 10, 2006, subject to approval by our shareholders at the 2006 Annual General Meeting. The 2016 NED Plan will be effective as of the date of the 2016 Annual General Meeting if approved by our shareholders. The 2016 NED Plan is intended to replace the 2006 NED Plan which expires on April 10, 2016. Following its expiration, no additional awards will be made under the 2006 NED Plan but the terms and conditions of any outstanding awards granted under the 2006 NED Plan will not be affected.

The total number of shares that may be issued under the 2016 NED Plan is 263,695 shares (which includes 13,695 shares available for grant under the 2006 NED Plan as of the record date, which shares will no longer be available for issuance thereunder following the expiration of the 2006 NED Plan on April 10, 2016), which the Board anticipates will support approximately three years of grants to the Company’s non-employee directors. The Board adopted the 2016 NED Plan because the 2006 NED Plan is approaching its expiration date and is insufficient to support the Company’s desire to compensate its non-employee directors with equity-based compensation.

In adopting the 2016 NED Plan and recommending its approval to shareholders, the Board considered the importance and efficiency of equity compensation in its overall compensation program and philosophy. As part of its philosophy, the Board believes that a portion of non-employee directors’ compensation should be in the form of equity awards because equity awards align the interests of non-employee directors and shareholders.

The Board believes it is in the best interests of shareholders to approve the 2016 NED Plan. If the 2016 NED Plan is not approved, it will unnecessarily restrict the Company’s ability to compensate its non-employee directors with the Company’s shares, as is consistent with its current compensation philosophy for its non-employee directors. The Board believes that the 2016 NED Plan will serve a critical role in attracting and retaining the high calibre non-employee directors essential to the Company’s success. The Board also believes that share ownership by non-employee directors benefits the Company and shareholders. As a result, the Board urges you to vote to approve the adoption of the 2016 NED Plan.

Equity Compensation Plan Information
The table below includes securities to be issued upon exercise of outstanding options and other awards granted pursuant to the Company’s 2003 Share Incentive Plan, as amended, the 2006 NED Plan, as amended, the 2008 Employee Share Purchase Plan, the 2008 Sharesave Scheme, as amended, and the 2013 Share Incentive Plan (collectively, the “Equity Plans”), in each case, as of December 31, 2015, and shares reserved for future issuance under the Equity Plans (but not, for the avoidance of doubt, the 2016 NED Plan). The Equity Plans were approved by shareholders at our annual general meetings.

	As of December 31, 2015
	A	B	C
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by security holders	1,303,531	$0.53	2,759,724	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,303,531	$0.53	2,759,724	(3)

(1)
In respect of performance shares, this column includes (i) 250,630 performance shares that have been earned based on applicable performance testing prior to December 31, 2015 and (ii) 512,403 performance shares that are subject to performance testing after December 31, 2015, which we have assumed will vest at 100% of target performance (the actual number of performance shares earned can range from 0% to 200% of target based on applicable performance testing). Of the amount in clause (ii) above, 263,433 performance shares were earned and 18,314 were forfeited in February 2016 based on our 2015 financial results.

(2)
The weighted average exercise price calculation includes option exercise prices between $21.96 and $24.76 plus outstanding restricted share units and performance shares which have a $Nil exercise price. The weighted-average exercise price of the outstanding options (i.e., excluding outstanding restricted share units and performance shares) is $23.59.

(3)	Following its expiration on April 10, 2016, no additional grants will be made under the 2006 NED Plan.

Summary of the 2016 NED Plan
The full text of the 2016 NED Plan is attached to this Proxy Statement as Appendix B. The following summary and description of the 2016 NED Plan is qualified in its entirety by the provisions of such text.
Purpose. The purpose of the 2016 NED Plan is to improve the Company’s ability to attract and retain highly qualified individuals to serves as non-employee directors of the Company and to strengthen the common interest between such directors and the Company’s shareholders. The 2016 NED Plan provides for the granting of options, restricted share units or other share-based incentive awards to non-employee directors of the Company.
Administration. The 2016 NED Plan may be administered by the Board or a committee selected by the Board consisting solely of two or more members of the Board who, if Section 16 of the Exchange Act is applicable, qualify as “non-employee directors” under Exchange Act Rule 16b-3. References in this summary to the “Committee” are to the Board or such committee, as the case may be, in its capacity as the 2016 NED Plan administrator. The Committee interprets the 2016 NED Plan, establishes rules and regulations for the 2016 NED Plan’s administration, determines who will receive awards and establishes the terms of the awards. The Committee may delegate its responsibilities as it deems appropriate. Each award granted under the 2016 NED Plan will be evidenced by a written or electronic award agreement, which will govern that award’s terms and conditions.
Eligibility. Awards may be granted to non-employee directors of the Company. As of the record date, approximately 12 non-employee directors would have been eligible to receive awards under the 2016 NED Plan. The Committee reserves the right to determine which non-employee directors will receive awards under the 2016 NED Plan.
Share Limit. Subject to equitable adjustment in the event of a change in the Company’s capitalization, the total number of shares that may be issued under the 2016 Share Incentive Plan is 263,695 shares (which includes 13,695 shares available for grant under the 2006 NED Plan as of the record date, which shares will no longer be available for issuance thereunder following the expiration of the 2006 NED Plan on April 10, 2016). The number of shares that may be issued under the 2016 NED Plan will be reduced by (i) the gross number of shares for which options are exercised, regardless of whether any of the shares underlying such awards are not actually issued to the participant as the result of a net settlement, and (ii) any shares that may be withheld to satisfy any tax withholding obligation with respect to any award. Shares shall not be deemed to have been issued pursuant to the 2016 NED Plan with respect to any portion of an award that is settled in cash. Shares that are subject to awards that are forfeited, are canceled, expire, terminate or lapse without the payment of consideration will not reduce the total number of shares that may be issued under the 2016 NED Plan.
The shares deliverable under the 2016 NED Plan are the Company’s ordinary shares and may be shares that have been authorized but not yet issued or shares the Company previously issued and reacquired. The fair market value of an ordinary share as of March 1, 2016 was $45.75, the closing price of the Company’s ordinary shares as reported by the NYSE on such date.
Adjustments for Capital Structure Changes. In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, reclassification or exchange of shares or other corporate exchange, or any distribution to shareholders of shares, other than regular cash dividends, or any change in the corporate structure similar to the foregoing, the Committee will make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under the 2016 NED Plan as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2016 NED Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which awards may be granted in any calendar year, (iii) the exercise price of any outstanding options and (iv) any other affected terms of such awards.
Individual Award Limitations. The maximum amount of shares that may be granted to any participant in any one calendar year shall not exceed 50,000 shares (as adjusted for capital structure changes described in the paragraph above).
Change in Control. Upon a “change in control” (as defined in the 2016 NED Plan), the Committee may, but shall not be obligated to, accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, cancel awards for fair value (as determined by the Committee), provide for the issuance of substitute awards with substantially similar terms or, with respect to options, give the participants the opportunity to exercise their options during the 15 days before the change in control and cancel unexercised options at the time of the change in control.
Limitation on Transferability of Awards. Unless otherwise determined by the Committee, awards may not be transferred or assigned other than by will or the laws of descent and distribution and if permitted by the Committee, in its sole discretion, an award may be granted directly or transferred to the employer of a non-employee director if such director is obligated to transfer any compensation received as a non-employee director to his or her employer. Awards exercisable after the death of participants may be exercised by their legatees, personal representatives or distributees.
Resale Restrictions. The ordinary shares that may be issued under the 2016 NED Plan may not be resold except in compliance with the terms, conditions and restrictions set forth in the Company’s Bye-Laws and applicable securities laws. Shares acquired pursuant to the 2016 NED Plan by one of our “affiliates,” as that term is defined in Rule 405 of the Securities Act, may be resold only pursuant to the registration requirements of that act or an applicable exemption therefrom. In addition, acquisitions and dispositions of our ordinary shares or derivative securities by persons subject to Section 16 of the Exchange Act within any period of less than six months, may permit the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Exchange Act.
Expiration, Amendment and Termination of the Plan and Awards. No awards may be granted under the 2016 NED Plan after the tenth anniversary of the effective date of the 2016 NED Plan. The Board or the Committee may amend or terminate the 2016 NED Plan at any time. The 2016 NED Plan also gives the Committee the authority to amend or alter the terms and conditions of outstanding awards; provided, however, that a participant’s consent is required of any amendment or alteration that would diminish any of the rights of the participant under any outstanding award, and shareholder approval is required of any amendment to the extent necessary to comply with applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency, including any action that would increase the number of shares that may be delivered under the 2016 NED Plan or that would permit the reduction of the exercise price of options (except for reductions in connection with anti-dilution adjustments made in connection with share splits, reorganizations or similar events, as described above).
Certain U.S. Federal Income Tax Consequences. The following is a brief description of the principal U.S. federal income tax consequences of the 2016 NED Plan and awards that may be granted under the 2016 NED Plan. It assumes that participants are U.S. citizens or are resident in the United States. For purposes of this section, (i) “Affiliate” means any of the Company’s direct or indirect subsidiaries, (ii) a “U.S. Affiliate” means any Affiliate that is domiciled or has an office in the United States, and (iii) a “Foreign Affiliate” means any Affiliate that is not a U.S. Affiliate. If participants have been granted an award under the 2016 NED Plan and they are employed by one of the Company’s U.S. Affiliates, we consider such participants to be “U.S. grantees.”
In general, the Company and its Foreign Affiliates (except for Aspen U.K. which is subject to U.S. federal income tax due to business conducted in the United States on its behalf by a U.S. Affiliate) will not be subject to U.S. federal income tax unless they engage in a trade or business in the United States. The Company and its Foreign Affiliates, endeavor to operate and intend to continue operating so that neither will be engaged in a trade or business in the United States or have an office or fixed place of business in the United States. The U.S. Affiliates are U.S. corporations and, consequently, are U.S. taxpayers.
This summary is based upon current law, is not intended to constitute tax advice, and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant with respect to the 2016 NED Plan (including, among other things, state, local or foreign income and other tax consequences).

Non-Qualified Share Options. The U.S. grantee of a non-qualified share option will not be required to recognize income for U.S. federal income tax purposes upon the grant of such award, and the Company and its Affiliates will not be entitled to a deduction. Upon the exercise of a non-qualified share option, the U.S. grantee will recognize ordinary income in an amount by which the fair market value of the Company’s ordinary shares at the time of exercise exceeds the exercise price, and the U.S. Affiliate for which the U.S. grantee performs services should be entitled to a corresponding deduction. The U.S. grantee’s basis in the Company’s ordinary shares received will equal the fair market value of the shares on the exercise date, and the U.S. grantee’s holding period will begin on the day following the exercise date. No options granted under the 2016 NED Plan will qualify as incentive share options intended to satisfy the requirements of Section 422 of the Code.
Restricted Share Units. The U.S. grantee of a restricted share unit will not be required to recognize income for U.S. federal income tax purposes upon the grant of such award, and the Company and its Affiliates will not be entitled to a deduction. However, when the restricted share units (and any associated dividend equivalent rights) vest (i.e., are no longer subject to a substantial risk of forfeiture), U.S. grantees will recognize ordinary income at that time equal to the amount of cash or fair market value of shares received (and any cash received in payment of associated dividend equivalent rights). The U.S. Affiliate for which U.S. grantees provide services should be entitled to a U.S. federal income tax deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee.
Other Share-Based Awards. The U.S. federal income tax consequences related to other share-based awards under the 2016 NED Plan are dependent upon the structure of the particular award.
Employment Tax. In general, the amount that a U.S. grantee recognizes as ordinary income under an award is also treated as “wages” for purposes of the Federal Insurance Contributions Act. The U.S. grantee and the Company must pay equal amounts of federal employment tax under such act with respect to the U.S. grantee’s wages.

New Plan Benefits

No awards will be granted under the 2016 NED Plan prior to its approval by our shareholders. Awards under the 2016 NED Plan will be granted at the discretion of the Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2016 NED Plan. Information about awards granted to non-employee directors in 2015 under the 2006 NED Plan is set forth under “Non-Employee Director Compensation for 2015” above.

Votes Required

Proposal No. 3 requires approval by the affirmative vote of a majority of the voting power of the votes cast and entitled to vote at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE 2016 NED PLAN

RE-APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR
(Proposal No. 4)
Proposal No. 4 calls for a vote FOR the re-appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2016 and to authorize the Board through the Audit Committee to set the remuneration for the independent registered public accounting firm. On February 4, 2016, the Audit Committee selected, subject to appointment by the Company’s shareholders, KPMG to serve as independent registered public accounting firm and auditor for the Company and its subsidiaries for the fiscal year ending December 31, 2016. A representative of KPMG is expected to be present at the Annual General Meeting. The representative will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees Billed to the Company by KPMG
The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2015 and 2014 by KPMG and its associates. As previously reported, KPMG Audit Plc (“KPMG Audit”) was the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2014.

	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014
	($ in millions)
Audit Fees (a)	$3.12	$2.87
Audit-Related Fees (b)	0.18	0.09
Tax Fees (c)	0.01	—
All Other Fees (d)	0.13	0.07
Total Fees	$3.44	$3.03

__________

(a)
Audit fees related to the audit of the Company’s financial statements for the twelve months ended December 31, 2015 and 2014, the review of the financial statements included in our quarterly reports on Form 10-Q during 2015 and 2014, the issuance of comfort letters in connection with securities offerings in 2014 and for services that are normally provided by KPMG or KPMG Audit, as applicable, in connection with statutory and regulatory filings for the relevant fiscal years and Sarbanes-Oxley Section 404 attestation services.

(b)
Audit-related fees are fees related to assurance and related services for the performance of the audit or review of the Company’s financial statements (other than the audit fees disclosed above), such as the audit of Solvency II balance sheet, audit of the 401(k) Plan, certification of premium data relating to Belgian risks and external peer review required by the Australian regulators.

(c)	Tax fees are fees related to tax compliance, tax advice and tax planning services.

(d)
All other fees relate to fees billed to the Company by KPMG or KPMG Audit, as applicable, for non-audit services rendered to the Company in connection with claims advisory work and the review of booked loss and loss adjustment expense reserves for Aspen Specialty Insurance Company and Aspen American Insurance Company, two of the Company’s subsidiaries.

The policy of the Audit Committee is to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm during the year. The Audit Committee considered whether the provision of the non-audit services by KPMG was compatible with maintaining KPMG’s independence with respect to the Company and determined that the provision of the specified services was consistent with and compatible with KPMG maintaining its independence. The Audit Committee approved all (100%) of the services provided by KPMG for the year ended December 31, 2015.
Votes Required
Proposal No. 4 requires approval by the affirmative vote of a majority of the voting power of the votes cast and entitled to vote at the Annual General Meeting, subject to our Bye-Laws 63 to 67.
THE BOARD RECOMMENDS VOTING “FOR” THE RE-APPOINTMENT OF
KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM AND AUDITOR AND TO AUTHORIZE THE BOARD THROUGH
THE AUDIT COMMITTEE TO SET THE REMUNERATION FOR KPMG.

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,

Michael Cain
Company Secretary
Hamilton, Bermuda
March 10, 2016
* * * * * * *
The Annual Report on Form 10-K, including audited financial statements for the fiscal year ended December 31, 2015, has been posted on the “Investor Relations” page of our website at http://www.aspen.co. The Annual Report does not form any part of the material for the solicitation of proxies. Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2015. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC. If you would like a copy of the Annual Report on Form 10-K, please contact Aspen Insurance U.S., 590 Madison Avenue, 7th Floor, New York, NY 10001, Attn: Senior Vice President, Investor Relations. In addition, financial reports and recent filings with the SEC, including the Annual Report on Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.co.

APPENDIX A
Reconciliation of Non-U.S. GAAP Financial Measures
Adjusted diluted book value per ordinary share, a non-U.S. GAAP financial measure, is calculated by adding back ordinary dividends to shareholders’ equity at the end of the year. We believe that adding back ordinary dividends provides a more consistent and useful measurement of total shareholder value, which supplements U.S. GAAP information. In accordance with the performance testing in relation to our performance share awards, we excluded other comprehensive income from both the opening and closing balance and excluded the bid defense costs we incurred in connection with the unsolicited approach and an inadequate offer by Endurance in 2014. The reconciliations are provided below.

	As at December 31, 2015	As at December 31, 2014
	($ in millions, except for share amounts)
Total shareholders’ equity	$3,419.9	$3,419.3
Accumulated other comprehensive income, net of taxes	(59.6)	(234.3)
Preference shares less issue expenses	(555.8)	(555.8)
Non-controlling interest	(1.3)	(0.5)
Ordinary dividends	50.9	50.3
Adjusted total shareholders’ equity	$2,854.1	$2,679.0

Ordinary shares	60,918,373	62,017,368
Diluted ordinary shares	62,240,466	63,448,319

	As at December 31, 2015	As at December 31, 2014
	($ in millions)
Total shareholders’ equity	$3,419.9	$3,419.3
Non-controlling interest	(1.3)	(0.5)
Average preference shares	(555.8)	(555.8)
Average adjustment	(13.3)	11.6
Average Equity	$2,849.5	$2,874.6

Average equity, a non-U.S. GAAP financial measure, is calculated by the arithmetic average on a monthly basis for the stated periods excluding (i) preference shares, (ii) after-tax unrealized appreciation or depreciation on investments and (iii) the average after-tax unrealized foreign exchange gains and losses. Unrealized appreciation (depreciation) on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) on foreign exchange is the result of exchange rate movements between the U.S. Dollar and the British Pound. Therefore, we believe that excluding these unrealized appreciations (depreciations) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information.

	As at December 31, 2015	As at December 31, 2014
	($ in millions)
Net income after tax	$323.1	$355.8
Add (deduct) after tax income:
Net realized and unrealized investment (gains)	(16.7)	(25.2)
Net realized and unrealized exchange losses/(gains)	19.7	(4.8)
Changes to the fair value of derivatives	(4.1)	14.4
Costs associated with defending the unsolicited approach from Endurance	—	28.5
Tax on non-operating income	(0.6)	(0.2)
Amount attributable to non-controlling interest	(0.8)	(0.8)
Operating income after tax	$320.6	$367.7

A -1

APPENDIX B

ASPEN INSURANCE HOLDINGS LIMITED
2016 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

1.	Purpose of the Plan

The purpose of the Plan is to provide ownership of the Company’s shares to non-employee members of the Board in order to improve the Company’s ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders.
The Plan replaces the Prior Plan for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but the adoption and effectiveness of the Plan will not affect the terms or conditions of any awards granted under the Prior Plan prior to the Effective Date.

2.	Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this section:

(a)	“Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)
“Affiliate” means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	“Award” means an Option, Restricted Share Unit or other Share-based award granted pursuant to the Plan.

(d)
“Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto) (except that a Person shall be deemed to have “beneficial ownership” of all Shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:

(i)
the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(ii)
any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by a Person or Group if immediately after such acquisition a Person or Group who is a shareholder of the Company on the Effective Date continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring Person or Group;

(iii)
the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(iv)
a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be referred to for purposes of this Section 2(f)(iv) as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

For purposes of this definition of Change in Control, (i) “subsidiary” shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the first entity; and (ii) “holding company” shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	“Committee” means the Committee, as specified in Section 4, appointed by the Board.

(i)	“Company” means Aspen Insurance Holdings Limited, a Bermuda corporation, and its successors by operation of law.

(j)	“Effective Date” means April 21, 2016.

(k)
“Fair Market Value” means, on a given date, (i) if there is a public market for the Shares on such date, the closing price of the Shares as reported on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if no sale of Shares shall

3

have been reported on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used; and (ii) if there is not a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and in a manner consistent with Section 409A of the Code.

(l)	“Group” means a “group,” as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(m)	“Option” means a share option granted pursuant to Section 6.

(n)	“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(o)
“Participant” means a non-employee member of the Board who is selected by the Committee to participate in the Plan. To the extent that the Committee determines it is necessary or desirable to grant an Award directly to the employer of a non-employee director pursuant to Section 12, such employer will be deemed to be the Participant.

(p)	“Person” means a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(q)	“Plan” means this Aspen Insurance Holdings Limited 2016 Stock Incentive Plan for Non-Employee Directors, and all amendments thereto.

(r)	“Prior Plan” means the Aspen Insurance Holdings Limited 2006 Stock Incentive Plan for Non-Employee Directors, and all amendments thereto.

(s)	“Restricted Share Unit” means a restricted share unit granted pursuant to Section 7.

(t)
“Service” means a Participant’s service as a non-employee member of the Board. With respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Participant’s termination of Service means a Participant’s “separation from service” (as such term is defined and used in Section 409A of the Code).

(u)	“Shares” means ordinary shares, par value U.S. $0.15144558 per share, in the capital of the Company.

3.	Shares Subject to the Plan

Subject to adjustment pursuant to the provisions of Section 9(a), the total number of Shares that may be issued under the Plan is 263,695. The Shares delivered by the Company pursuant to the Plan may consist, in whole or in part, of unissued Shares or previously issued Shares. The number of Shares that may be issued under the Plan shall be reduced by (i) the gross number of Shares for which Options are exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement and (ii) any Shares that may be withheld to satisfy any tax withholding obligation with respect to any Award. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares that are subject to Awards (or portions thereof) that are forfeited, are cancelled, expire, terminate or lapse without the payment of consideration may be granted again under the Plan.

4

4.	Administration

(a)
The Plan shall be administered by the full Board or such committee as the Board shall select consisting solely of two or more members of the Board who, during any period the Company is subject to Section 16 of the Act, are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Board or any such committee, as the case may be, shall be referred to as the “Committee” for purposes of the Plan and any Award agreement. To the extent a Committee other than the Board administers the Plan, the members of such Committee shall be appointed, from time to time by and shall serve at the discretion of, the Board.

(b)
Subject to the provisions of the Plan, the Committee shall have the full power and authority to grant, and establish the terms and conditions of, any Award to any person eligible to be a Participant. The Committee may amend the terms and conditions of outstanding Awards; provided, however, that no amendment that would adversely affect a Participant’s rights with respect to an Award may be made without the prior written consent of the Participant.

(c)
The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)
To the extent legally required, as a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, the Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee will be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise) or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed, in the opinion of the Company, the minimum statutory amounts of such taxes required by law to be withheld (or such other rate that will not result in a negative accounting impact).

(e)
Each Award granted under the Plan will be evidenced by an Award agreement (which may include an electronic writing to the extent permitted by applicable law) that will contain such provisions and conditions as the Committee deems appropriate. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award agreement, which execution may be evidenced by electronic means. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award agreement.

5

(f)
Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited for no consideration or settled in cash or otherwise as the Committee may determine.

5.	Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

(b)
Except as otherwise permitted by Section 9(a), the Company may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options to reduce the Option Price of such outstanding Options; (ii) cancel outstanding Options in exchange for Options with an Option Price that is less than the Option Price of the original Options; or (iii) cancel outstanding Options with an Option Price above the current share price in exchange for cash or other securities.

(c)
Notwithstanding anything to the contrary herein, the maximum number of Shares that may be subject to Awards granted to any Participant in any one calendar year shall not exceed 50,000 Shares (as adjusted pursuant to the provisions of Section 9(a)).

6.	Terms and Conditions of Options

Options granted under the Plan shall be nonqualified stock options for U.S. federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)
Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 18(c).

(c)
Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or, to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with this Section 6(c). The Option Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; (v) by such other means as the Committee may prescribe.

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(d)
Attestation. Wherever in the Plan or any Award agreement evidencing an Option, a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option Price as satisfied without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Restricted Share Units

(a)
Generally. Subject to the provisions of the Plan, the Committee shall determine the number of Restricted Share Units to be granted to a Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. An Award of Restricted Share Units shall consist of a grant of units, each of which represents the right of the Participant to receive one Share, subject to the terms and conditions established by the Committee in connection with the Award and set forth in the applicable Award agreement. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award agreement, Restricted Share Units will be payable in Shares or, if the Committee so determines, in cash, equal to the Fair Market Value of the Shares subject to such Restricted Share Units.

(b)
Dividend Equivalents. Dividend equivalents paid on any Restricted Share Units may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Share Units pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Restricted Share Units, as determined by the Committee in its sole discretion.

8.	Other Share-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award agreements, which agreements need not be identical.

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)
Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, reclassification or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares, other than regular cash dividends, or any change in the corporate structure similar to the foregoing, the Committee shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under the Plan as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards may be granted pursuant to Section 5, (iii) the Option Price of any outstanding Option, and (iv) any other affected terms of any outstanding Awards; provided that no such adjustment shall be made if or

7

to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.

(b)	Change in Control.

(i)
In the event of a Change in Control, the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options, may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options) over the aggregate exercise price of such Options or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 15 days prior to the Change in Control, Options that would not otherwise become exercisable prior to the Change in Control shall be exercisable as to all Shares subject thereto (but that any such exercise will be contingent upon and subject to the occurrence of the Change in Control, and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, such exercise will be null and void) and that any Options not exercised prior to the consummation of the Change in Control shall terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option for which the Option Price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction (or, if no consideration is paid in the Change in Control, the Fair Market Value of the Shares subject to such Options) without payment of consideration therefor.

(ii)
Notwithstanding the provisions of Section 9(b)(i), (A) in the event of a Change in Control, no payment shall be accelerated for any Award which constitutes “deferred compensation” under Section 409A of the Code unless such Change in Control is a “change in control event” as defined in Section 1.409A‑3(i)(5) of the U.S. Treasury Department Regulations and (B) to the extent that a Change in Control does constitute a “change in control event” as defined in Section 1.409A‑3(i)(5) of the U.S. Treasury Department Regulations, then, with respect to any Award which would be considered “deferred compensation” under Section 409A of the Code on the date of such Change in Control, the restrictions and other conditions applicable to any such Award shall lapse, and such Award shall become vested, payable in full and immediately settled and distributed.

10.	No Right to Service or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Service of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

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11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Transferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable; provided, however, that (a) an Award may be transferred or assigned by will or by the laws of descent and distribution, and, (b) if permitted by the Committee in its sole discretion, an Award may be granted directly or transferred to the employer of a non-employee director if such non-employee director is obligated to transfer any compensation received as a non-employee director to his or her employer. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of the Company to the extent necessary to comply with any applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency, including if such action would (except as is provided in Section 9(a)) increase the total number of Shares reserved for the purposes of the Plan, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) without the approval of the shareholders of the Company, subject to Section 5(b), relating to repricing of Options, to permit such repricing.

14.	Conflicts of Law

The Committee may, in its sole discretion, amend the terms of the Plan or Awards in order to comply with U.S. federal law or the rules of any securities exchange in the United States.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

16.	Arbitration

In the event of any controversy between a Participant and the Company arising out of, or relating to, the Plan or an Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, London or Bermuda as agreed by the parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a

9

detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

17.	Section 409A Compliance

The provisions of the Plan and any Awards made herein that are intended to be “deferred compensation” subject to Section 409A of the Code are intended to comply with, and should be interpreted, administered, and construed consistent with the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the U.S. Department of the Treasury or the U.S. Internal Revenue Service and all Awards made under the Plan that are intended to be exempt from Section 409A of the Code shall be interpreted, administered and construed to comply with and preserve such exemption.

18.	Miscellaneous

(a)
Rights as a Shareholder. No Participant (or other person having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 9(a), no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) for which the record date is before the date the Shares are delivered.

(b)
Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, compensation, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local

10

human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(c)
Participants Outside of the United States. The Committee may amend or modify the terms of the Plan or Awards with respect to Participants who reside or work outside the United States in order to conform such terms with the requirements of local law or tax law for a Participant and the Company. An Award may be modified under this Section 18(c) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit individuals eligible to participate in the Plan who are non‑U.S. nationals or who reside or work outside the United States to participate in the Plan.

(d)
No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

19.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.
*    *    *

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ASPEN

IMPORTANT ANNUAL GENERAL MEETING INFORMATION

Submit Your Proxy by Internet
- Go to **www.envisionreports.com/ahl**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

Under the U.S. Securities and Exchange Commission rules, you are receiving this notice to inform you that the proxy materials for the annual general meeting are available on the Internet. Follow the instructions below to view the materials and submit your proxy online or request a copy of the proxy materials. The items to be voted on and the location of the annual general meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and the annual report on Form 10-K for the year ended December 31, 2015 are available at:

www.envisionreports.com/ahl

Easy Online Access — A Convenient Way to View Proxy Materials and Submit Your Proxy

When you go online to view materials, you can also submit your proxy.

Step 1: Go to **www.envisionreports.com/ahl** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and submit your proxy.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the annual general meeting to facilitate timely delivery.

029T9B

Shareholder Meeting Notice

The Annual General Meeting of Shareholders of Aspen Insurance Holdings Limited (the "Company") will be held on April 21, 2016 at 141 Front Street, Hamilton, HM19 Bermuda, at 12:00 p.m. local time. For information on how to obtain directions to be able to attend the annual general meeting, please call +1 (441) 295-8201.

Proposals to be voted on at the annual general meeting are listed below.

The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4:

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must submit a proxy online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the annual general meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email following the instructions below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/ahl**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Aspen Insurance Holdings Limited" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received at least 10 days before the meeting.

029T9B

ASPEN

IMPORTANT ANNUAL GENERAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the methods outlined below to submit your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., AST, on April 20, 2016.

Submit a Proxy by Internet

- Go to **www.envisionreports.com/ahl**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Instruct a Proxy by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual General Meeting Proxy Card

▼ IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election and re-election of Class III Directors of the Company:

Nominee	For	Withhold
01 - Mr. Ronald Pressman	☐	☐
02 - Mr. Gordon Ireland	☐	☐
03 - Mr. Karl Mayr	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your proxy to be accepted and counted. — Date and Sign Below

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

029T7C

▼ IF YOU HAVE NOT SUBMITTED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ASPEN

Proxy — Aspen Insurance Holdings Limited

The undersigned hereby appoints Christopher O' Kane and Scott Kirk, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held on April 21, 2016, and at any adjournment thereof, upon the subjects described in the proxy materials, subject to any directions indicated below.

Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, Proxy Services C/O Computershare Investor Services P.O. Box 43101 Providence RI 02940-5067, in the accompanying envelope.

This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR all nominees in Proposal 1, FOR proposals 2, 3 and 4 listed on the reverse side and in accordance with the proxyholder's best judgement as to any other business as may properly come before the Annual General Meeting.

(Continued on reverse side)